UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Equity Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

7701 East Kellogg Drive, Suite 300

Wichita, Kansas 67207

March 17, 2022

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Equity Bancshares, Inc.:

Notice is hereby given that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Equity Bancshares, Inc. (the “Company”) will be held on April 26, 2022 at 4:00 p.m., Central Time, at Wichita Country Club, 8501 E. 13th Street North, Wichita, Kansas 67206. The Annual Meeting is being held for the following purposes:

1.

to elect four Class I members to the Company’s Board of Directors to serve until the Company’s 2025 Annual Meeting of Stockholders each until their successor is duly elected and qualified or until their earlier death, resignation or removal;

2.

to vote on a non-binding, advisory resolution to approve the compensation paid to our named executive officers for the fiscal year ended December 31, 2021, as described within this Proxy Statement (commonly referred to as a “say on pay” vote);

3.	to approve the Equity Bancshares, Inc. Omnibus 2022 Equity Incentive Plan;

4.	to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and

5.	to transact such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

These proposals are described in the accompanying proxy statement. The Board of Directors has fixed the close of business on March 1, 2022, as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at the Company’s principal executive offices for ten days prior to the Annual Meeting.

You are cordially invited to attend the Annual Meeting; however, whether or not you expect to attend in person, you are urged to submit your proxy so that your shares of stock may be represented and voted in accordance with your preferences and in order to help establish the presence of a quorum at the Annual Meeting.

We have adopted rules promulgated by the Securities and Exchange Commission that allow companies to furnish proxy materials to their stockholders over the Internet. On or about March 17, 2022, we mailed a Notice of Internet Availability of Proxy Materials to all stockholders of record at the close of business on the Record Date, containing instructions on how to access our proxy materials and how to vote your shares, as well as instructions on how to request a paper copy of our proxy materials.

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting of Stockholders to be Held on April 26, 2022. Our proxy materials, including our proxy statement and Annual Report on Form 10-K for the year ended December 31, 2021, are available at investor.equitybank.com.

By Order of the Board of Directors,

Brad S. Elliott

Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting, please read this proxy statement and the voting instructions in the Notice of Internet Availability of Proxy Materials. Then please vote over the Internet or, if you received or requested a paper proxy card in the mail, by completing, signing, dating and mailing the completed proxy card to us. The instructions in the Notice of Internet Availability of Proxy Materials or your proxy card describe how to use these convenient services.

7701 East Kellogg Drive, Suite 300

Wichita, Kansas 67207

PROXY STATEMENT

2022 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement (this “Proxy Statement”) is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Equity Bancshares, Inc. for use at the Equity Bancshares, Inc. 2022 Annual Meeting of Stockholders (the “Annual Meeting”). In this Proxy Statement, references to “Equity,” the “Company,” “we,” “us,” “our” and similar expressions refer to Equity Bancshares, Inc., unless the context or a particular reference provides otherwise. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our voting securities, which consist of our Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”).

The Board requests your proxy for the Annual Meeting that will be held on April 26, 2022, at 4:00 p.m., Central Time, at Wichita Country Club, 8501 E. 13th Street North, Wichita, Kansas 67206, for the purposes set forth in the accompanying notice (the “Notice”) and described in this Proxy Statement. By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

In order to enable us to comply with best safety practices and governmental restrictions relating to COVID-19, we kindly request that you confirm your attendance by checking the box on your proxy card indicating that you plan to attend the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 26, 2022. OUR PROXY MATERIALS, INCLUDING OUR PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2021, ARE AVAILABLE AT INVESTOR.EQUITYBANK.COM.

Pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2021, over the Internet. Accordingly, we are providing our stockholders with a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. The Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials and how to vote your shares, as well as instructions on how to request a paper or e-mail copy of our proxy materials. We believe this electronic distribution process expedites stockholders’ receipt of proxy materials and reduces the environmental impact and cost of printing and distributing our proxy materials. We mailed the Notice of Internet Availability of Proxy Materials on or about March 17, 2022, to all stockholders of record entitled to vote at the Annual Meeting at the close of business on the Record Date. You should read our entire proxy statement carefully before voting.

If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy.

Brokers are not permitted to vote your shares for discretionary matters, which include Items 1, 2 and 3 without your instructions as to how to vote. Please return your proxy card or vote via the Internet so that your vote can be counted.

ABOUT THE ANNUAL MEETING

When and where will the meeting be held?

The Annual Meeting will be held on April 26, 2022 at 4:00 p.m., Central Time, at Wichita Country Club, 8501 E. 13th Street North, Wichita, Kansas 67206.

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written or electronic document, that document is also called a “proxy” or a “proxy card.”

What is a proxy statement?

A proxy statement is a document that describes the matters to be voted upon at the Annual Meeting and provides additional information about the Company. Pursuant to regulations of the SEC, we are required to provide you with a proxy statement containing certain information when we ask you to sign a proxy card to vote your stock at a meeting of the Company’s stockholders.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the Notice, including the following:

1.

to elect four Class I members to the Company’s Board of Directors to serve until the Company’s 2025 Annual Meeting of Stockholders each until their successor is duly elected and qualified or until their earlier death, resignation or removal;

2.

to vote on a non-binding, advisory resolution to approve the compensation paid to our named executive officers for the fiscal year ended December 31, 2021, as described within this Proxy Statement (commonly referred to as a “say on pay” vote);

3.	to approve the Equity Bancshares, Inc. Omnibus 2022 Equity Incentive Plan;

4.	to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and

5.	to transact such other business as may properly come before the meeting and any adjournment(s) or postponement(s) thereof.

What is a record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 1, 2022 (the “Record Date”). The Record Date was established by the Board as required by the Company’s Second Amended and Restated Articles of Incorporation (the “Articles”), Amended and Restated Bylaws (the “Bylaws”) and Kansas law. On the Record Date, 16,632,658 shares of Class A Common Stock were outstanding.

Why was I mailed a Notice of Internet Availability of Proxy Materials instead of a full set of printed proxy materials?

In accordance with rules promulgated by the SEC, instead of mailing a printed copy of our proxy materials to all of our stockholders, we have elected to provide access to such materials to our stockholders over the Internet. Accordingly, on or about March 17, 2022, we mailed a Notice of Internet Availability of Proxy Materials to all stockholders of record on the Record Date entitled to vote at the Annual Meeting. Stockholders will have the ability to access our proxy materials on the website referred to in the Notice. The Notice also contains instructions on how to vote your shares, as well as instructions on how to request a paper or electronic copy of our proxy materials. We encourage you to take advantage of the availability of the proxy materials over the Internet to help reduce the environmental impact and cost of printing and distributing our proxy materials.

How can I access the proxy materials on the internet?

The Notice of Internet Availability of Proxy Materials provides you with instructions regarding how to:

•	view our proxy materials for the Annual Meeting over the Internet;

•	vote your shares after you have viewed our proxy materials (including any control/identification numbers that you need to access your form of proxy);

•	obtain directions to attend the Annual Meeting and vote in person;

•	request a printed copy or e-mail copy with links to the proxy materials, including the date by which the request should be made to facilitate timely delivery; and

•	instruct us to send our future proxy materials to you by mail or electronically by e-mail.

Will I receive any other proxy materials by mail (besides the Notice of Internet Availability of Proxy Materials)?

If you request paper copies of our proxy materials by following the instructions in the Notice, we will send you our proxy materials, including a proxy card, in the mail.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of the Notice of Internet Availability of Proxy Materials, this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate Notice of Internet Availability of Proxy Materials, voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is entitled to vote at the annual meeting?

Holders of Class A Common Stock as of the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock registered on the Record Date in such holder’s name on the books of the Company on all matters to be acted upon at the Annual Meeting. The Company’s Articles prohibit cumulative voting in the election of directors by the common stock of the Company.

The holders of at least one-half of the outstanding shares of Class A Common Stock must be represented at the Annual Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business. At any meeting of the Company’s stockholders, whether or not a quorum is present, the chairman of the meeting or the holders of a majority of the Class A Common Stock, present in person or represented by proxy and entitled to vote at the meeting, may adjourn the meeting from time to time without notice or other announcement.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Continental Stock Transfer and Trust Company (“Continental”), the Company’s stock transfer agent, you are considered the stockholder of record with respect to those shares. The Notice of Internet Availability of Proxy Materials, and, if requested, any printed copies of the proxy materials, including any proxy cards or voting instructions, have been sent directly to you by Continental at the Company’s request. On the Record Date, the Company had 309 holders of record.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Notice of Internet Availability of Proxy Materials and, if applicable, any printed copies of the proxy materials, including any proxy cards or voting instructions, are being forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.

What is householding?

Some banks, brokers and other nominee record holders may be “householding” our proxy materials, including this proxy statements, our annual report and related materials. “Householding” means that only one copy of these documents may have been sent to multiple stockholders in one household. If you would like to receive your own set of Equity’s proxy statement, annual report and related materials, or if you share an address with another Equity stockholder and together both of you would like to receive only a single set of these documents, please contact your bank, broker or other nominee.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to Item 4. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Items 1, 2 or 3.

How do I vote my shares?

If you are a record holder, you may vote your Class A Common Stock at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the Annual Meeting. To vote by proxy, you have two ways to vote:

•

Via the Internet: You may vote your proxy over the Internet by visiting the website www.cstproxyvote.com. Have the Notice of Internet Availability of Proxy Materials or, if applicable, the proxy card that may have been provided to you in hand when you access the website and follow the instructions for Internet voting on that website. You may also access the website using your mobile phone and the instructions on the Notice of Internet Availability of Proxy Materials; or

•

Via Mail: If you receive or request a paper copy of the proxy materials by mail, you may vote by indicating on the proxy card(s) applicable to your common stock how you want to vote and signing, dating and mailing your proxy card(s) in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the Annual Meeting.

Please refer to the specific instructions set forth in your Notice of Internet Availability of Proxy Materials or proxy card for additional information on how to vote. When you vote via internet or mail, you will direct the designated persons (known as “proxies”) to vote your Class A Common Stock at the Annual Meeting in accordance with your instructions. The Board has appointed Brad S. Elliott and Eric R. Newell to serve as the proxies for the Annual Meeting.

Your proxy card will be valid only if you sign, date and return it before the Annual Meeting. Please note that Internet voting will close at 10:59 p.m., Central Time, on April 25, 2022. If you complete all of the proxy card except for one or more of the voting instructions, then the designated proxies will vote your shares consistently with the Board recommendation under “What are the Board’s recommendations on how I should vote my shares?” below for each proposal for which you provide no voting instructions. If any other matters properly come before the Annual Meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment. We do not anticipate any other matters will come up at this time.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a voting instruction card along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you complete the voting instruction card except for one or more of the voting instructions, then your broker will be unable to vote your shares with respect to the proposal as to which you provide no voting instructions, except that the broker has the discretionary authority to vote your shares with respect to Item 4—the ratification of the appointment of Crowe LLP.

If your shares of common stock are held in “street name,” your ability to vote over the Internet depends on your broker’s voting process. You should follow the instructions on your proxy card or voting instruction card.

Alternatively, if you hold your shares in “street name” and you want to vote your shares in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares in person at the Annual Meeting.

Who counts the votes?

All votes will be tabulated by the inspectors of election appointed for the Annual Meeting. Votes for each proposal will be tabulated separately.

Can I vote my shares in person at the Annual Meeting?

Yes. If you are a stockholder of record, you may vote your shares by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you may vote your shares at the Annual Meeting only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares as discussed above.

Even if you currently plan to attend the Annual Meeting, we recommend that you also vote via the Internet or return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What are my choices when voting?

With respect to the election of directors, you may vote for the election of the nominee, against the election of the nominee, or abstain from voting on the nominee. With respect to each of the other proposals you may vote for the proposal, against the proposal or abstain from voting on the proposal.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Item	1—FOR the election of each nominee for director;

Item	2—FOR the approval of the advisory resolution regarding executive compensation;

Item	3—FOR the approval of the Equity Bancshares, Inc. Omnibus 2022 Equity Incentive Plan; and

Item	4—FOR the ratification of the appointment of Crowe LLP

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

Item	1—FOR the election of each nominee for director;

Item	2—FOR the approval of the advisory resolution regarding executive compensation;

Item	3—FOR the approval of the Equity Bancshares, Inc. Omnibus 2022 Equity Incentive Plan; and

Item	4—FOR the ratification of the appointment of Crowe LLP

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares in relation to Items 1-3. The nominee will have discretion to vote on Item 4—the ratification of the appointment of Crowe LLP.

May I change my vote after submission?

Yes. Regardless of the method used to cast a vote, if a stockholder is a holder of record, he or she may change his or her vote or revoke his or her proxy by:

•

delivering to the Company at any time before the Annual Meeting is called to order, by our corporate secretary, a written notice of revocation addressed to Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 300, Wichita, Kansas 67207, Attention: Corporate Secretary;

•

casting a new vote over the Internet by visiting the website www.cstproxyvote.com and following the instructions in your Notice of Internet Availability of Proxy Materials or, if applicable, the proxy card that may have been provided to you before the Internet voting deadline of 10:59 p.m., Central Time, on April 25, 2022;

•

completing, signing and returning a new proxy card with a later date than your original proxy card, if applicable, no later than the time the Annual Meeting is called to order, by our corporate secretary, and any earlier proxy will be revoked automatically; or

•

attending the Annual Meeting and voting in person, and any earlier proxy will be revoked. Your attendance alone at the Annual Meeting will not revoke your proxy unless you give written notice of revocation to the corporate secretary of the Company before the Annual Meeting is called to order.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in “street name” in order to direct a change in the manner your shares will be voted.

What percentage of the vote is required to approve each proposal?

Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock registered, on the Record Date, in such holder’s name on the books of the Company on all matters to be acted upon at the Annual Meeting.

Item 1: The election of each nominee for director will require the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting.

Item 2: The approval of the advisory vote on the compensation of the named executive officers disclosed in this proxy statement requires the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting.

Item 3: The approval of the Equity Bancshares, Inc. Omnibus 2022 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting.

Item 4: The ratification of Crowe LLP’s appointment as the Company’s independent registered public accounting firm will require the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting.

What is a quorum?

Generally, a quorum is defined as the number of shares that are required to be present at the Annual Meeting so that the results of voting on a particular proposal at the Annual Meeting will be deemed to be the act of the stockholders as a whole. With respect to the Company, a quorum is determined by counting the relevant number of shares of Class A Common Stock represented in person or by proxy at the Annual Meeting. If you submit a properly executed proxy card (via mail or the Internet), you will be considered part of the quorum even if you do not attend the Annual Meeting. The presence in person or by proxy of one-half of the Class A Common Stock outstanding on the Record Date will constitute a quorum.

How are broker non-votes and abstentions treated?

Brokers, as holders of record, are permitted to vote on certain routine matters, but not on non-routine matters. A broker non-vote occurs when a broker does not have discretionary authority to vote the shares and has not received voting instructions from the beneficial owner of the shares. The only routine matter to be presented at the Annual Meeting is Item 4—the ratification of the appointment of the independent registered public accounting firm. If you hold shares in “street name” and do not provide voting instructions to your broker, those shares will be counted as broker non-votes for all non-routine matters. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting with respect to all of the proposals to be considered at the Annual Meeting. However, broker non-votes will not be counted for purposes of determining the number of shares of stock having voting power present in person or represented by proxy.

For matters requiring the affirmative vote of the majority of stock having voting power present in person or represented by proxy, abstentions are included in the denominator as shares “present” or “represented” and have the same practical effect as a vote “against” a proposal.

Item 1: An abstention with respect to one or more nominees for director will have the effect of a vote against such nominee or nominees. A broker non-vote will not affect the outcome of this proposal.

Item 2: An abstention with respect to advisory approval of named executive officer compensation will have the effect of a vote against the proposal. A broker non-vote will not affect the outcome of this proposal.

Item 3: An abstention with respect to the Equity Bancshares, Inc Omnibus 2022 Equity Incentive Plan vote will have the effect of a vote against the proposal. A broker non-vote will not affect the outcome of this proposal.

Item 4: Any abstentions will have the effect of a vote against the proposal to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm. Since the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy and the Company will pay all of the costs of soliciting stockholder proxies. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of electronic and mail distribution, if deemed advisable, directors, officers and employees of the Company may solicit proxies personally or by telephone or other means of communication, without being paid additional compensation for such services. This proxy solicitation is made by the Board and the cost of this solicitation is being borne by the Company. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company’s Class A Common Stock. We also may engage a proxy solicitation firm to assist us with the solicitation of proxies and, if so, would expect to pay that firm approximately $20,000 for its services, plus out-of-pocket expenses.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Annual Meeting for which advance notice was not received by the Company in accordance with our Bylaws. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

The Company intends to publish the voting results in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement and the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please write to Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 300, Wichita, Kansas 67207, Attention: Chris Navratil, Senior Vice President of Finance or call (316) 779-1676 and ask for Chris Navratil.

ITEM ONE: ELECTION OF DIRECTORS

CLASSIFICATION OF THE COMPANY’S DIRECTORS

In accordance with the terms of our Articles, our Board is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms, and prior to our 2022 Annual Meeting is comprised as follows:

•	The Class I directors are James L. Berglund, R. Renee Koger, Jerry P. Maland and Shawn D. Penner. Their term will expire at this year’s Annual Meeting of Stockholders

•	The Class II directors are Brad S. Elliott, Junetta M. Everett, Gregory H. Kossover and Kevin E. Cook. Their term will expire at the Annual Meeting of Stockholders to be held in 2024; and

•	The Class III directors are Gary C. Allerheiligen, Gregory L. Gaeddert, and Benjamen M. Hutton. Their term will expire at the Annual Meeting of Stockholders to be held in 2023.

ELECTION PROCEDURES; TERM OF OFFICE

At each annual meeting of stockholders, or special meeting in lieu thereof, upon the expiration of the term of a class of directors, the successors to such directors will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and the election and qualification of his or her successor or until such director’s earlier death, resignation or removal. Any additional directorships resulting from an increase in the number of directors will be distributed by the Board among the three classes so that, as nearly as possible, each class will consist of approximately one-third of the directors.

The Corporate Governance and Nominating Committee has recommended, and the independent members of the Board have approved the nomination of R. Renee Koger, James S. Loving, Jerry P. Maland, and Shawn D. Penner to serve as Class I directors. Ms. Koger and Messrs. Maland and Penner currently serve as Class I directors. If elected, each of the nominees will serve through the 2025 Annual Meeting of Stockholders.

Each nominee receiving the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting will be elected. Unless instructed to abstain or vote against one or more of the nominees, all shares of Class A Common Stock represented by proxy will be voted FOR the election of the nominees. If instructed to abstain or vote against one or more but not all of the nominees, all shares of Class A Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, for whom no instruction to abstain or vote against has been given.

If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board. The Board has no reason to believe that any nominee will be unavailable to serve as a director. All of the nominees have consented to being named herein and to serve if elected.

Any director vacancy occurring after the election may be filled by the affirmative vote of the majority of the directors then in office, even if the remaining directors constitute less than a quorum of the full Board. In accordance with our Articles, the term of a director elected to fill a vacancy shall expire upon the expiration of the term of office of the class of directors in which such vacancy occurred.

NOMINEES FOR ELECTION

The following table sets forth the name, age, position with the Company and director class for each nominee for election as a director of the Company:

Name	Age	Current Position with Equity	Class
R. Renee Koger	60	Director	I
James S. Loving	66	Director Nominee	—
Jerry P. Maland	71	Director	I
Shawn D. Penner	52	Director	I

The biography of each of the director nominees set forth below contains information regarding the person’s service as a director and/or executive officer, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Corporate Governance and Nominating Committee and the Board to determine that the person should serve as a director.

R. RENEE KOGER DIRECTOR SINCE: 2003 AGE: 59

Ms. Koger has served as a member of our Board since 2003. Ms. Koger is currently a partner, leading the Estate Planning and Tax Planning practice groups, with the law firm of Wise & Reber, L.C. where she has practiced since 1991. Ms. Koger is a certified public accountant (currently inactive) and is a graduate of Oklahoma State University and the University of Tulsa College of Law. She serves and has served on numerous civic and charitable boards and is the past president of the Tax Section of the Kansas Bar Association, the McPherson Chamber of Commerce and United Way of McPherson County. She has previously served as Trustee for the Kansas Bar Association. Currently, she is serving on the McPherson College Board of Trustees.

QUALIFICATIONS:

Ms. Koger brings legal, accounting and tax experience to the Board, providing oversight to our financial reporting, enterprise and operational risk management.

JAMES S. LOVING DIRECTOR NOMINEE AGE: 66

Mr. Loving is a veteran executive of the downstream petroleum industry, with 35 years of experience in the energy sector. Mr. Loving served as President of the National Cooperative Refinery Association (“NCRA”) for 20 years prior to retirement following the successful integration of NCRA into an acquiring organization. In this role, he oversaw finance, human resources, operations, and stakeholder management while navigating the cyclical challenges and dramatic changes within the energy industry over that time. In addition to his role with NCRA, Mr. Loving has served on several company and public service boards. He holds a bachelor’s degree in Civil Engineering from the University of Wisconsin.

QUALIFICATIONS:

Mr. Loving’s experience and qualifications provide sound leadership to the Board. In addition, Mr. Loving brings deep energy sector knowledge, in addition to company management, board development, and leadership expertise to the Board.

JERRY P. MALAND DIRECTOR SINCE: 1997 AGE: 71

Mr. Maland was appointed to the Company’s Board upon the closing of the merger of the Company and Community First Bancshares, Inc. Mr. Maland served as a director of Community First Bancshares, Inc. following its formation in 1997, and served as Chairman of the board for both Community First Bank and Community First Bancshares, Inc. Mr. Maland is the former owner of McDonald’s restaurants in Harrison, Berryville, and Eureka Springs. He previously served on the Board of Directors of Security Bank and First Commercial Corporation from 1984 until forming Community First Bank in 1997. Mr. Maland is a 1972 graduate of Luther College in Decorah, Iowa.

QUALIFICATIONS:

Mr. Maland brings extensive bank management and oversight experience, as well as local knowledge of our markets to the Board.

SHAWN D. PENNER DIRECTOR SINCE: 2003 AGE: 51

Mr. Penner has served as a member of our Board since 2003. Mr. Penner is the owner of Shamrock Development, LLC, a real estate development firm, which he founded in 1997. He also serves as a director of First Federal of Olathe Bancorp, Inc., First Federal Savings and Loan Bank, and GPV, Inc. From 1993 to 1994, Mr. Penner worked as a national bank examiner for the Office of the Comptroller of the Currency. Mr. Penner graduated from Wichita State University with a Bachelors of Business Administration and a Master of Business Administration degrees. He currently serves as a member of the Wichita State University Foundation board of directors.

QUALIFICATIONS:

Mr. Penner brings experience as an executive and local knowledge of our markets as well as bank regulatory and investment experience to the Board.

VOTE REQUIRED

The election of each nominee for director will require the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting. An abstention with respect to one or more nominees for director will have the effect of a vote against such nominee or nominees. A broker non-vote will not affect the outcome of this proposal.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to directors, nominees and the executive officers of the Company:

Name	Age	Position(s) with the Company	Class	Director’s Term Expires
Nominees:
R. Renee Koger	59	Director	I	2022
James S. Loving	66	Director Nominee	—	—
Jerry P. Maland	71	Director	I	2022
Shawn D. Penner	51	Director	I	2022

Retiring Director:
James L. Berglund	87	Director	I	2022

Directors Continuing until 2023:
Gary C. Allerheiligen	74	Director	III	2023
Gregory L. Gaeddert	60	Director	III	2023
Benjamen M. Hutton	41	Director	III	2023
Leon H. Borck	75	Director	III	2023

Directors Continuing until 2024:
Kevin E. Cook	57	Director	II	2024
Brad S. Elliott	55	Chairman of the Board & Chief Executive Officer	II	2024
Junetta M. Everett	66	Director	II	2024
Gregory H. Kossover	59	Executive Vice President, Chief Operating Officer & Director	II	2024

Non-Director Executive Officers:
Craig L. Anderson	62	Executive Vice President and President of Equity Bank
Tina M. Call	56	Executive Vice President and Chief Risk Officer
John G. Creech	55	Executive Vice President and Chief Credit Officer
Patrick J. Harbert	48	Executive Vice President and President, Community Markets
Julie A. Huber	51	Executive Vice President, Strategic Initiatives
E. Gregory Lawson	59	Executive Vice President and Chief Information Officer
Eric R. Newell	42	Executive Vice President and Chief Financial Officer
Mark C. Parman	61	Executive Vice President and Director of Metro Banking
Brett A. Reber	62	Executive Vice President and General Counsel

Set forth below is the background, business experience, attributes, qualifications and skills of the Company’s continuing directors and executive officers. Executive officers serve at the discretion of the Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2023 ANNUAL MEETING

GARY C. ALLERHEILIGEN DIRECTOR SINCE: 2014 AGE: 74

Mr. Allerheiligen has served as a member of our Board since 2014. Mr. Allerheiligen was a partner at Grant Thornton LLP from 1987 to his retirement in 2010, where he most recently served as a managing partner. During his tenure with Grant Thornton LLP, Mr. Allerheiligen provided tax and regulatory consulting services to financial institutions including M&A and De Novo Bank formations. Mr. Allerheiligen is a certified public accountant and is a past Chairman of the Board of the Kansas Society of Certified Public Accountants (“KSCPA”) and has served as the KSCPA’s elected member to the governing council of the American Institute of Certified Public Accountants. He has also served many civic and nonprofit organizations in various board and leadership roles. Mr. Allerheiligen holds a Bachelor of Science in Business from Emporia State University.

QUALIFICATIONS:

Mr. Allerheiligen’s experience and qualifications provide sound leadership to the board of Directors. In addition, as a certified public accountant, Mr. Allerheiligen brings extensive accounting, management, strategic planning and financial skills important to the oversight of our financial reporting, enterprise and operational risk management.

LEON H. BORCK DIRECTOR SINCE: 2021 AGE: 75

Mr. Borck is the Chairman and Chief Executive Officer of Innovative Livestock Services, Inc. and Ward Feed Yard where he has served since 1980. Mr. Borck joined the Company’s Board following our merger with American Sate Bancshares, Inc. where he served as Chairman of the Board from 2001 through the date of the merger. He earned his degree in Agricultural Economics at Kansas State University. Mr. Borck has served on the Boards of various companies and philanthropic organizations.

QUALIFICATIONS:

Mr. Borck’s senior level management, board, bank oversight and extensive agricultural experience in the markets in which the Company operates provides him with a unique perspective which is beneficial to the Board.

GREGORY L. GAEDDERT DIRECTOR SINCE: 2007 AGE: 60

Mr. Gaeddert has served as a member of our Board since 2007. Mr. Gaeddert has served as Managing Partner of B12 Capital Partners, LLC since 2006. Prior to co-founding B12 Capital Partners, LLC in 2006, Mr. Gaeddert was employed in various capacities by Commerce Bancshares, Inc. and its affiliates, including serving as Kansas City officer manager for its private equity arm, Capital For Business, Inc. He also served in various management roles for Commerce Bank in Wichita and Kansas City, including serving as Executive Vice President and Commercial Group Manager, Executive Committee and Senior Loan Committee member for the Wichita Bank. Mr. Gaeddert currently serves on the board of directors of Great Plains Ventures, Inc., Triple Crown Realty Trust, Inc. and several of B12 Capital Partners’ portfolio companies. Mr. Gaeddert graduated from Bethel College with a degree in Economics and Business Administration and he earned a Master of Business Administration degree from the University of Kansas.

QUALIFICATIONS:

Mr. Gaeddert’s experience and qualifications provide sound leadership to the Board. In addition, Mr. Gaeddert brings strong investment, accounting and financial skills important to the oversight of our financial reporting, enterprise and operational risk management.

BENJAMEN M. HUTTON DIRECTOR SINCE: 2020 AGE: 41

Mr. Hutton has served as a member of our Board since 2020. Mr. Hutton is the Chief Executive Officer of Hutton Construction where he has been employed since 2006. Mr. Hutton has served on the boards of various civic and nonprofit organizations including, among others, Associated General Contractors of Kansas, Kansas Big Brothers Big Sisters and the Wichita Chamber of Commerce of which he is the immediate past chair. He has also been actively involved with the following organizations: The Greater Wichita Partnership, Young Presidents Organization and Visit Wichita, where he currently serves on the board.

QUALIFICATIONS:

Mr. Hutton’s senior level management, board, and construction experience in the markets in which the Company operates provides him with a unique perspective which is beneficial to the Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2024 ANNUAL MEETING

KEVIN E. COOK DIRECTOR NOMINEE AGE: 57

Mr. Cook was a Partner and business leader at BKD, LLP a national CPA and advisory firm until his retirement in September 2019. He brings to the Company his insights and expertise from his exceptional 33-year career in public accounting providing solutions to financial services companies. His skills focused on developing and leading BKD, LLP financial services practice into the marketplace through quality, reputation, networking, brand, and high-level advisement. Various leadership positions during his career included national tax leader financial services practice, national leader outsourcing services practice, and regional leader for Kansas City, Iowa and Wisconsin financial services practice. During his time at BKD, LLP, Mr. Cook worked with some the firm’s largest financial services clients which gives him unique insights into financial reporting, taxation, mergers and acquisitions, strategic planning and corporate governance matters. Mr. Cook also currently serves as Vice Chair of the Board of Governors of Nebraska Wesleyan University. His roles have included Treasurer, Chair of the Finance and Audit Committee, Executive Committee and Chair of the Investment Committee overseeing the school’s endowment. He has also served as a director for numerous non-profit, civic, and charitable organizations.

QUALIFICATIONS:

Mr. Cook’s experience and qualifications provide sound leadership to the board of Directors. In addition, as a former practicing public accountant servicing the financial institution space, Mr. Cook brings extensive accounting, management, strategic planning and financial skills important to the oversight of our financial reporting, enterprise and operational risk management.

BRAD S. ELLIOTT FOUNDER, CHAIRMAN AND CHIEF EXECUTIVE OFFICER SINCE: 2002 AGE: 55

Mr. Elliott is our founder, Chairman and Chief Executive Officer. He also serves as Chairman and Chief Executive Officer of Equity Bank. Mr. Elliott began his banking career and was employed in various capacities by Home State Bank and Trust for six years following graduation from McPherson College with a Bachelor of Science degree in Finance and Management. He then joined Sunflower Bank as a Market President for two years before joining American Traffic Systems as its director of operations in Scottsdale, Arizona. Mr. Elliott then returned to Wichita to serve as Director of Marketing at Koch Industries, Inc., a privately held multinational corporation. He then rejoined Sunflower Bank, a community bank with locations throughout Kansas, Colorado and Missouri as its Regional President. Mr. Elliott founded Equity Bancshares in 2002. He is a graduate of the Stonier Graduate School of Banking and has served on the board of directors for the Wichita Area Chamber of Commerce, as Trustee and Chair of the finance committee for the Board of Directors of McPherson College, the President of the Wichita State University Shocker Athletic Scholarship Organization, FISERV PCS Advisory Board, Via Christi Health Board of Director and Treasurer, and the Kansas Bankers Association. Mr. Elliott currently serves on Pentegra’s DC Plan Board of Directors.

QUALIFICATIONS:

Mr. Elliott adds financial services experience, especially lending, asset and liability management to the Board, as well as a deep understanding of the Company’s business and operations. Mr. Elliott also brings risk and operations management and strategic planning expertise to the Board, skills that are important as it continues to implement its historic business strategy to acquire and integrate growth opportunities.

JUNETTA M. EVERETT DIRECTOR SINCE: 2020 AGE: 66

Ms. Everett, a Wichita State University (WSU) graduate (BS) and Registered Dental Hygienist joined Delta Dental of Kansas, the largest dental insurer in the state of Kansas, in 1987 and served on the Executive Team as the Vice President of Professional Relations for 26 years. Everett was responsible for the strategic direction for relationships, recruitment, credentialing, compliance, contracting, communication and education for the organization’s statewide and national provider network. Ms. Everett also serves in a community and business leadership capacity. She is a member of Leadership Kansas, class of 2010, Advance Kansas, and is actively involved in the community serving on several Boards and committees including the Wichita Regional Chamber of Commerce where she served as the 2020 Board Chair claiming the first person of color and only the 6th female in that position. Other Boards include the Wichita State Board of Trustees, Kansas Health Foundation, Wesley Hospital, WSU National Advisory Council and WSU Foundation. She has been honored with numerous recognitions and awards including the 2022 Junior Achievement Wichita Business Hall of Fame Laureate, 2021 Butler Community College Alumni of the Year, 2020 Citizen of the Year, 2020 Health/Business Trailblazer, WSU Distinguished Alumni, Wichita Business Journal Leaders in Diversity, Women in Business and Women Who Lead awards, the Urban League Whitney M. Young Leadership, Heartland Black Chamber Civic Leadership awards and the recipient of the Governor’s Exemplary Service Award for the Prevention of Child Abuse, honoring a program she developed that educated over 4000 people on how to recognize and report suspicion of abuse and neglect.

QUALIFICATIONS:

Ms. Everett brings to the Board significant leadership and business experience, knowledge of healthcare, insurance, governance and compliance while also providing valuable insight into promoting intentional inclusion in the workplace. Her diversity of experience, style, and deep business contacts contributes to the overall success of the board and ultimately the bank.

GREGORY H. KOSSOVER DIRECTOR SINCE: 2011 AGE: 59

Mr. Kossover served as Executive Vice President and Chief Financial Officer of the Company from October 2013 through April 2020, at which point he transitioned to his current role of Executive Vice President and Chief Operating Officer. He has served as a member of our Board since December 2011. Prior to joining the Company, Mr. Kossover served as President of Physicians Development Group, a builder and manager of senior living facilities in the Wichita, Kansas metropolitan area, from 2012 to 2013. From 2004 to 2011 he served as Chief Executive Officer of Value Place, LLC, one of the largest economy extended stay lodging franchises in the United States. Mr. Kossover previously served as Treasurer of Western Financial Corporation, a publicly-held thrift holding company. Mr. Kossover graduated from Emporia State University with a Bachelor of Science degree in Accounting and has successfully completed the Uniform Certified Public Accountants exam.

QUALIFICATIONS:

Mr. Kossover’s leadership and financial experience provide important oversight of our financial reporting and enterprise and operational risk management to the Board.

NON-DIRECTOR EXECUTIVE OFFICERS

CRAIG L. ANDERSON EXECUTIVE OFFICER AGE: 62	Mr. Anderson joined the Company in 2018. Previously, Mr. Anderson served as President, Commercial Banking – Eastern Region for UMB beginning in 2017, overseeing commercial banking divisions in Missouri, Kansas, Nebraska, Oklahoma and Illinois. Mr. Anderson managed national specialty lending businesses and developed products and strategies for specialty agribusiness, health care and aviation lines. Prior to this, he served as President, Commercial Banking beginning in 2011 in Kansas City, Missouri and President, Regional Banking in Denver, Colorado. Mr. Anderson also served as Chairman and CEO of UMB National Bank of America in Salina, Kansas from 2001 through 2009, operating out of Wichita. Mr. Anderson is an alumnus of the University of Colorado – Graduate School of Banking in Boulder, Colorado and a graduate of Southwestern College in Winfield, Kansas. He has been involved in numerous community involvement efforts, including the Greater Kansas City and Mile High United Way chapters, service on the executive committee of YPO Gold, and has served as a board member and held key leadership positions with Music Theater of Wichita, Junior Achievement of Wichita, and Arts Partners of Wichita. He was elected in 2021 to the Board of Directors for United Way of the Plains.

TINA M. CALL EXECUTIVE OFFICER AGE: 56	Ms. Call serves as Executive Vice President and Chief Risk Officer of the Company. Ms. Call previously served as Regional President of Equity Bank’s Southwest Region. Prior to joining Equity Bank, Tina served as President and CEO of First National Bank of Liberal and was a member of its board of directors for both the bank and holding company. As a member of the board of First National Bank of Liberal, Ms. Call served on the Audit and Credit Committees. Ms. Call is an alumnus of Southwestern Oklahoma State University where she graduated Magna Cum Laude.

JOHN G. CREECH EXECUTIVE OFFICER AGE: 55	John Creech joined the Company in December 2021 to serve as Executive Vice President and Chief Credit Officer. Prior to joining Equity Bank, Mr. Creech served as the Chief Credit Policy and Administration Officer for Synovus Bank, overseeing Credit Administration, Loan Policy, Risk Rating, Workout and Restructuring, and Retail Credit. During his tenure with Synovus, he oversaw due diligence efforts over acquisitions in excess of $10 billion in aggregate assets, created an entity and structure to manage the problem loan portfolio working through $6 billion in problem assets from 2008 through 2015 which contributed to their successful repayment of TARP funds, as well as oversaw the implementation of underwriting and risk rating procedures associated with the impact of the COVID-19 pandemic. Mr. Creech graduated from The Citadel in 1989. He served on the Board of Goodwill Industries of the Southern Rivers, Inc. for more than 20 years.

PATRICK J. HARBERT EXECUTIVE OFFICER AGE: 48	Mr. Harbert has served as Executive Vice President and Community Markets President of Equity Bank since 2003. Prior to joining the Company, he was the Dodge City Market President for Sunflower Bank from June 1998 to August 2003. He graduated from Friends University with a Bachelor of Arts degree in Business, and he is also a graduate of the Graduate School of Banking at Colorado and the Bank Leaders of Kansas, which is sponsored by the Kansas Bankers Association. Mr. Harbert was elected to the Kansas Bankers Association Board of Directors in 2014 and served a three year term.

JULIE A. HUBER EXECUTIVE OFFICER AGE: 52	Ms. Huber serves as Executive Vice President, Strategic Initiatives. Ms. Huber joined Equity Bank in 2003 and has served in a variety of leadership roles for Equity Bank over a period of nineteen years, including overseeing our operations, human resources, compliance functions, sales and training, strategy implementation, and has managed the integration process for each community bank we have acquired. Ms. Huber served as President of Signature Bank following our acquisition of Signature Bank in 2007. Prior to joining the Company, Ms. Huber most recently served as the executive of Sunflower Bank responsible for the retail, operational, compliance and security functions. Ms. Huber graduated from McPherson College with a Bachelor of Science degree in Business Administration and History, received her Master of Business Administration from Baker University in 2014 and is a graduate of the Stonier Graduate School of Banking and the Bank Leaders of Kansas. Ms. Huber has been recognized as one of the Wichita Business Journal’s Women in Business in 2013 and Women Who Lead in 2019. Ms. Huber was also inducted to the Wichita Business Journals 40 Under 40 Hall of Fame in 2020 and was named a Wichita Business Journal Executive of the Year in 2021. Ms. Huber currently serves as Board Trustee and Finance Committee Chair For McPherson College.

E. GREGORY LAWSON EXECUTIVE OFFICER AGE: 59	Mr. Lawson joined Equity Bank in August 2021 and serves as Executive Vice President and Chief Information Officer, overseeing all technology supporting Equity Bank. Before joining Equity Bank, he was with BOK Financial where he joined as Director, Information Technology Solutions in 2020. Prior to joining BOK Financial, Mr. Lawson joined Jack Henry & Associates, Inc. in 2010 leading the data center and infrastructure areas. He was promoted to Director of Infrastructure Engineering and Operations in 2017 where he was responsible for hosted private cloud solutions as well as engineering and operations for data center, compute, and storage technologies.

ERIC R. NEWELL EXECUTIVE OFFICER AGE: 42	Mr. Newell serves as Executive Vice President, Chief Financial Officer and joined the Company on April 30, 2020. Previously, Mr. Newell was the Chief Financial Officer of United Financial Bancorp, Inc., a $7.3 billion commercial bank up until the time of its sale to a larger regional bank in November 2019. Mr. Newell oversees the financial management of the Company including oversight of accounting management, such as internal and external financial reporting; investor relations; interest rate risk, liquidity, and capital management. Earlier roles include Assistant Vice President at AllianceBernstein in New York, NY where he worked under a mandate from the U.S. Treasury Department’s Capital Purchase Program; an analyst role at Fitch Ratings managing a portfolio of bank and non-bank entities’ credit default ratings and the Federal Deposit Insurance Corporation as a Risk Management Examiner. Mr. Newell is a CFA charterholder.

MARK C. PARMAN EXECUTIVE OFFICER AGE: 61	Mr. Parman serves as Executive Vice President and Director of Metro Banking. Mr. Parman joined the Company in 2012, following our merger with First Community Bancshares, Inc. He first served in a leadership role in the Special Assets department then transitioned into a Market President position overseeing our Kansas City market. In 2019, Mr. Parman took on the added responsibility of overseeing the Company’s growing metro market footprint. Including his time with the Company, Mr. Parman has forty years of experience in the banking industry, including many leadership positions. Mr. Parman is a graduate of the Stonier Graduate School of Banking.

BRETT A. REBER EXECUTIVE OFFICER AGE: 62	Mr. Reber serves as Executive Vice President and General Counsel. Prior to joining the Company, he practiced for 30 years with Wise & Reber, L.C., a full-service commercial and civil law firm in McPherson Kansas, as the firm’s managing member. He graduated from the University of Kansas with a Bachelors in General Studies Degree and earned his Juris Doctor degree from the University of Tulsa College of Law. Following law school, Mr. Reber served as a law clerk to the United States District Court Judge Thomas R. Brett in the Northern District of Oklahoma. He has been active in bar association activities and has served as the President of the Kansas Bar Association Young Lawyers Section. He is a Fellow of the Kansas Bar Foundation and American Bar Foundation, and is a member of the American, Kansas, and Oklahoma bar associations, and the Kansas Association of Defense Counsel. Mr. Reber is active in state and local community affairs. He is a trustee of the Julia J. Mingenback Foundation and a Director of the McPherson Industrial Development Company.

DIVERSITY OF SKILLS AND EXPERIENCES REPRESENTED ON OUR BOARD

The Board of Directors believes that its director nominees bring the following skills, experiences and expertise, among others, to the Board as a result of their experience and perspectives:

•	accounting and preparation of financial statements

•	active involvement in educational, charitable and community organizations in the communities we serve

•	business ethics

•	complex regulated industries

•	compliance

•	community development

•	corporate governance

•	credit evaluation

•	demonstrated management ability

•	extensive experience in the public, private, or non-for-profit sector

•	human capital management

•	knowledge of growth markets

•	leadership and expertise in their respective fields

•	operations

•	public company board

•	reputational considerations

•	risk management

•	strategic thinking

•	technology and cyber security

The Company has a commitment to enhancing the skillset, gender and racial diversity of its workforce, leadership team and Board of Directors.

BOARD DIVERSITY MATRIX (As of March 17, 2022)
Total Directors	10
Part I: Gender Identity	MALE	FEMALE
Directors	8	2
Part II: Demographic Background
African American or Black	—	1
White	9	—

ENVIRONMENTAL AND SOCIAL PRACTICES

Facing the potential implications of climate change and the still-ongoing effects of the COVID-19 pandemic, the Company remained focused on addressing environmental and social issues in 2021. We strengthened the foundation for these efforts by more intentionally embedding ESG within our strategic planning and risk management processes. To reinforce our execution of key ESG initiatives at the management level, we established a cross-functional ESG Committee.

We continued to make meaningful progress in our efforts to address the potential risks and opportunities associated with climate change, which we highlighted in our first stand-alone ESG report issued in 2021, available at equitybank.com/esg. In the report, we committed to further reduce our operation emissions via increased energy efficiency, committed spend efforts which emphasize eco-friendly supplies, and continuing to reduce our paper utilization.

On the social front, we capitalized on diversity, equality and inclusion and talent management synergies to evolve our support for employees. Our external initiatives, similarly, sought ways to continue assisting our customers and communities in achieving their financial success. We were active lenders in both the paycheck protection and main street lending programs, while establishing a WeCare initiative, encouraging team members throughout our footprint to commit to volunteering and giving back to the communities we serve. As part of the WeCare initiative, personnel partnered with financial literacy organizations to provide financial training to students at local schools, ranging from elementary to high school. During 2021, Equity Bank also committed to our communities through financial contributions in excess of $2 million to fund key initiatives.

CORPORATE GOVERNANCE

RISK MANAGEMENT AND OVERSIGHT

Our Board is responsible for oversight of management and the business affairs of the Company, including those relating to management of risk. Our full Board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Risk committee and Audit Committee assist the Board in monitoring the effectiveness of the Company’s identification and management of risk, including financial and other business risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive and employee compensation plans and arrangements, and periodically reviews these arrangements to evaluate whether incentive or other forms of compensation encourage unnecessary or excessive risk taking by the Company. Our Corporate Governance and Nominating Committee monitors the risks associated with the independence of our Board and Equity Bank’s Credit Committee oversees our general credit risk management policies and other credit related risks. Management regularly reports on applicable risks to the relevant committee or the full Board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board and its committees.

HEDGING AND PLEDGING POLICIES

The provisions of our insider trading policy applicable to our directors, executive officers and certain other designated employees prohibits such persons from hedging or pledging our securities, subject to limited exceptions and pre-approval under the terms of our insider trading policy. Such persons are also prohibited from engaging in various trading practices including short sales of the Company’s securities, trading in puts, calls or other derivative securities of the Company, and from holding our securities in a margin account. Additionally, no stock option repricing is permitted. The Compensation Committee may not (i) amend a stock option to reduce its exercise price, (ii) cancel a stock option and re-grant a stock option with a lower exercise price than the original exercise price of the cancelled stock option, or (iii) take any other action (whether in the form of an amendment, cancellation or replacement grant) that has the effect of “re-pricing” a stock option.

MEETINGS OF THE BOARD

The Board held eight regular meetings and five special meetings during 2021. There was no director who attended less than 75% of the aggregate of the (i) total number of meetings of the Board and (ii) total number of meetings held by committees on which he or she served.

LEADERSHIP STRUCTURE

Our Board meets at least eight times a year, and the board of directors of Equity Bank also meets at least eight times a year. Our Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the Board believes that it is in the best interests of our organization to make that determination from time to time based on the position and direction of our organization and the membership of the Board. The Board has determined that having our Chief Executive Officer serve as Chairman of the Board is in the best interests of our stockholders at this time. This structure makes best use of the Chief Executive Officer’s extensive knowledge of our organization and the banking industry. The Board views this arrangement as also providing an efficient nexus between our organization and the Board, enabling the Board to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the Board in a timely manner.

COMMITTEES OF THE BOARD

Our Board has established standing committees in connection with the discharge of its responsibilities. These committees include the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Risk committee. Our Board also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by our Board.

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Risk Committee
Gary C. Allerheiligen	Chair	●		●
James L. Berglund			●
Kevin E. Cook	●			●
Brad S. Elliott				●
Junetta M. Everett				●
Gregory L. Gaeddert	●		●	Chair
Benjamen M. Hutton			●	●
R. Renee Koger		●
Gregory H. Kossover				●
Jerry P. Maland		Chair
Shawn D. Penner			Chair
2021 Meetings	13(1)	9	7	5

(1)	Audit Committee met eight (8) times during the year for the sole purpose of approving external disclosures, such as the Company’s 8-Ks and 10-Qs related to quarterly financial results

Audit Committee

Our Audit Committee has responsibility for, among other things:

•	selecting and hiring our independent registered public accounting firm, and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•

discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results; and

•	preparing the Audit Committee report required by the SEC to be included in our annual proxy statement.

Rule 10A-3 promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable NASDAQ Stock Market LLC (“NASDAQ”) rules require our Audit Committee to be composed entirely of independent directors. Our Board has affirmatively determined that each of the members of our Audit Committee meet the definition of “independent directors” under the rules of the NASDAQ and for purposes of serving on an Audit Committee under applicable SEC rules. Our Board also has determined that Mr. Allerheiligen qualifies as an “audit committee financial expert” as defined by the SEC.

Our Board has adopted a written charter for our Audit Committee, which is available on our corporate website at investor.equitybank.com.

Compensation Committee

The Compensation Committee is responsible for, among other things:

•

reviewing and approving compensation of our executive officers including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change in control arrangements, and any other benefits, compensation or arrangements;

•	reviewing and recommending compensation goals, bonus and stock compensation criteria for our employees;

•	evaluating the compensation of our directors;

•	reviewing and discussing annually with management our executive compensation disclosure required by SEC rules; and

•	administrating, reviewing and making recommendations with respect to our equity compensation plans.

Our Board has evaluated the independence of the members of our Compensation Committee and has determined that each of the members of our Compensation Committee is an “independent director” under the NASDAQ standards. The members of the

Compensation Committee also satisfy the independence requirements and additional independence criteria under Rule 10C-1 under the Exchange Act, qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.

The Compensation Committee has sole and exclusive authority to retain compensation consultants, legal counsel or other advisers, including the authority to provide appropriate funding, as determined by the Compensation Committee, for the payment of reasonable compensation to such compensation consultants, legal counsel and other advisers. When determining whether to engage any compensation consultant, legal counsel or other adviser, the Compensation Committee is required to consider all factors relevant to that person’s independence from management and compliance with applicable law and regulations. In 2021, the Compensation Committee engaged Blanchard Consulting Group (“Blanchard”) to provide compensation consulting services. Please see the discussion of the consulting services provided to the Compensation Committee by Blanchard under the section titled “Executive Compensation and Other Matters—Role of Independent Compensation Consultant.”

Our Board has adopted a written charter for our Compensation Committee, which is available on our corporate website at investor.equitybank.com.

Risk committee

The Risk committee is responsible for, among other things:

•	overseeing the Company’s risk management framework, including policies and practices relating to the identification, measurement, monitoring and controlling of the Company’s principal business risks;

•	ensuring that the Company’s risk management framework is commensurate with its structure, risk profile, complexity, activities and size; and

•	providing an open forum for communications between management, third parties and our Board to discuss risk and risk management.

Our Board has adopted a written charter for our Risk committee, which is available on our corporate website at investor.equitybank.com.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is responsible for, among other things:

•

assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board for the approval of such recommendation by a majority of the independent directors;

•	reviewing periodically the corporate governance principles adopted by the Board and developing and recommending governance principles applicable to our Board;

•	overseeing the evaluation of our Board; and

•	recommending members for each board committee of our Board.

Our Board has evaluated the independence of the members of our Corporate Governance and Nominating Committee and has determined that each of the members of our Corporate Governance and Nominating Committee is “independent” under the NASDAQ standards.

Our Board has adopted a written charter for our Corporate Governance and Nominating Committee, which is available on our corporate website at investor.equitybank.com.

DIRECTOR NOMINATIONS

Pursuant to its charter, the Corporate Governance and Nominating Committee is responsible for the process relating to director nominations, including identifying, recruiting, interviewing and selecting individuals who may be nominated for election to the Board. The Corporate Governance and Nominating Committee considers nominees to serve as directors of the Company and recommends such persons to the Board. The majority of the independent directors meeting in an executive session then approve nominees for presentation and election by the Company’s stockholders.

The Corporate Governance and Nominating Committee also considers director candidates recommended by stockholders who appear to be qualified to serve on our Board and meet the criteria for nominees considered by the committee. The committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and it does not perceive a need to increase the size of the Board. In order to avoid the unnecessary use of the Corporate Governance and Nominating Committee’s resources, the committee will consider only those director candidates recommended in accordance with the procedures set forth below in the section titled “Procedures to be Followed by Stockholders.”

Criteria for Director Nominees

The Corporate Governance and Nominating Committee seeks to identify and select director nominees who will contribute to the Company’s overall corporate goals including: responsibility to its stockholders, industry leadership, customer success, positive working environment and integrity in financial reporting and business conduct. The committee assesses nominees based upon (i) independence, experience, areas of expertise and other factors relative to the overall composition of the Board and (ii) the appropriateness of Board membership of the nominee based on current responsibilities of Board members. Our Board is also committed to promoting diversity and inclusion in the governance and operations of the Company. These values are reflected in identifying candidates for Board service and in the overall makeup of the Board, so that the Board is inclusive of members who reflect diversity of viewpoints, background, experience, age, gender, race, ethnicity and culture. The committee also considers the following qualifications in assessing nominees for election or re-election to the Board:

•	demonstrated ability and sound judgment that usually will be based upon broad experience;

•	personal qualities and characteristics, accomplishments and reputation in the business community, professional integrity, educational background, business experience and related experience;

•	willingness to objectively appraise management performance;

•

giving due consideration to potential conflicts of interest, current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•	ability and willingness to commit adequate time to Board and committee matters, including attendance at Board meetings, committee meetings and annual stockholders meetings;

•	commitment to serve on the Board over a period of several years to develop knowledge about the Company’s principal operations;

•

fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company and the interests of its stockholders;

•	diversity of viewpoints, background, experience, age, gender, race, ethnicity and culture; and

•	other factors deemed relevant and appropriate by the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee reviews, from time to time, the experience and characteristics appropriate for Board members and director candidates in light of the Board’s composition at the time and the skills and expertise needed for effective operation of the Board and its committees.

Procedures to be Followed by Stockholders

Under Article VI of our Articles, a stockholder may make a nomination or nominations for director of the Company at an annual meeting of stockholders; provided, that the requirements set forth in the Articles have been satisfied. If such requirements have not been satisfied, any nomination sought to be made by such stockholder for consideration and action by the stockholders at such annual meeting of stockholders shall be deemed not properly brought before the meeting, shall be ruled by the Chairman of the meeting to be out of order, and shall not be presented or acted upon at the meeting.

Accordingly, a stockholder must satisfy the requirements summarized below to nominate a director to the Board:

•

The stockholder nominating a director must be a stockholder of record on the record date for such annual meeting, must continue to be a stockholder of record at the time of such meeting, and must be entitled to vote on such matter so presented.

•

The stockholder nominating a director must deliver or cause to be delivered a written notice to the Secretary of the Company. Such notice must be received by the Secretary no less than one hundred twenty (120) days prior to the day corresponding to the date on which the Company released its proxy statement in connection with the previous year’s annual meeting; provided, however, that if the date of the annual meeting has been changed by more than thirty (30) days from the date of the previous year’s annual meeting, such notice must be received by the Secretary a reasonable time prior to the time at which notice of such meeting is delivered to the stockholders. The notice shall specify: (a) the name and address of the stockholder as they appear on the books of the Company; (b) the class and number of shares of the Company which are beneficially owned by the stockholder; (c) any material interest of the stockholder in the proposed business described in the notice; (d) each nomination sought to be made, together with the reasons for each nomination, a description of the qualifications and business or professional experience of each proposed nominee and a statement signed by each nominee indicating his or her willingness to serve if elected, and disclosing the information about such stockholder that would be required by the Exchange Act, and the rules and regulations promulgated thereunder, to be disclosed in the proxy materials for the meeting involved if such stockholder were a nominee of the Company for election as one of its directors; and (e) if requested by the Company, all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act.

•

Notwithstanding satisfaction of the provisions of the requirements set forth above, the proposal described in the notice may be deemed not to be properly brought before the meeting if, pursuant to state law or any rule or regulation of the SEC, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy material for, the meeting (or any supplement thereto) authorized by the Board.

•

In the event such notice is timely given in accordance with the requirements set forth in the Articles and the business described therein is not otherwise disqualified pursuant to the Articles, such business may be presented by, and only by, the stockholder who shall have given the notice required by the Articles or a representative of such stockholder.

The above summary does not purport to be a complete statement of all the terms and conditions that a stockholder must satisfy to make a proposal or nominate a director. Any stockholder desiring to take any of these actions should consult, without limitation, the Articles, our Bylaws, applicable Kansas law, SEC rules and regulations and their own legal counsel.

STOCKHOLDER COMMUNICATIONS WITH OUR BOARD

Stockholders and other interested parties may communicate by writing to Chris Navratil, Senior Vice President of Finance, at our principal executive offices, 7701 East Kellogg Drive, Suite 300, Wichita, Kansas 67207. Stockholders may submit their communications to the Board, any committee of the Board or individual directors on a confidential or anonymous basis by sending the communication in a sealed envelope marked “Stockholder Communication with Directors” and clearly identifying the intended recipient(s) of the communication.

The Company will review each communication and will forward the communication, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by the Board relating to the subject matter of the communication; and (2) the communication falls within the scope of matters generally considered by the Board. To the extent the subject matter of a communication relates to matters that have been delegated by the Board to a committee or to an executive officer of the Company, then the Company may forward the communication to the executive officer or chairman of the committee to which the matter has been delegated. The acceptance and forwarding of communications to the members of the Board or an executive officer does not imply or create any fiduciary duty of the Board members or executive officer to the person submitting the communications.

Information may be submitted confidentially and anonymously, although the Company may be obligated by law to disclose the information or identity of the person providing the information in connection with government or private legal actions and in other circumstances. The Company’s policy is not to take any adverse action, and not to tolerate any retaliation, against any person for asking questions or making good faith reports of possible violations of law, the Company’s policies or its Corporate Code of Business Conduct and Ethics.

DIRECTOR ATTENDANCE AT THE ANNUAL MEETING

The Board encourages directors to attend the Annual Meeting and have historically achieved nearly full attendance. All of the Company’s directors were in attendance, with the exception of Ms. Everett at the Company’s 2021 Annual Meeting of Stockholders held on April 27, 2021.

CODE OF BUSINESS CONDUCT AND ETHICS

Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. The full text of our Code of Business Conduct and Ethics is available on our corporate website at investor.equitybank.com. The Code of Business Conduct and Ethics may be accessed by selecting “Investor Relations” and then “Corporate Governance” from the menus on our website.

DIRECTOR INDEPENDENCE

Under the rules of the NASDAQ, independent directors must comprise a majority of our Board. The rules of the NASDAQ, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors. Our Board has evaluated the independence of its members and our director nominees based upon the rules of the NASDAQ and the SEC. Applying these standards, our Board has affirmatively determined that, with the exception of Brad S. Elliott and Gregory H. Kossover, each of our directors is an independent director, as defined under the applicable rules.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As of the date of this Proxy Statement, no members of our Compensation Committee are or have been an officer or employee of us or any of our subsidiaries. In addition, none of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

DIRECTOR COMPENSATION

The Board’s philosophy for director compensation is to provide the Company with the best opportunity to compete for, attract, and retain qualified board members, compensate board members fairly and in alignment with stockholder’s interests, and be fiscally responsible for the long-term success and viability of the Company.

The Compensation Committee evaluates the competitiveness of director compensation on an ongoing basis and makes pay recommendations to the full Board for approval at least annually, utilizing data from compensation studies, surveys, and proxy disclosures of public peer companies, among other information. The Compensation Committee retained Blanchard Consulting Group to conduct a comprehensive Board of Director compensation study in 2021, which provided us with director compensation data from our peer group and survey data sources. The evaluation found that the Company’s director compensation for the average director was between the median (50th percentile) and 75th percentile values of our peer group. Based on this assessment and the Compensation Committee’s review of the information, it was determined that director cash compensation for 2021 should remain the same as it was for 2020, while equity compensation was raised by 10%, or $3,000. Since the directors of the Company are representing the stockholders, the Company feels these directors should also be stockholders of the Company. Including equity as part of the annual director compensation package increases the share ownership of directors and increases their interest in the Company.

During 2021, for the 2021 service year, we paid each of our non-employee directors a cash retainer of $32,000 and issued each common stock with a value of $33,000 for their service as a director. In addition, we paid the non-employee members of our Compensation, Corporate Governance and Nominating, Trust, and Risk committees $3,500 for services on such committees during the same period. The chairman of each of these committees earned $7,500 for serving in such role. Each member of our Audit Committee received a retainer of $4,500 for serving on the committee during the period. The chairman of our Audit Committee received a retainer of $10,000 for serving in such role. We paid our non-employee directors that serve on Equity Bank’s Credit Committee a retainer of $30,000 for serving on the committee.

Pursuant to our director compensation policy we prepay our directors’ fees on May 1 of each year and the fees are earned over a one-year period. We also reimburse all non-employee directors for their reasonable out-of-pocket travel expenses incurred in attending meetings of our Board or any committees of the Board. Common stock issuance to non-employee directors is immediately vested; however, if the director were to leave over the service period, defined as one year from the issuance, the shares as well as prepaid director fees are subject to the Company’s clawback policy. In May 2019, the Company adopted stock ownership guidelines for outside directors. The guidelines require Board members to obtain and maintain beneficial ownership (by Company grant and through individual purchase) of $500,000 of value in the Company’s stock within five years of adopting the guidelines or initial election to the Board. We believe that stock ownership of our directors aligns their interests with those of our long-term stockholders.

All of our directors also serve as directors of Equity Bank. During 2021, our directors did not receive any additional compensation for service on the board of Equity Bank. Mr. Elliott did not receive any additional compensation for service on our Board or Equity Bank’s board of directors for 2021. The board fees received by Mr. Kossover are reflected in his compensation discussed in the Summary Compensation Table.

The following table sets forth the compensation earned during for the fiscal year ended December 31, 2021 by each non-employee director who served on our Board in 2021:

Name	Fees Earned ($) (1)	Stock Awards ($) (2)	Total ($)
Gary C. Allerheiligen	$49,000	$32,000	$81,000
James L. Berglund	65,500	32,000	97,500
Junetta M. Everett	35,500	32,000	67,500
Gregory L. Gaeddert	47,500	32,000	79,500
Benjamen M. Hutton	37,833	32,000	69,833
R. Renee Koger	39,000	32,000	71,000
Jerry P. Maland	39,500	32,000	71,500
Shawn D. Penner	69,500	32,000	101,500
Kevin E. Cook (3)	26,667	22,000	48,667
Leon H. Borck (4)	—	—	—

(1)	For the 2020 and 2021 service years, director retainer and committee fees were prepaid in cash on May 1 and earned over the service period ending April 30 of the proceeding year.
(2)

In addition to retainer and committee fees, for the 2020 and 2021 service years, each director of the Company also received a share issuance equal to $30,000 and $33,000, respectively, or 1,967 and 1,138 shares.

(3)	Mr. Cook was elected to serve on the Company’s Board at the 2021 Annual Meeting of Stockholders.
(4)	Mr. Borck joined the Board following the Company’s merger with American State Bancshares, Inc. completed on October 1, 2021.

ITEM TWO: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We believe that our compensation programs are designed to align the interests of our executive officers with those of our stockholders. Our compensation philosophy is to provide market-competitive programs that ensure we attract and retain high-performing talent and properly incentivize executives to continually improve company performance and increase stockholder value over time. We are providing our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “Say on Pay” proposal, gives you as a stockholder the opportunity to endorse the compensation of our named executive officers. We encourage you to review the tables and our narrative discussion included in this proxy statement.

Our executive officers, including our named executive officers (“NEOs”), as identified in “Executive Compensation—Compensation Discussion and Analysis”, are critical to our success. We design our executive compensation program to drive performance relative to our short-term operational objectives and long-term strategic goals; align our executives’ interests with those of our stockholders by placing a substantial portion of total compensation at risk; and attract and retain highly-qualified executives.

This vote is not intended to address any specific item of compensation, but the overall compensation of our NEOs and the philosophy, program elements and process described in this proxy statement. Accordingly, we recommend that you vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that on an advisory basis, the 2021 compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related disclosures in this proxy statement for its 2022 Annual Meeting of Stockholders is hereby approved.”

This Say on Pay vote is advisory and therefore will not be binding on the company, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders. To the extent there is any significant vote against the NEOs’ compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

VOTE REQUIRED

The approval of the non-binding, advisory vote on the compensation of the named executive officers disclosed in this proxy statement requires the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting. An abstention with respect to advisory approval of named executive compensation will have the effect of a vote against the proposal. A broker non-vote will not affect the outcome of this proposal.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion & Analysis (“CD&A”), provides a description of the material elements of our 2021 executive compensation programs as well as perspective and context for the 2021 compensation decisions for our executive officers named in the Summary Compensation Table referred to in this CD&A and in subsequent tables as our named executive officers (“NEOs”). The following officers are our NEOs for 2021:

Name	Title
Brad S. Elliott	Chief Executive Officer and Chairman of the Board
Eric R. Newell	Executive Vice President, Chief Financial Officer
Craig L. Anderson	Executive Vice President, President of Equity Bank
Julie A. Huber	Executive Vice President, Strategic Initiatives
Greg H. Kossover	Executive Vice President, Chief Operating Officer and Director

The CD&A is organized into the following sections:

1.	Executive Summary
2.	Compensation Philosophy and Best Practices
3.	Program Elements and Pay Decisions
4.	Compensation Process
5.	Other Factors Affecting Executive Compensation

Executive Summary

Business Performance

The Company’s results excelled in 2021 on many fronts. Equity continued its successful acquisition strategy, supported our communities and customers through ongoing commitments as well as programs designed to respond to the COVID-19 pandemic; and made material progress with previously disclosed problem loans improving the Company’s asset quality metrics which will in turn improve operational results going forward.

Significant progress was achieved on fundamental strategic objectives in 2021:

•

Completed the acquisition of American State Bancshares, Inc.; completed the purchase and assumption of three bank locations and associated deposits from Security Bank of Kansas City; completed the operational conversion of loans and deposits of Almena State Bank; and announced the sale of three bank locations to United Bank & Trust, a subsidiary of UBT Bancshares, Inc.

•	To date, the American State Bancshares, Inc. merger was the largest completed in the state of Kansas and in the Company’s history.

•	Equity Bank was named one of the best places to work in Wichita, Kansas in 2021 by the Wichita Business Journal, which uses employee survey data to select its finalists.

•	Favorably resolved a previously disclosed problem loan relationship resulting in a recovery of $1.8 million, reducing special assets by $12.5 million.

•	Published the company’s inaugural “Equity Bank Environmental, Social & Governance Report” available at equitybank.com/esg.

The Company continues to add value to stockholders as evidenced by the compound annual growth rate of tangible book value per share of 9.7% since year-end 2017. The Company has completed three whole bank acquisitions since December 31, 2017, further evidence of the high level of competency and discipline management exhibits with its acquisition strategy. In 2021, the Company merged with American State Bancshares, Inc. and its subsidiary American State Bank & Trust. Earlier in 2021, the Company completed its operational conversion of Almena State Bank. Equity purchased the assets and assumed the deposits of Almena State Bank (“Almena”), in a transaction facilitated by the FDIC, consisting of one location in Norton, Kansas, and one location in Almena, Kansas, on October 23, 2020. Late in 2021, Equity completed its purchase and assumption of three branches and associated deposits from Security Bank of Kansas City, a subsidiary of Valley View Bancshares, Inc. of Overland Park, Kansas, resulting in the Company entering the St. Joseph, Missouri market.

The Company continued to adeptly respond to the COVID-19 pandemic despite the uncertainty it introduced into the operating environment of the Company as well as those of its customers. The Company continued to be available for our customers when many of our competitors were unwilling or unable to do the same, while at the same time offering protections to our employees through programs of prevention and protection from the COVID-19 virus. We believe that due to our steadfast commitment to serving our customers through this uncertain environment, the actions of our employees and officers defended and improved the Company’s franchise value. During 2021, the Company originated $277.8 million of Paycheck Protection Plan (“PPP”) loans. PPP positively impacted the Company’s results in 2021, primarily through the recognition of $20.8 million of origination and interest income associated with successful forgiveness by the SBA of our customers’ PPP loans.

The compensation decisions made by the Compensation Committee and the Board during 2021 reflected their continuing focus on serving our customers, creating long-term sustainable stockholder value, and prudently managing risk.

In 2021, the Company recognized net income of $52.5 million, compared to a net loss of $75 million in 2020.

Tangible book value and tangible book value per share are financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See “Reconciliation of GAAP and Non-GAAP Financial Measures” in Form 10-K filed by the Company on March 9, 2022.

2021 Executive Compensation Program Highlights

The Company targets executive compensation to be in a competitive range with our peer group while considering other factors and minimizing risk. For 2021, the components of our NEO compensation included:

Compensation Component	Purpose and Objectives	Key Features and Performance Metrics
Base Salary	Salaries provide market competitive pay commensurate to job responsibilities.	• Annual adjustments based on achievement of individual performance goals, market competitive considerations, and changes in responsibilities, when applicable.
Executive Incentive Plan (“EIP”)	Motivates and rewards NEOs for achievement of strategic and tactical goals over the performance period, generally in relation to the Board approved budget.

•  NEO must be employed on the date the incentive award is paid.

•  Business performance metrics for 2021: (a) Adjusted Pre-Tax Income relative to budget; (b) net over-head ratio relative to budget; and (c) individual performance objectives.

•  Corporate performance accounts for 85% of EIP opportunity.

•  This award is paid in cash.

•  Payouts are subject to satisfactory regulatory ratings.

Long Term Incentive Plan (“LTI”) – Time Vested RSUs (“TRSUs”)	Promotes retention of talent; aligns NEO interests with long-term value creation as well as stockholder interests.

•  50% of total long-term incentive

•  TRSUs vest ratably over three years from the date of grant.

•  NEO must be employed on the date of vesting, with exceptions.

•  NEO performance must be in good standing for the measurement period.

Long Term Incentive Plan (“LTI”) – Performance RSUs (“PRSUs”)	Promotes retention of talent; aligns NEO interests with long-term value creation as well as stockholder interests.

•  50% of total long-term incentive earned at target.

•  PRSUs cliff vest at end of three-year measurement period.

•  50% of performance criteria weighted to relative total stock return.

•  50% of performance criteria weighted to relative core EPS growth.

•  100% of the award is subject to forfeiture if below 35th percentile of index.

•  NEO must be employed on the date of vesting, with exceptions.

•  NEO performance must be in good standing for the measurement period.

Compensation Philosophy and Best Practices

Compensation Philosophy

We believe that executive compensation should be directly linked to our corporate performance while remaining competitive relative to the compensation levels and practices of our peers. Our compensation philosophy describes the framework for our decision making and includes industry “best practice” compensation features. The Compensation Committee annually reviews our executive compensation philosophy and practices, with the input and support of our independent compensation consultant. This process enables us to implement an executive compensation program that (a) promotes our short- and long-term business strategies and objectives, (b) is market competitive, and (c) aligns with the interests of our stockholders.

Key attributes of our executive compensation programs:

•	Drive performance relative to clearly defined goals, balancing short-term operational objectives with long-term strategic goals;

•	Align executives’ long-term interests with stockholders by placing a substantial portion of total compensation at risk, contingent on Company performance and the executive’s ongoing employment;

•	Ensure compensation programs have a positively correlated relationship with changes in Company performance and the executive’s individual performance;

•	Encourage our executives to take actions that are aligned with the interests of long-term stockholders through the use of stock-based compensation;

•

Attract and retain highly talented and qualified executives to achieve our financial goals and maintain stability in our executive management team through market competitive compensation that aligns executive’s interests with those of our long-term stockholders;

•	Adequately assess and limit risks in our compensation plans through plan design and clawback provisions; and

•	Use independent consultants and advisors to ensure practices are competitive to the market and the Company’s peers.

Generally, the Compensation Committee seeks to position each named executive officers’ total compensation opportunity between the 50th and 75th percentile of the competitive market (the “Target Positioning”). An NEO’s total compensation opportunity may vary from the Target Positioning depending on a number of factors, including the NEO’s scope of responsibility, internal pay comparisons and the retention value of the NEO’s unvested long-term equity award holdings, as well as the NEO’s performance and expected future contributions and impact on the organization.

Best Practices

The Compensation Committee continued to utilize and deploy sound governance and risk management practices that align with our compensation philosophy:

What We Do
Pay for performance	Annual advisory say on pay vote.
Above target and maximum long-term incentive payouts only when we outperform our peer benchmarks	Stock ownership guidelines and stock holding requirements for the Board of Directors and Executive Vice Presidents and CEO
Incentive plan directly linked to strategic and objective financial goals	Total direct target compensation aimed at market median for target level performance with actual pay that varies based on performance
A significant portion of long-term incentives earned based on relative TSR performance. Our long-term incentive plans have multi-year vesting periods.	A Compensation Committee composed entirely of independent directors overseeing the Company’s executive compensation policies
Robust clawback policy allowing for recoup of any excess compensation paid to the NEOs if the Company restates its financial results upon which an award is based or if the NEO engages in misconduct.	Annual risk assessments performed
Annual peer group review	Independent compensation consultant
Caps/maximums in place for our incentive plans.	A “double-trigger” is required (both a change-in-control and qualifying termination events must occur) in order to issue any change-in-control severance payments to our NEOs.

What We Do Not Do
No tax-gross ups in our change in control arrangements
No repricing of stock options without stockholder approval
No excessive perquisites
No incentive plans which encourage inappropriate risk taking.

Say-on-Pay Vote

At our annual meeting of stockholders held in 2021, the nonbinding, advisory proposal to approve the compensation of our NEOs received the approval of approximately 86.6% of the shares having voting power and present at the meeting. Due to the Company’s prior status as an emerging growth company, 2021 was the first year our “say-on-pay” vote was held. The Compensation Committee pays careful attention to communications received from stockholders regarding executive compensation, including the nonbinding, advisory vote and believe that the vote reflects our stockholders’ support of our compensation philosophy and the manner in which we compensate our NEOs. As the Compensation Committee evaluated our compensation practices for fiscal 2021, it was mindful of the support our stockholders expressed for our executive compensation programs and ultimately decided to retain the overall design of our executive compensation for fiscal 2021.

Program Elements and Pay Decisions

We compensate our named executive officers through a mix of:

•	base salary;

•	performance-based annual cash incentives;

•	long-term equity incentive compensation (awarded in the form of Restricted Stock Units with three-year vesting periods and Performance Share Units with three-year cliff vesting periods); and

•	other benefits, which include certain perquisites.

We believe the current mix and value of these compensation elements provide our NEOs with total annual compensation that is both reasonable and competitive within our markets, appropriately reflects our performance and each NEOsparticular contributions to that performance, and takes into account applicable regulatory guidelines and requirements. We intend for our compensation program to be performance-based, where the opportunity to earn higher compensation (via our short- and long-term incentive plans) is provided if performance warrants. As illustrated below, the majority of our CEO’s and NEO’s total direct compensation opportunity is variable (“at-risk”). The chart below depicts the mix of total target direct compensation (salary, target annual incentives, RSUs, and PSUs at grant date fair value) set for our CEO and the other NEOs for 2021.

Name	Base Salary (1)	Bonus	Target Short- term Annual Incentive Compensation (2)	Target Long-term Incentive Compensation (3)	NEO Perquisites (4)	Total	At-Risk
Brad S. Elliott	38%	0%	29%	25%	8%	100%	54%
Eric R. Newell	45%	0%	29%	25%	2%	100%	54%
Craig L. Anderson	43%	0%	28%	22%	7%	100%	50%
Julie A. Huber	47%	0%	24%	24%	5%	100%	48%
Greg H. Kossover	43%	0%	28%	23%	6%	100%	51%

(1)

Base salary percentages are based on the amounts disclosed in the “Summary Compensation Table” for Named Executive Officers. For more information, see the discussion under the heading “Base Salaries” below.

(2)	For more information, see the heading “Annual Executive Incentive Plan” below.
(3)	For more information, see the heading “Long-Term Incentive Plan” below.
(4)

Named Executive Officer Perquisites percentages are based on the amounts disclosed as “All Other Compensation” in the “Summary Compensation Table” for Named Executive Officers. For more information, see the discussion under the heading “Additional Benefits” below.

Base Salary

The base salaries of our NEOs are reviewed and set annually by the Board working with our Compensation Committee as part of the Company’s performance review process as well as upon the promotion of an executive officer to a new position or other change in job responsibility. In establishing base salaries for our NEOs, the Compensation Committee has relied on external market data obtained from outside sources including banking industry trade groups and peer group compensation data developed by our independent compensation consultant. In addition to considering the information obtained from such sources, the Compensation Committee has considered:

•	each NEO’s scope of responsibility;

•	each NEO’s years of experience;

•	the types and amount of the elements of compensation to be paid to each NEO;

•

our overall financial performance and performance with respect to other aspects of our operations, such as our growth, asset quality, profitability and other matters, including the status of our relationship with the banking regulatory agencies; and

•	each NEO’s individual performance and contributions to our company-wide performance, including leadership, team work and community service.

Below, we detail the salary increases from 2020 to 2021 for the NEOs. Our Compensation Committee considers market practices, external competitiveness, stockholder interests and advice from our independent compensation consultant in establishing base salaries. The Compensation Committee determined each NEO’s base salary for fiscal year 2021 at the beginning of 2021.

NEO	2020 Base Salary	2021 Base Salary *	% increase
Brad S. Elliott	$715,000	$725,010	1%
Eric R. Newell	$350,000 (1)	$356,000	2%
Craig L. Anderson	$357,000	$365,000	2%
Julie A. Huber	$275,000	$285,000	4%
Greg H. Kossover	$400,000	$408,000	2%

*	Effective January 1, 2021
(1)	Effective April 30, 2020

Annual Executive Incentive Plan (“EIP”)

We typically pay an annual cash incentive award to our NEOs. Annual incentive awards are intended to recognize and reward those NEOs who contribute meaningfully to our performance for the year. The Compensation Committee determines whether such bonuses will be paid for any year and the amount of any bonus paid is based upon an annually established formula and specific performance measures.

The Company’s design of the performance-based cash incentive plan (Annual Executive Incentive Plan (“EIP”)) exists to align executive pay with performance, drive the Company’s strategic goals, and drive superior financial results. The EIP is designed to achieve the following goals and objectives:

•	recognize and reward achievement of the Company’s annual business goals critical to driving our long-term strategy:

•	motivate and reward superior performance;

•	attract and retain talent needed for the Company’s success;

•	be competitive with market;

•	encourage teamwork and collaboration through shared goals; and

•	promote sound risk management practices.

Based on consultation and input with Blanchard Consulting Group, our independent compensation consultant, and management the Compensation Committee made two significant design changes to the EIP for 2021.

First, in prior years our EIP used straight-line interpolation for calculating payout between threshold and maximum performance. The Compensation Committee determined that an upward sloping payout curve would better align our NEOs with our 2021 performance objectives by enhancing the risk of not achieving target results and providing an enhanced benefit for performance above target. The Compensation Committee maintained the performance threshold and maximum percentages from 2020 (80% for threshold performance and 130% for maximum performance). Payout levels, however, were adjusted. Payout at threshold performance was reduced from 80% to 50% and increased from 130% to 150% for maximum performance. Target percentages for NEOs (as a percentage of their base salaries) were unchanged in the 2021 plan from the 2020 plan.

Second, the Compensation Committee decided to consider individual performance in the incentive opportunity. The Company believes that the individual performance of our NEOs is relevant in all compensation decisions, including determining merit-based base salary changes. We measure individual performance for our NEOs using an annual goal-setting process that aligns individual goals with our short- and long-term strategic objectives. With the addition of in an individual performance weighting in the annual incentive plan of 15% for all NEOs, the Compensation Committee decided to streamline the previous corporate performance objectives. The adjusted pre-tax income and net over-head ratio goals that were in the 2020 plan were maintained in 2021 plan as both are considered to have a strong correlation to Company performance and resulting stockholder returns. For the President, asset growth was added to the performance goals. Each of these performance goals is further discussed below.

Incentive Opportunity

All executive officers participate in the EIP, which is administered by the Compensation Committee. The EIP is an annual incentive plan designed to encourage participants to focus on key performance goals during the performance period, which in 2021, was January 1, 2021 through December 31, 2021. The EIP provides participants with an opportunity to earn variable rewards that are contingent on a combination of Company and Individual performance. The Company uses interpolation to determine the incentive payouts when performance goals are between threshold and target, and target and maximum. If performance is below a stated threshold, then no payment is made for the applicable component. Payouts are subject to satisfactory regulatory ratings. Any EIP payouts are also subject to the Company’s Clawback policy and can be adjusted by the Compensation Committee based on extraordinary events.

2021 EIP Award Opportunity as a Percent of Salary (Interpolated between performance levels)
	Threshold (80% of goals)	Target (100% of goals)	Maximum (130% of goals)
NEO	Threshold (50% payout)[1]	Target (100% payout)	Maximum (150% payout)
Brad S. Elliott	32%	75%	107%
Eric R. Newell	28%	65%	93%
Craig L. Anderson	28%	65%	93%
Julie A. Huber	21%	50%	71%
Greg H. Kossover	28%	65%	93%

(1)	The compensation committee determined that for individual performance, the payout percentages for threshold are 0%, target 100%, and stretch 100%

2021 corporate goals in the EIP and actual results (dollars in thousands):

	Weighting of Performance	Threshold/ Target/	2021 EIP Performance Goals			2021 Actual Results /
Performance Measure	Measure	Stretch	Threshold	Target	Maximum	Pay Out %
Adjusted Pre-tax Income, relative to the Budget Adjusted Pre-tax Income (000) (1)	60%	80% / 100% / 130%	$32,768	$40,960 (1)	$53,248	$66,471 (2,3) / 150.00%
Net-over-head Ratio (non-interest income relative to non-interest expense) relative to Budget	25%	80% / 100% / 130%	22.0%	27.5%	35.8%	32.05% (4) / 127.55%

(1)

The Company’s Target performance level was established prior to the announcement of the second round of PPP lending. During the year, the management team worked diligently with our borrowers and communities to ensure the funds necessary to support continued business operations through the COVID-19 pandemic. As a result of these efforts, the Company extended our customer reach, further solidified our position in the communities we serve and saw expansion of pre-tax income of approximately $20.8 million. While not included in our budgeting process, the time and effort committed to successfully deploying our approach to and overseeing the execution of both distribution and forgiveness of these amounts on behalf of our borrowers, the Board determined, was worthy of recognition through this incentive program.

(2)

The 2021 Plan defined adjusted net income as a percentage of budgeted amount determined using the same calculations, defined as the amount of net income of the Company as determined by GAAP and reported on our Securities and Exchange Commission (“SEC”) filings adjusted as follows: (a) increased by provision for taxes; (b) adjusted for the elimination of net securities (gains) or losses; (c) elimination of extraordinary items; (d) elimination of unbudgeted merger expenses; (e) increased by the provision for loan losses and reduced by the excess of actual net charge-offs over budgeted net charge-offs of $7.7 million (net of any specific impairments) which results in no benefit to earnings realized by the release of loan loss provision and no deduction of earnings will be taken for COVID-19 related charge-offs; and (f) other items determined as approved by the Compensation Committee.

(3)

Company GAAP pre-tax income of $64,436 was adjusted favorably by $372 of early debt extinguishment, $9,189 merger expenses not budgeted, and $1,361 related to tax credit partnership expense offset unfavorably by $406 of securities gains and $8,480 release of provision for credit losses.

(4)

Adjustments included the exclusion of $406 of securities gains and $711 of reversal of SBA repurchase obligation associated with acquired SBA loans from non-interest income and exclusion of merger expenses, $1,361 related to tax credit partnership expense, $372 loss on debt extinguishment, and $2,500 of incentive accrual from non-interest expense.

Mr. Anderson’s EIP opportunity is composed 55% of the performance measures above (40% associated with adjusted pre-tax income, relative to the budget adjusted pre-tax income and 15% associated with net-over-head ratio), and 30% of actual loan growth relative to budgeted loan growth. Actual loan growth does not include administrative loans such as PPP loans, participation desk, institutional loan pools, and non-customer credit instruments.

	Weighting of Performance	Threshold/ Target/	2021 EIP Performance Goals			2021 Actual Results /
Performance Measure (Mr. Anderson only)	Measure	Stretch	Threshold	Target	Maximum	Pay Out %
Adjusted Pre-tax Income, relative to the Budget Adjusted Pre-tax Income (000)	40%	80% / 100% / 130%	$32,768	$40,960	$53,248	$66,471 / 150.00%
Net-over-head Ratio (non-interest income relative to non-interest expense) relative to Budget	15%	80% / 100% / 130%	22.0%	27.5%	35.8%	32.05% / 127.55%
Budgeted Average Loan Growth	30%	80% / 100% / 130%	7.74%	9.68%	12.58%	(0.18%)(1) / 100.00% (2)

(1)

Calculated as the difference of month to date average loans at 12/31/2021 and 12/31/2020 removing from both periods PPP loans, loans in the administrative cost center including purchased loans as well as participation desk loans. Loans acquired from American State Bank acquisition were also excluded from month to date average 12/31/2021.

(2)

The Compensation Committee considered Mr. Anderson’s involvement leading up to and after the October 1, 2021 closing of the American State Bank & Trust merger, which was the Company’s largest in its history as well as in the state of Kansas. Mr. Anderson’s involvement with employee and customer retention efforts were critical to the success of the merger. Further, Mr. Anderson and his lending and retail management teams oversaw the facilitation of the second round of PPP funding which, during the year, contributed $20.8 million in pre-tax income. Mr. Anderson’s performance provided meaningful value for stockholders in 2021 and set the stage for continued value production into 2022 and beyond, as such, the Compensation Committee determined it appropriate to pay this performance measure at 100%.

In addition to the above Company-based metrics, 15% of each NEO’s EIP award is based on his or her leadership rating and contributions toward the achievement of corporate goals and performance measures achieved above (see “Individual Performance” section for more detail). Each of Messrs. Elliott, Newell, Kossover, Anderson and Ms. Huber achieved 100% of the earning opportunity assigned to the leadership rating, which was capped at 100%.

The 2021 EIP awards are summarized below:

	Company Component				Individual Performance Component
Name	Weighting	Award Percentage Achievement	Company Component Total	Weighting	Award Percentage Achievement	Individual Performance Component Total	2021 EIP Total
Brad S. Elliott	85%	121.9%	$662,772	15%	100%	$81,564	$744,326
Eric R. Newell	85%	121.9%	$282,048	15%	100%	$34,710	$316,758
Craig L. Anderson	85%	109.1%	$258,917	15%	100%	$35,588	$294,504
Julie A. Huber	85%	121.9%	$173,690	15%	100%	$21,375	$195,065
Greg H. Kossover	85%	121.9%	$323,246	15%	100%	$39,780	$363,026

The following tables shows the total payout opportunity and the total actual payout of annual cash incentives for the performance year January 1, 2021 through December 31, 2021.

NEO	2021 Incentive Target	2021 Incentive Actual	% of Target Incentive
Brad S. Elliott	$543,758	$744,326	137%
Eric R. Newell	$231,400	$316,758	137%
Craig L. Anderson	$237,250	$294,504	124%
Julie A. Huber	$142,500	$195,065	137%
Greg H. Kossover	$265,200	$363,026	137%

Individual Performance

The Compensation Committee believes individual performance of our NEOs is relevant in all compensation decisions. The Compensation Committee formally considers individual performance in determining annual merit base salary changes and for the determination of the individual performance portion of the EIP. The Compensation Committee measures individual performance for NEOs using an annual goal setting process that aligns individual goals with the annual budget, the strategic plan and key business initiatives.

Individual performance adjustments reflect the level of achievement for our NEOs against annual individual performance goals. Individual performance for all employees, including our NEOs, is assessed using an annual performance management process. Goals are established at the beginning of the year and performance is assessed against these goals at the end of the year. Performance goals align our annual business plans and long-term strategic plans, including financial and operating metrics, business development, governance and risk management, people and organization development and customer experience. For 2021, all our NEOs met or exceeded expectations relative to their individual performance goals.

NEO	Performance Highlights
Brad S. Elliott

•  Mr. Elliott’s 2021 performance goals aligned with enhancement of stockholder value and were primarily based on business performance and organizational development;

•  Additionally, he was responsible for the Company’s active community involvement, strong and constructive regulatory relationships and stockholder engagement;

•  Provided leadership and direction to operations and sales teams in integrating three mergers in 2021 including the Company’s largest merger to date with the successful completion and integration of American State Bank & Trust (“ASBT”); and

•  Oversaw tangible book value growth of $0.81 per share to $25.49 per share, inclusive of initial dilution from the ASBT merger, stock repurchases above tangible book value, and the initiation of a common stock dividend; resulting in a four-year compound annual growth of tangible book value per share totaling 9.7%.

Eric R. Newell

•  Mr. Newell was made responsible for the Company’s Information Technology (“IT”) team in the third quarter of 2021 and effectively managed the department while also onboarding and mentoring the newly hired Chief Information Officer; oversaw the development of governance of Information Technology; and assessed the IT team structure positioning it to contribute to the Company’s strategic objectives;

•  Managed the accounting team through complex accounting issues, including the implementation of Current Expected Credit Losses (“CECL”) model and overseeing merger-related accounting activities associated with Almena State Bank, American State Bank & Trust, and the three branches of Security Bank;

•  Oversaw the implementation and enhancement of the Company’s tax planning area resulting in its inaugural alternative energy tax credit reducing the 2021 effective tax rate as well as the implementation of a SaaS financial planning and analysis system that greatly enhances efficiency of internal financial reporting and budgeting; and

•  Managed and oversaw the modeling of capital initiatives including the Company’s stock repurchase programs, and initiation of the common stock dividend in the quarter-ending September 30, 2021.

Craig L. Anderson

•  Mr. Anderson led the sales efforts for the second round of the Paycheck Protection Program (“PPP”) originating 4,311 loans totaling $277.8 million while generating fee income of approximately $18 million;

•  Converted Federal Reserve Bank of Boston’s Main Street Lending Program (“MSLP”) relationship to treasury management accounts realizing approximately $100 million of deposit growth in the first quarter of 2021 contributing positively to treasury management fee income throughout 2021; oversaw his team’s successful development of MSLP relationship to realize an additional $30 million of new loan growth;

•  Partnered with external sales consultants to deliver sales training to our retail and commercial associates which resulted in an increase in net checking accounts and growth in non-interest-bearing accounts; and

•  Successfully helped to on-board and manage the customer-facing team members from three mergers over the course of 2021.

Julie A. Huber

•  Ms. Huber successfully managed the operational acquisition and integration of deposits and loans of Almena State Bank, American State Bank, and three branches of Security Bank;

•  Effectively oversaw the creation of a consumer credit card and rollout to all branches; resulting in growth of commercial credit card interchange contribution to fee income of $80,000 a month from negligible levels, growing 15% a month; and

•  Oversaw the Company’s implementation of digital initiatives across the organization resulting in a 10% increase in checking accounts and a 30% increase in online banking users in 2021.

Greg H. Kossover

•  Mr. Kossover successfully recruited and transitioned the role of Chief Credit Officer to his successor and acted as an advisor to Mr. Creech throughout the continued transition;

•  Successfully negotiated the merger of American State Bancshares, Inc., with a total deal value of $82.9 million representing 112% of tangible common equity on the announcement date of May 17, 2021;

•  Fostered the development of the top Small Business Administration (“SBA”) lending program in the state of Kansas from a relatively unknown lending program, independent of PPP loans;

•  Led the special assets team to significant reductions in non-accrual loans.

Long-Term Incentive Equity Plan (“LTIP”)

The Company believes that equity compensation is a critical component of a total direct compensation package which enhances the Company’s ability to recruit, retain and reward key talents needed for the Company’s success, align executives’ interests with those of our stockholders, encourage executives’ best performance and provide incentives for long-term sustained performance. Our stockholder-approved stock incentive plan allows us to execute our philosophy by providing equity compensation to our key executives and Board members.

The Compensation Committee approves equity awards to members of the executive management team, including the CEO and NEOs, pursuant to the Company’s stockholder-approved Amended and Restated 2013 Stock Incentive Plan (the “2013 Plan” or the “Plan”). In determining the form of equity to be granted the Compensation Committee considered many factors including the ability to drive corporate performance, retention, executive officers’ current stock ownership level, tax and accounting treatment and the impact on dilution. Awards were made in consideration of market practice and alignment with the Company’s compensation philosophy.

The Long-Term Incentive Plan (“LTIP”) is designed to support the Company’s pay for performance philosophy and reward key executives for creating long-term stockholder value. More specifically, the LTIP is designed to meet the following objectives:

•	Performance: Reward key executives for driving long-term, sustained performance (e.g. stock price, specific performance measures).

•	Stockholder Alignment: Align executives with stockholder interests through performance goals and focus on stockholder value appreciation.

•	Ownership: Ensure executives have an ownership/equity interest.

•	Retention: Enable the Company to retain senior executives.

•	Sound Risk Management: Provide a balanced view of performance and align rewards with the time horizon of risk.

•

Market Competitive: Position executive total compensation to provide market competitive opportunities that are aligned with performance. Similar to the EIP, the long-term incentive plan is designed to only provide above target or maximum long-term incentive payouts only when we outperform our peer benchmarks.

Treatment of LTIP Awards Under Termination Events

The Long-Term Incentive Plan details treatment of performance-vested restricted stock units (“PRSUs”) and time-vested restricted stock units (“TRSUs”) under various employment termination events. For PRSU awards, if the grantee’s employment with the Company is terminated due to involuntary termination without cause (as defined in the Plan) or grantee’s resignation for good reason (as defined in the grantee’s employment agreement, if applicable), or the grantee’s employment ends due to the grantee’s retirement (as defined in the Plan), death or disability (as defined in the Plan), in each case before the last day of the Performance Period, then the target number of PRSUs covered by the PRSU award will immediately vest.

TRSU awards provide that if the grantee’s employment with the Company is terminated due to involuntary termination without cause (as defined in the Plan) or grantee’s resignation for good reason (as defined in the grantee’s employment agreement, if applicable), or the grantee’s employment ends due to the grantee’s retirement (as defined in the Plan), death or disability (as defined in the Plan), in each case before the last day of the vesting period, then the unvested TRSUs will vest immediately.

If the grantee’s employment with the Company is terminated for cause (as defined in the Plan) or due to the grantee’s resignation without good reason (as defined in the grantee’s employment agreement, if applicable), then all unvested PRSUs and TRSUs shall be forfeited.

Upon a change in control TRSUs will be vested and PRSUs will vest based on the greater of “target” or actual performance measured for the most recently completed fiscal quarter.

2021 LTIP Awards

The Compensation Committee considers market practices, external competitiveness, stockholder interests and advice from our independent compensation consultant in establishing the amount and characteristics of equity award grants. The Compensation Committee determined the level of long-term incentive grants for fiscal year 2021 at the beginning of the fiscal year. Prior to making the grants, the Compensation Committee established an intended long-term incentive value for each named executive officer. When setting these intended values, the Compensation Committee considered competitive market data from the peer group prepared by our independent compensation consultant and target total compensation opportunities. We intend that the value of long-term incentive awards for our executives approximate the market median and the total compensation opportunity for such executive officers approximate the market median level when combined with base salary and target annual bonuses. Individual performance or other factors may result in awards which are above or below the market median. These factors include tenure and experience, succession planning and retention, subjective evaluations of performance, historical grant levels and other recent compensation actions with respect to the individual. The actual value of equity awards realized by any individual may differ significantly (up or down) from the intended value due to changes in our stock price over the life of the awards and the extent to which performance goals are met in the case of performance-based RSUs.

The 2021 annual equity grants were comprised of 50% performance-vesting restricted stock units (“performance shares”) and 50% time-vested restricted stock units. The Compensation Committee established the target levels of achievement to be challenging yet reasonably attainable, with threshold awards set at expected levels of achievement, and maximum awards set at an extremely difficult level of achievement. Levels of achievement for both goals were assessed using a combination of budget, our historical performance, peer group performance, and the Company’s best estimates for future performance.

The Compensation Committee has discretion to adjust the performance vested awards by +/- 20% depending on extraordinary events or the Company’s performance in other areas.

2021 Equity Award Opportunities at Target Performance
Named Executive Officer	Time Vested Restricted Stock Units (# of shares at Target)	Performance Vested Restricted Stock Units (# of shares at Target)	Value at Target ($000)
Brad S. Elliott (1)	10,672	10,672	$471
Eric R. Newell	4,434	4,434	$196
Craig L. Anderson	4,133	4,133	$183
Julie A. Huber	3,227	3,227	$143
Greg H. Kossover (1)	5,082	5,082	$224

(1)	Excludes time vested restricted stock shares for Mr. Elliott and Mr. Kossover, which were awarded per their employment agreement provisions (see “Other Equity Awards” for more detail).

Performance-vested restricted stock units have a three-year performance period (January 1, 2021 – December 31, 2023) with performance criteria reflecting two key financial measures of equal weighting: the three year change in Total Stockholder Return (“TSR”) and the three year average of core earnings per share (“EPS”) growth, a non-GAAP measure. These goals were selected to reflect our focus on the Company’s long-term strategic goals and objectives which include sound risk management and stockholder value enhancement over the long-term time horizon, relative to our peers.

3-year TSR & EPS Performance Relative to Index (1)	3-year Performance Relative to Peer Group	Payout Schedule
75th percentile	Stretch	150% of target
55th percentile	Target	100% of target
35th percentile	Threshold	50% of target
Below the 35th percentile	Below Threshold	0% of target

(1)

Will be measured based on the Company performance relative to an index of U.S. exchange traded commercial banks with assets between $3 billion and $10 billion at the time of grant. Index constituents acquired as of the end of the performance period will be removed for the entire performance period and not be replaced. In 2021, the peer index consisted of 90 banks with a median asset size of $5.67 billion.

Each measure’s performance is determined independently. A payout percentage will be interpolated between 50% and 150% dependent on the reported percentile to peers. The performance-based restricted stock units will vest as soon as practical after performance results are known and the Compensation Committee reviews and certifies the results. Time-vested restricted stock grants have an incremental vesting schedule which vests 33.33% per year beginning on the first anniversary of the grant date.

Below, we detail the equity award earning opportunity per executive officer as a percent of salary.

	2021 Grant Date Value of Equity Award Opportunity as a % of Salary on Grant Date
		Performance-Based PSUs
NEO	Time-Based RSUs	Threshold	Target	Maximum
Brad S. Elliott (1)	32.50%	16.25%	32.50%	48.75%
Eric R. Newell	27.50%	13.75%	27.50%	41.25%
Craig L. Anderson	25.00%	12.50%	25.00%	37.50%
Julie A. Huber	25.00%	12.50%	25.00%	37.50%
Greg H. Kossover (1)	27.50%	13.75%	27.50%	41.25%

(1)	Excludes time vested restricted stock shares for Mr. Elliott and Mr. Kossover, which were awarded per their employment agreement provisions (see “Other Equity Awards” for more detail).

2019 PRSUs

PRSUs were awarded to Messrs. Elliott, Anderson, Kossover and Ms. Huber on February 7, 2019 (the “2019 PRSUs”). The vesting of the 2019 PRSUs was based on two relative performance metrics of equal weighting, as measured during the period beginning January 1, 2019 and ending December 31, 2021: (a) relative total stockholder return (“Relative TSR”) and (b) relative average of core earnings per share (“Relative EPS”) growth (a non-GAAP measure). For the first metric, Relative TSR, the Company’s total stockholder return during the performance period was in the 5th percentile of the reference group, which was below threshold performance. For the second metric, Relative EPS, the Company’s average core earnings per share was in the 22nd percentile of the reference group, which was also below threshold performance. As a result, none of the 2019 PRSUs became earned and vested and, as a result, they were forfeited.

Relative “Core EPS” Growth	2019 RSU Payout Percentage of Target	Relative “TSR” Performance	2019 RSU Payout Percentage of Target
75th Percentile and Above	150%	75th Percentile and Above	150%
55th Percentile	100%	55th Percentile	100%
35th Percentile	50%	35th Percentile	50%
Below 35th Percentile	0%	Below 35th Percentile	0%

2019-2021 Performance Cycle
Named Executive Officer	PRSUs (Target # of PRSUs)	PRSUs Vested (# of shares)	Total Vested PRSUs as of December 31, 2021 (% of Target)
Brad S. Elliott	7,174	0	0%
Eric R. Newell (1)	—	—	—
Craig L. Anderson	2,431	0	0%
Julie A. Huber	1,737	0	0%
Greg H. Kossover	3,396	0	0%

(1)	Mr. Newell was hired after the grant date of February 7, 2019

Other Equity Awards

Under their respective employment agreements in effect before November 5, 2021, Messrs. Elliott and Kossover were each eligible to be considered to receive an annual equity award having an aggregate target value not to exceed the amount equal to 25% of the combined total of the executive’s Base Salary and Incentive Payment, as such terms were defined in those employment agreements. On January 29, 2021, Mr. Elliott received an award of 8,209 TRSUs and Mr. Kossover received an award of 4,620 TRSUs. These TRSUs will vest in three equal annual installments beginning on the first anniversary of the grant date.

Mr. Elliott also received a stock option award on January 29, 2021, with a target award value of $25,000. The Compensation Committee opted to provide Mr. Elliott a stock option award in lieu of a more enhanced merit base salary increase for 2021. The stock option award was 4,163 options with a strike price of $22.08 and using a Black-Scholes pricing model each option is valued at $5.85 per share. This stock option award will vest in three equal annual installments beginning on the first anniversary of the grant date.

Additional Benefits

In addition to the compensation paid to NEOs as described above, NEOs received, along with and on the same terms as other employees, certain benefits pursuant to the 401(k) Plan and life insurance. Eligible employees, including NEOs, may participate in our health and welfare benefit program, including medical, dental, vision coverage, disability and life insurance. These benefits are offered to all employees as part of our total compensation program.

We provide our NEOs with perquisites that the Compensation Committee believes are reasonable and consistent with our overall compensation program and allows our NEOs to more effectively discharge their responsibilities to the company. Certain of our NEOs were provided with Company-owned vehicles in 2021. The Company has more than 69 retail and commercial offices throughout Kansas, Missouri, Arkansas, and Oklahoma. Regular presence of our NEOs in the markets we serve is, we believe, best accomplished by providing them with the use of Company-owned transportation. We also reimburse all NEOs for membership costs for various clubs and organizations. The Compensation Committee believes these memberships provide important opportunities for business development activities and demonstrate our philosophy of community support and development in the markets we do business. The amounts attributed to each of our NEOs for personal use of company-owned transportation and membership reimbursements are included in the “All Other Compensation” column in the Summary Compensation Table.

Death Benefits for Certain Officers

The Company maintains an unfunded plan for a select group of officers whose lives have been insured by Bank Owned Life Insurance (“BOLI”) pursuant to which a multiple of the officer’s base salary at the time of death is payable over a stated time period to a beneficiary designated by the officer. The officer at the time of death must be actively employed by the Company.

Employee Stock Purchase Plan

Our NEOs are eligible to participate in our employee stock purchase plan (“ESPP”) on the same basis as all other employees. Our ESPP was approved by our stockholders at our 2019 Annual Meeting of Stockholders and the ESPP is structured as a qualified employee stock purchase plan under Section 423 of the Internal Revenue Code. The ESPP gives our employees an opportunity to purchase shares of our common stock at a discounted price subject to compliance with the terms of the ESPP. We believe that our stockholders will correspondingly benefit from the increased interest on the part of participating employees in our success.

Compensation Process

The Compensation Committee

The Compensation Committee is a standing committee that operates pursuant to a charge that has been approved by the Board of Directors. Each member of the Committee is independent as defined under applicable NASDAQ rules. While the committee receives input from the CEO and executives on certain information and data and regularly consults with its independent compensation consultant, the Committee is fully responsible for all aspects of compensation decisions for NEOs. To fulfill its responsibilities, the Committee meets throughout the year and also takes action by written consent. The Chairman of the Committee reports on Committee actions at meetings of the Company’s Board.

The Committee operates under a written charter that establishes its responsibilities. A copy of the Compensation Committee Charter can be found on the Company’s website investor.equitybank.com. The Committee reviews the Charter annually to ensure that the scope of the Charter is consistent with the Committee’s expected role. Under the Charter, the Committee is charged with general responsibility for the oversight and administration of our executive compensation program. Annually, the Committee reviews all compensation components and incentives, long-term incentives, benefits and other perquisites. In addition to reviewing competitive market values, the Committee examines the total compensation mix, pay for performance relations and alignment with our compensation philosophy. The Committee also reviews the employment agreements for NEOs. As the Committee makes decisions regarding the CEO and other executive officers’ compensation, input and data from management and outside advisors are provided for external reference and perspective. While the CEO makes recommendations on other executive officers’ compensation, the Committee is ultimately responsible for approving compensation for all executive officers. The Committee meets regularly in executive session without management.

The Compensation Committee Independent Compensation Consultant

Pursuant to its Charter, the Committee has the sole authority to retain, terminate, obtain advice from, oversee and compensate its outside advisors, including its compensation consultant. The Committee has access to the funding it needs to solicit advisory services to meet their requirements.

The Compensation Committee engaged Blanchard Consulting Group as its independent compensation consultant in 2021 to advise the Compensation Committee on board of director compensation. The 2021 board of director study provided us with director compensation data from our peer group and survey data sources. In 2020, the Compensation Committee engaged Blanchard Consulting Group to provide a comprehensive executive compensation review. Blanchard Consulting Group is a national firm with an exclusive focus on the banking and financial services industry. Blanchard Consulting Group did not provide additional services other than compensation consulting to the Compensation Committee. The Compensation Committee conducted an assessment of potential conflicts of interest and independence issues for Blanchard Consulting Group and no conflicts of interest or independence issues relating to either Company’s services were identified by the Compensation Committee. The Compensation Committee and executive management utilized the Blanchard reports to assist with executive and director pay decisions during 2021 but did not solely rely on them.

The Role of Executive Officers with the Compensation Committee

The Company’s management provides information and input as requested by the Committee to facilitate decisions related to executive compensation. Annually, at the start of the year, the Chief Executive Officer (“CEO”) develops proposed Company goals and objectives that are reviewed and approved by the Board of Directors. Performance measures for the incentive plan are derived from the Board approved goals.

Members of management may be asked to provide input relating to potential changes in compensation programs for review by the Committee. The Committee occasionally requests members of executive management to be present at Committee meetings where executive compensation and Company or individual performance are discussed and evaluated. Executives provide insight, suggestions or recommendations regarding executive compensation; however, only Committee members vote on decisions regarding executive compensation.

The CEO reviews executive performance with the Committee and makes recommendations relating to executive compensation decisions. The Committee meets with the CEO to discuss his own performance and compensation package, but ultimately decisions regarding the CEO’s compensation are discussed and approved during executive session, when the CEO is not present. Decisions regarding other executives’ performance and compensation are made by the Committee considering recommendations from the CEO.

The Compensation Committee Assessment of Compensation Risk

The Company adheres to a conservative and balanced approach to risk. Management and the Board of Directors conduct regular reviews of the business to ensure it remains within appropriate regulatory guidelines and practice. In addition, the Company is periodically examined by the Federal Reserve Bank of Kansas City and the Kansas Office of the State Bank Commissioner.

During 2021, management continued to conduct risk assessments of the Company’s incentive plans. These risk assessments were presented to the Compensation Committee and concluded that the compensation programs provide appropriate balance across many performance measures, have controls on the range of payouts, allow Committee discretion in making awards and ultimately do not pose material risk to the Company. Going forward, the Company will continue to monitor and evolve its programs to ensure they are aligned with emerging regulations and best practices.

Peer Group for 2021 Compensation Decisions

Understanding the competitive landscape is a key element the Compensation Committee considers in setting program targets and making compensation decisions. The Compensation Committee relies on data and advice from its independent compensation consultant, including benchmarking data, best practices information and general education to members of the Compensation Committee as needed throughout the year.

A primary data source used in setting competitive market-based compensation levels for the NEOs and directors is the information publicly disclosed by a custom peer group. The peer group is based on geographic location and asset size and was utilized as part of the Blanchard Consulting Group director compensation study in 2021. In 2021, the peer group’s 2020 year-end asset size ranged from approximately $2.0 billion to $8.0 billion. The median asset size of our 2021 peer group for year-end 2020 was $5.1 billion, with the Company’s assets at approximately $4.0 billion for the same time period (the same timeframe as the peer director compensation reported and analyzed in BCG’s 2021 director compensation study). Currently, the Company’s assets are approximately $5.1 billion. Our current peer group consists of the below twenty-two banks, located in Colorado, Illinois, Iowa, Kansas, Minnesota, Missouri, South Dakota, and Texas.

In 2021, the Company reviewed and assessed whether our 2020 peer group needed modifications for 2021. It was determined that the 2020 peer group remained largely appropriate for 2021, with the exceptions of removing Veritex Holdings, Inc. and Enterprise Financial Services Corp due to exceeding our asset size range maximum of $8.0B.

2021 Compensation Peer Group
Great Southern Bancorp, Inc.	Allegiance Bancshares, Inc.	South Plains Financial, Inc.
Southside Bancshares, Inc.	CrossFirst Bankshares, Inc.	Old Second Bancorp, Inc.
Meta Financial Group, Inc.	QCR Holdings, Inc.	West Bancorporation, Inc.
Midland States Bancorp, Inc.	MidWestOne Financial Group, Inc.	Spirit of Texas Bancshares, Inc.
National Bank Holdings Corporation	First Mid Bancshares, Inc.	Guaranty Bancshares, Inc.
Byline Bancorp, Inc.	CBTX, Inc.	Bridgewater Bancshares, Inc.
Triumph Bancorp, Inc.	Hills Bancorporation	Southern Missouri Bancorp, Inc.
HBT Financial, Inc.

Other Factors Affecting Executive Compensation

Employment Agreements

On November 5, 2021, the Company entered into new employment agreements with Messrs. Elliott, Kossover, Anderson, and Ms. Huber. These employment agreements supersede and replace their prior employment agreements. The employment agreement with Mr. Elliott, CEO and Chairman of the Board, provides for an initial three-year term that is automatically extended for an additional three-years unless either party gives notice of non-renewal at least 90 days before the end of the then-current term. The employment agreements with Messrs. Kossover and Anderson, and Ms. Huber each have an initial three-year term that is automatically extended for successive one-year terms unless either party gives notice of non-renewal at least 90 days before the end of the then-current term.

On April 30, 2020 the Company entered into an employment agreement with Mr. Newell. The initial term of the agreement is until April 30, 2023, and the term is automatically extended for successive one-year terms unless either party gives notice of non-renewal at least 90 days before the end of the then-current term.

We use multi-year employment agreements to foster retention and succession planning, to be competitive and to protect the business with restrictive covenants, such as non-competition, non-solicitation and confidentiality provisions. The employment agreements provide for severance pay in the event of the involuntary termination of the executive’s employment without cause (or, where applicable, termination for good reason), which allows these executives to remain focused on the Company’s interests and, where applicable, serves as consideration for the restrictive covenants in their employment agreements.

Employment agreement terms and compensation for our executive officers are summarized as follows:

Mr. Elliott
Term	An initial three-year term that is automatically extended for successive additional three-year terms unless either party gives notice of non-renewal at least 90 days before the end of the then-current term.
Base Salary	$725,000
Annual Bonus	Under his employment agreement, Mr. Elliott has a target bonus opportunity of 75% of his base salary, subject to his achievement of performance criteria established by the Compensation Committee.
Long-Term Incentive Award	Under his employment agreement, Mr. Elliott is entitled to receive an annual equity incentive award with a total grant value equal to 65% of his base salary.
Non-Competition Period	During employment and for 12 months following termination of employment.
Non-Solicitation Period	During employment and for 12 months following termination of employment.

Mr. Newell
Term	An initial three-year term that is automatically extended for successive additional one-year terms unless either party gives notice of non-renewal at least 90 days before the end of the then-current term.
Base Salary	$350,000
Annual Bonus	Under his employment agreement, Mr. Newell has a target bonus opportunity of 65% of his base salary, subject to his achievement of performance criteria established by the Compensation Committee.
Long-Term Incentive Award	Under his employment agreement, Mr. Newell is entitled to receive an annual equity incentive award with a total grant value equal to 55% of his base salary.
Non-Competition Period	During employment and for 24 months following termination of employment.
Non-Solicitation Period	During employment and for 24 months following termination of employment.

Mr. Anderson
Term	An initial three-year term that is automatically extended for successive additional one-year terms unless either party gives notice of non-renewal at least 90 days before the end of the then-current term.
Base Salary	$365,000
Annual Bonus	Under his employment agreement, Mr. Anderson has a target bonus opportunity of 65% of his base salary, subject to his achievement of performance criteria established by the Compensation Committee.
Long-Term Incentive Award	Under his employment agreement, Mr. Anderson is entitled to receive an annual equity incentive award with a total grant value equal to 50% of his base salary.
Non-Competition Period	During employment and for 12 months following termination of employment.
Non-Solicitation Period	During employment and for 12 months following termination of employment.

Ms. Huber
Term	An initial three-year term that is automatically extended for successive additional one-year terms unless either party gives notice of non-renewal at least 90 days before the end of the then-current term.
Base Salary	$285,000
Annual Bonus	Under her employment agreement, Ms. Huber has a target bonus opportunity of 50% of her base salary, subject to her achievement of performance criteria established by the Compensation Committee.
Long-Term Incentive Award	Under her employment agreement, Ms. Huber is entitled to receive an annual equity incentive award with a total grant value equal to 50% of her base salary.
Non-Competition Period	During employment and for 12 months following termination of employment.
Non-Solicitation Period	During employment and for 12 months following termination of employment.

Mr. Kossover
Term	An initial three-year term that is automatically extended for successive additional one-year terms unless either party gives notice of non-renewal at least 90 days before the end of the then-current term.
Base Salary	$408,000
Annual Bonus	Under his employment agreement, Mr. Kossover has a target bonus opportunity of 65% of his base salary, subject to his achievement of performance criteria established by the Compensation Committee.
Long-Term Incentive Award	Under his employment agreement, Mr. Kossover is entitled to receive an annual equity incentive award with a total grant value equal to 55% of his base salary.
Non-Competition Period	During employment and for 12 months following termination of employment.
Non-Solicitation Period	During employment and for 12 months following termination of employment.

Clawback Policy

The Company revised its existing Clawback and Recoupment Rights Policy in September 2021 and adopted a Compensation Recovery Policy (the “Policy”), which expanded salary recoupment from just restatement damages to other defined acts of misconduct, including being convicted of, pleading no contest to, or receiving adjudicated probation or deferred adjudication in connection with a crime involving fraud, dishonesty, moral turpitude, or any felony. The Policy would be triggered by any restatement of the financial statements or violation of provisions of applicable confidentiality, noncompetition, or non-solicitation obligations as agreed upon when receiving the performance-based incentive and equity compensation. The Policy covers performance-based incentive and equity compensation awarded when vesting, settlement or payment is contingent upon the achievement of a specified performance metric. Excess compensation, determined to be the amount of compensation that would not have been paid to the Executive Officer if the financial statements were correct at the time of the payment, and/or other incentive compensation received by the Executive Officer in the case of certain defined acts of misconduct, would be subject to recoupment at the discretion of the Compensation Committee.

Equity Compensation Grant Practices

The Compensation Committee is solely responsible for the development of the schedule of equity awards made to our Chief Executive Officer and other NEOs. As a general matter, the Committee’s process is independent of any consideration of the timing of the release of material non-public information, including with respect to the determination of grant dates or stock option exercise prices. Similarly, we have never timed the release of material non-public information to affect the value of the executive compensation. In general, the release of such information reflects long-established timetables for the disclosure of material non-public information such as earnings reports or, with the respect to other events reportable under federal securities laws, the applicable requirements of such laws with respect to timing of disclosure. The Compensation Committee’s decisions are reviewed by, and must be approved by, the Company’s full Board of Directors.

Stock Ownership Guidelines

In May 2019, the Company adopted stock ownership guidelines for outside directors. The guidelines require Board members to obtain and maintain beneficial ownership (by Company grant and through individual purchase) of $500,000 of value in the Company’s stock within five years of adopting the guidelines or initial election to the Board.

The Compensation Committee adopted stock ownership guidelines in 2021 to encourage select senior executive officers to hold meaningful ownership in Company stock and align their interests with those of our stockholders.

Position	Required Ownership
Chairman & Chief Executive Officer	5x Annual Base Salary
Other Named Executive Officers (“NEOs”)	2.5x Annual Base Salary
Executive Vice Presidents	1x Annual Base Salary
Non-Employee Directors	$500,000

CEO Pay Ratio

The Company is making its disclosure of the CEO Pay Ratio, as required by Section 953(b) of the Dodd-Frank Wall Street reform and Consumer Protection Act and Item 402(u) of SEC Regulation S-K. We identified the median employee in 2020 by examining the Box 5 wages reported on the 2020 Form W-2 for all individuals, excluding the CEO, who received compensation during 2020 through December 31, 2020. This employee population included all full-time, part-time or seasonal employees as of December 31, 2020. Once we identified our median employee, we determined the annual total compensation of our median employee for 2020. We then calculated the CEO’s and median employee’s 2020 total compensation in a comparable manner to the CEO compensation provided in the Summary Compensation Table.

For 2021, the total compensation paid to the CEO was $2,299,501 The total of all compensation paid to the median employee was $41,125. The CEO pay to median employee pay was approximately 56:1.

The pay ratio identified above is a reasonable estimate calculated in a manner consistent with SEC rules. Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company’s workforce, as well as the assumptions and methodologies used in calculated the ray ratio, as permitted by SEC rules.

Tax, Accounting and Other Considerations

The Compensation Committee (the “Committee”) considers the effects of tax and accounting treatments when it determines compensation. For example, under the Tax Cuts and Jobs Act enacted on December 22, 2017, generally compensation paid to applicable executive officers of publicly traded companies, in excess of $1 million, is disallowed from receiving a tax deduction (section 162(m)) of the Internal Revenue Code of 1986, as amended (the “Code”). In structuring the Company’s compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation. Despite the loss of deductibility, the Company continues to commit to providing a significant portion of executive pay in performance-based components, consistent with its compensation philosophy. The Committee reserves the right, however, in the exercise of its business judgment, to establish appropriate compensation levels for executive officers that may exceed the limits on tax deductibility established under Section 162(m) of the Code. If a change in control payment exceeds the limit for deductible payments under Section 280G of the Code the higher of (i) safe harbor amounts; or (ii) full payments after tax (i.e., “best of after-tax benefit”) will be paid to the NEO. For full payments, the NEO is responsible for paying the excise tax. The Committee takes into consideration the accounting effects of Financial Accounting Standard Board (FASB) Accounting Standards Codification (ASC) Topic 718 in determining vesting periods for stock options and restricted stock awards under the Equity Bancshares, Inc. Amended and Restated 2013 Stock Incentive Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed with Management the “Compensation Discussion and Analysis” disclosure appearing above in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which incorporates by reference the disclosure contained in this Proxy Statement.

March 11, 2022

The Compensation Committee:

Jerry Maland, Chairman

Gary Allerheiligen

Randee Koger

SUMMARY COMPENSATION TABLE

The following table provides information regarding the compensation of our named executive officers for the years ended December 31, 2021, 2020 and 2019. Except as set forth in the notes to the table, all cash compensation for these executive officers was paid by Equity Bank, where each serves in the same capacity.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation (3) ($)	Total ($)
Brad S. Elliott	2021	725,010	—	652,530	25,000	744,326	152,635	2,299,501
Chief Executive Officer and	2020	715,000	—	464,756	—	689,720	147,394	2,016,870
Chairman of the Board	2019	715,000	—	584,154	238,820	201,628	157,132	1,896,734

Eric R. Newell (4)	2021	356,000	—	195,805	—	316,758	21,735	890,298
Executive Vice President and	2020	234,792	50,000	199,996	—	195,072	42,821	722,681
Chief Financial Officer

Craig L. Anderson	2021	365,000	—	182,513	—	295,504	57,073	899,090
Executive Vice President and	2020	357,000	—	206,272	—	300,383	47,967	911,622
President of Equity Bank	2019	350,000	—	157,480	—	51,323	40,835	599,638

Julie A. Huber (4)	2021	285,000	—	142,504	—	195,065	31,885	654,454
Executive Vice President	2020	275,000	40,000	112,517	—	176,851	34,962	639,330
Strategic Initiatives

Gregory H. Kossover	2021	408,000	—	326,431	—	363,026	59,088	1,156,545
Executive Vice President,	2020	400,000	—	220,009	—	364,403	57,208	1,041,620
Chief Operating Officer, and Director	2019	400,000	—	286,781	133,606	112,799	54,543	987,729

(1)

These amounts represent the aggregate grant-date fair value of time and performance based restricted stock unit awards, determined in accordance with FASB ASC Topic 718. The grant-date fair value of restricted stock units is determined by the closing price of the Company’s stock on the date of grant. See Note 19 to the consolidated financial statements for the year ended December 31, 2021.

(2)

These amounts represent the aggregate grant-date fair value of stock option awards, determined in accordance with FASB ASC Topic 718. See Note 19 to the consolidated financial statements for the year ended December 31, 2021 for a discussion of the associated assumptions used in the valuation of stock-option awards.

(3)	See table below summarizing the components of ‘All Other Compensation.’
(4)	Executive was not a NEO prior to 2020.

ALL OTHER COMPENSATION TABLE

The following table provides a detailed summary of the ‘All Other Compensation’ column included within the above Summary Compensation Table.

Name and Principal Position	Year	401(k) Match	Life Insurance	Use of Company Vehicle	Use of Company Aircraft	Club Dues	Moving Expense	Director Fees
Brad S. Elliott	2021	$10,800	$101,290	$21,044	$7,485	$12,056	$—	$—
Chief Executive Officer and	2020	10,800	100,690	24,171	—	11,733	—	—
Chairman of the Board	2019	10,800	100,690	11,369	16,195	18,078	—	—

Eric R. Newell	2021	9,504	175	—	—	12,056	—	—
Executive Vice President and	2020	—	175	—	—	7,482	35,164	—
Chief Financial Officer

Craig L. Anderson	2021	10,800	1,980	16,864	—	27,429	—	—
Executive Vice President and	2020	10,800	1,980	16,301	2,402	16,484	—	—
President of Equity Bank	2019	10,800	1,980	11,600	—	16,455	—	—

Name and Principal Position	Year	401(k) Match	Life Insurance	Use of Company Vehicle	Use of Company Aircraft	Club Dues	Moving Expense	Director Fees
Julie A. Huber	2021	$10,800	$690	$14,922	$—	$5,473	$—	$—
Executive Vice President	2020	10,800	690	18,161	—	5,311	—	—
Strategic Initiatives

Gregory H. Kossover	2021	10,800	1,290	—	2,942	12,056	—	32,000
Executive Vice President, Chief	2020	10,800	1,290	—	301	12,817	—	32,000
Operating Officer and Director	2019	10,800	1,290	—	295	10,158	—	32,000

GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows the plan-based awards granted during the year ended December 31, 2021 to each of our named executive officers:

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name and Principal Position	Award Description		Grant Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	All Other Stock Awards	Grant Date Fair Value ($)
Brad S. Elliott	EIP			233,003	543,758	775,761
	RSU		1/29/2021	—	—	—	—	10,672	—	8,209	416,892
Chief Executive Officer and	PSU	(1)	1/29/2021	—	—	—	2,668	5,336	8,004	—	117,819
Chairman of the Board	PSU	(2)	1/29/2021	—	—	—	2,668	5,336	8,004	—	117,819
	Options	(3)	1/29/2021	—	—	—	—	—	—	4,163	25,000

Eric R. Newell	EIP			99,680	231,400	331,080
	RSU		1/29/2021	—	—	—	—	4,434	—	—	97,903
Executive Vice President and	PSU	(1)	1/29/2021	—	—	—	1,109	2,217	3,326	—	48,951
Chief Financial Officer	PSU	(2)	1/29/2021	—	—	—	1,109	2,217	3,326	—	48,951

Craig L. Anderson	EIP			102,200	237,250	339,450
	RSU		1/29/2021	—	—	—	—	4,133	—	—	91,257
Executive Vice President and	PSU	(1)	1/29/2021	—	—	—	1,033	2,067	3,100	—	45,628
President of Equity Bank	PSU	(2)	1/29/2021	—	—	—	1,033	2,067	3,100	—	45,628

Julie A. Huber	EIP			59,850	142,500	202,350
	RSU		1/29/2021	—	—	—	—	3,227	—	—	71,252
Executive Vice President	PSU	(1)	1/29/2021	—	—	—	807	1,614	2,420	—	35,626
Strategic Initiatives	PSU	(2)	1/29/2021	—	—	—	807	1,614	2,420	—	35,626

Gregory H. Kossover	EIP			114,240	265,200	379,440
	RSU		1/29/2021	—	—	—	—	5,082	—	4,620	214,221
Executive Vice President, Chief	PSU	(1)	1/29/2021	—	—	—	1,271	2,541	3,812	—	56,105
Operating Officer and Director	PSU	(2)	1/29/2021	—	—	—	1,271	2,541	3,812	—	56,105

(1)

The PSUs vest on the third anniversary of the grant date subject to meeting the Adjusted Earnings Per Share performance criteria as described in detail in the Compensation Discussion and Analysis section of this document.

(2)

The PSUs vest on the third anniversary of the grant date subject to meeting the Total Stockholder Return performance criteria as described in detail in the Compensation Discussion and Analysis section of this document.

(3)	The exercise price of the options is $22.08.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information relating to outstanding equity awards held by the named executive officers as of December 31, 2021:

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (12)
Brad S. Elliott	30,000	—		—	13.00	8/25/2024
	40,665	—		—	14.25	12/31/2024
	32,643	—		—	21.21	1/28/2026
	16,853	—		—	33.50	2/17/2027
	25,885	8,292	(1)	—	32.29	2/12/2029
	4,163	4,163	(2)	—	22.08	1/29/2031
							3,313 (4)	112,410
							7,174 (5)	243,414
							5,549 (6)	188,278
							8,323 (7)	282,399
							18,881 (8)	640,632
							10,672 (9)	362,101
Eric R. Newell	—	—		—	—	—
							11,662 (10)	395,692
							4,434 (8)	150,446
							4,434 (9)	150,446
Craig L. Anderson	—	—		—	—	—
							811 (4)	27,483
							2,431 (5)	82,484
							2,463 (6)	83,570
							3,694 (7)	125,337
							4,133 (8)	140,233
							4,133 (9)	140,233
Julie A. Huber	2,000	—		—	14.25	12/31/2023
	7,500	—		—	23.39	12/31/2024
	6,000	1,500	(3)	—	33.15	01/30/2027
							714 (11)	24,226
							579 (4)	19,645
							1,737 (5)	58,936
							1,343 (6)	45,568
							2,015 (7)	68,369
							3,227 (8)	109,492
							3,227 (9)	109,492
Gregory H. Kossover	20,000	—		—	23.39	12/31/2025
	10,533	—		—	33.50	2/17/2027
	9,055	—		—	35.06	12/28/2027
	14,481	4,639	(1)	—	32.29	2/12/2029
							1,647 (4)	55,883
							3,396 (5)	115,226
							2,627 (6)	89,134
							3,940 (7)	133,684
							9,702 (8)	329,189
							5,082 (9)	172,432

(1)

Represents time-vested options granted on February 12, 2019. A portion of the options vested at grant. The remaining options vest in three equal annual installments on the anniversary of the grant date, subject to the continued employment of the executive.

(2)	Represents time-vested options granted on January 29, 2021. The options vest in three equal installments on the anniversary of the grant date, subject to the continued employment of the executive.
(3)	Represents time-vested options granted on January 30, 2017. One-fifth of the options vest on each anniversary of the grant date, subject to the continued employment of the executive.
(4)

Represents time-vested restricted stock units granted on February 7, 2019. A portion of the units vested on the grant date. The remaining units vest in three equal annual installments beginning on February 7, 2020, subject to the continued employment of the executive.

(5)	Represents performance-vested restricted stock units granted on February 7, 2019. Cliff vesting of these units will occur on February 7, 2022 if certain criteria are met during the performance period.
(6)

Represents time-vested restricted stock units granted on February 7, 2020. The units vest in three equal annual installments beginning on February 7, 2021, subject to the continued employment of the executive.

(7)	Represents performance-vested restricted stock units granted on February 7, 2020. Cliff vesting of these units will occur on February 7, 2023 if certain criteria are met during the performance period.
(8)

Represents time-vested restricted stock units granted on January 29, 2021. The units vest in three equal annual installments beginning on January 29, 2022, subject to the continued employment of the executive.

(9)	Represents performance-vested restricted stock units granted on January 29, 2021. Cliff vesting of these units will occur on February 7, 2024 if certain criteria are met during the performance period.
(10)	Represents time-vested restricted stock units granted on May 15, 2020. The units vest in five equal annual installments beginning on May 15, 2021, subject to the continued employment of the executive
(11)

Represents time-vested restricted stock units granted on February 20, 2018. The units vest in five equal annual installments beginning on February 20, 2019, subject to the continued employment of the executive.

(12)	Market values based on the Company’s closing stock price of $33.93 as of December 31, 2021.

OPTION EXERCISES AND STOCK VESTED SUMMARY TABLE

The following table provides information about shares received upon vesting of restricted shares and exercise of options during the year ended December 31, 2021:

Name and Principal Position	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Shares Received Upon Vesting (#)	Value Realized on Vesting ($)
Brad S. Elliott	150,000	3,141,180	24,021	847,240
Eric R. Newell	—	—	2,915	90,132
Craig L. Anderson	—	—	3,746	100,031
Julie A. Huber	—	—	1,608	39,316
Greg H. Kossover	38,063	633,194	16,411	586,881

POTENTIAL PAYMENTS AS A RESULT OF TERMINATION OF CHANGE-IN-CONTROL

As discussed under “Other Factors Affecting Executive Compensation,” on page 38, we have entered into employment agreements, which include change of control provisions, with each of our named executive officers (collectively, the “agreements”). The agreements are designed to promote stability and continuity of our senior executive management. Each agreement includes a “double trigger” structure which provides that the executive officer will not receive a “change of control” payment unless both (i) a change in control occurs and (ii) the executive’s employment terminates involuntarily for reasons other than for cause or voluntarily for good reason within 12 or 24 months, dependent on executive, in either case following the change in control.

Under the agreements, a change of control will be deemed to have occurred if:

1.

Any person, entity or a “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the Company or Equity Bank (“Bank”) securities possessing 50% or more of:

•	the then outstanding shares of the Company or the Bank;

•	the combined voting power of the Company’s or the Bank’s then outstanding securities; or

•	the fair market value of all of the Company’s or the Bank’s the outstanding securities.

Provided the person, entity or group did not previously own 50% or more of the applicable metric above.

2.

The majority of the members of the Board of Directors of the Company is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors of the Company prior to the date of the appointment or election.

3.	The consummation of a merger or consolidation of the Company or the Bank with any other entity other than:

•

a merger or consolidation which would result in the voting securities of the Company or the Bank outstanding immediately prior to such merger or consolidation continuing to represent 50% or more of the combined voting power of the voting securities of the Company or the Bank or such surviving entity or any parent hereof outstanding immediately after such merger or consolidation; or

•

a Merger or consolidation effected to implement a recapitalization of the Company or the Bank in which no person, entity or group is or becomes the beneficial owner, directly or indirectly, of securities of the Company or the Bank representing 50% or more of the ownership interests summarized under ‘1’ above.

4.	Any sale of all, or substantially all, of the assets of the Company or the Bank.

For purposes of the employment agreements, termination for “good reason”, generally, means that the executive has terminated employment because the executive’s compensation has been reduced, or the executive’s job duties have been materially changed or the executive’s principal place of employment has changed by more than 30 miles. If the circumstances that create the “good reason” are resolved within 30 days following notice being provided, a “good reason” termination is generally not available.

The agreements generally require that the executive not disclose or use confidential information of the Company both during and after the conclusion of the executive’s employment, and not solicit employees of the Company or the Bank and/or not compete with the Company or the Bank during the term of the agreement and during the associated restricted period under the agreement.

Each of the agreements includes a continuation multiple which is used to calculate potential payments under the agreement as follows:

Name and Principal Position	Continuation Multiple
Brad S. Elliott	2.99
Eric R. Newell	2.99
Craig L. Anderson	2.99
Julie A. Huber	2.99
Greg H. Kossover	2.99

In the event an executive experiences a termination that qualifies under the ‘dual trigger’ requirements within the contract after a change in control, compensation and benefits under the agreements include: (1) payment of the sum of the base salary for the most recent calendar year ending before the date of the change in control and the amount of other cash payments received during such calendar year multiplied by the continuation multiple; and (2) the immediate vesting of all stock options, restricted shares and RSUs.

The agreements also include a provision that limits change-in-control payments to executives in order to eliminate any potential excise taxes under Section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280G limit, the benefits will be reduced to an amount below the limit.

The following table includes the amount of compensation payable to each of the NEOs upon a termination of employment under certain circumstances as of December 31, 2021:

Name and Principal Position	Benefit	Term Without Cause / Good Reason	Change in Control	Death or Disability
Brad S. Elliott	Compensation Continuation	$725,010	$4,230,043	$—
Chief Executive Officer and	Equity Award Vesting (1,2)	1,829,234	1,829,234	1,829,234
Chairman of the Board

Eric R. Newell	Compensation Continuation	356,000	1,647,705	—
Executive Vice President and	Equity Award Vesting (1,2)	696,853	696,853	696,853
Chief Financial Officer

Craig L. Anderson	Compensation Continuation	365,000	1,989,495	—
Executive Vice President and	Equity Award Vesting (1,2)	599,340	599,340	599,340
President of Equity Bank

Name and Principal Position	Benefit	Term Without Cause / Good Reason	Change in Control	Death or Disability
Julie A. Huber	Compensation Continuation	$285,000	$1,500,534	$—
Executive Vice President	Equity Award Vesting (1,2)	435,729	435,729	435,729
Strategic Initiatives

Gregory H. Kossover	Compensation Continuation	408,000	2,309,485	—
Executive Vice President,	Equity Award Vesting (1,2)	895,548	895,548	895,548
Chief Operating Officer and Director

(1)

Equity awards are subject to pro-rata vesting in the event of death, disability, termination without cause, or termination for good reason of the named executive. The value reflected within the table is the maximum number of shares under these scenarios at the Target vesting threshold.

(2)	All values are based on the market price of the Company’s stock as of December 31, 2021, or $33.93.
(3)

Each of the employee agreements include a provision that limits change-in-control payments to executives in order to eliminate any excise taxes under section 4999 of the Internal Revenue Code. In the event the calculated payment exceeds the Section 280(G) limit, the benefits will be reduced to a level below that threshold.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Some of our officers, directors and principal stockholders and their affiliates are customers of Equity Bank. Such officers, directors and principal stockholders and their affiliates have had transactions in the ordinary course of business with us, including borrowings, all of which were effected on substantially the same terms and conditions, including interest rate and collateral, as those prevailing from time to time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or other unfavorable features. We expect to continue to have such transactions on similar terms and conditions with such officers, directors and stockholders and their affiliates in the future.

We engaged Hutton Corporation, a corporation controlled by Mr. Hutton, one of our directors, to provide certain general contractor services. In 2021, we paid Hutton Corporation $1,783,869 in connection with the construction of our Kansas City headquarters and $206,258 in connection with the remodel of our Rock Road location.

Our Board initially approved the contract with Hutton Corporation to construct the Kansas City headquarters prior to Mr. Hutton becoming a director. The Corporate Governance and Nominating Committees subsequently reviewed and ratified each of the foregoing transactions in accordance with the terms of the Company’s Related Persons Transaction Policy after determining that the transactions were fair to the Company.

Transactions by us with related parties are subject to a formal written policy, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by Equity Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by Equity Bank to its executive officers, directors and principal stockholders). We have adopted policies to comply with these regulatory requirements and restrictions.

We have adopted a related person transaction policy in order to comply with all applicable requirements of the SEC and the NASDAQ concerning related party transactions. Related party transactions will be referred for approval or ratification to our Audit Committee. In determining whether to approve a related party transaction, our Audit Committee will consider, among other factors, the related party’s relationship to the Company, the nature of the proposed transaction, the nature of the related party’s direct or indirect interest in the transaction, and the related party’s relationship to or ownership interest in any other party to, or which has an interest in the transaction. A copy of this policy and our Audit Committee charter are available on our corporate website at investor.equitybank.com.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Class A Common Stock as of March 1, 2022 subject to certain assumptions set forth in the footnotes for:

•	each person known by us to be the beneficial owner of 5% or more of our outstanding Class A Common Stock;

•	each of our directors and nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

To our knowledge, each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within sixty (60) days after such date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement.

Each share of Class A Common Stock is entitled to one vote on matters on which holders of Class A Common Stock are eligible to vote. The Company’s Class B Common Stock has no voting rights, and no shares of the Company’s Class B Common Stock are currently outstanding.

Unless otherwise noted, the address for each stockholder listed on the table below is: c/o Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 300, Wichita, Kansas 67207.

	Class A Common Stock
Name of Beneficial Owner (1)	Number	Percentage (5)
5% Stockholders:
Entities affiliated with T. Rowe Price Associates, Inc (2)	1,365,603	8.1%
Entities affiliated with Black Rock, Inc. (3)	1,080,716	6.4%
Entities affiliated with FJ Capital Management LLC (4)	1,053,069	6.2%

Directors, Nominees and Named Executive Officers:
Brad S. Elliott (6)	405,562	2.4%
Eric R. Newell (7)	5,849	*
Craig L. Anderson (8)	16,507	*
Julie A. Huber (9)	66,567	*
Gregory H. Kossover (10)	161,724	*
Gary C. Allerheiligen (11)	47,168	*
L. James Berglund (12)	46,567	*
Leon Borck (13)	127,557	*
Kevin E. Cook (14)	19,138	*
Junetta M. Everett (15)	3,105	*
Gregory L. Gaeddert (16)	43,885	*
Benjamen M. Hutton (17)	13,105	*
R. Renee Koger (18)	67,473	*
James S. Loving	—	*
Jerry P. Maland (19)	139,536	*
Shawn D. Penner (20)	133,178	*
All Directors, Nominees and Executive Officers as a Group (21 Persons) (21)	1,382,451	8.1%

*	Indicates less than 1%

1)	All references are to shares of the Company’s Class A Common Stock.
2)

Based on a Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 14, 2022, which reported that it is the beneficial owner of 1,365,603 shares and that it has sole voting power with respect to 328,585 of such shares, shared voting power with respect to none of such shares, sole disposition power with respect to 1,365,603 of such shares and shared disposition power with respect to none of such shares. The address for T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, MD 21202.

3)

Based on a Schedule 13G filed by Black Rock, Inc. with the SEC on February 2, 2022, which reported that it is the beneficial owner of 1,080,716 shares and that it has sole voting power with respect to 1,054,502 of such shares, shared voting power with respect to none of such shares, sole disposition power with respect to 1,080,716 of such shares and shared disposition power with respect to none of such shares. The address for Black Rock, Inc. is 55 East 52nd Street, New York, NY 10055.

4)

Based on a Schedule 13G filed by FJ Capital Management LLC with the SEC on February 11, 2022, which reported that it is the beneficial owner of 1,053,069 shares and that it has sole voting power with respect to none of such shares, shared voting power with respect to 1,053,069 of such shares, sole disposition power with respect to none of such shares and shared disposition power with respect to 979,632 of such shares. The address for FJ Capital Management LLC is 7901 Jones Branch Drive, Suite 210, McLean, VA 22102.

5)

Based on 16,632,658 shares of the Company’s Class A Common Stock outstanding as of March 1, 2021, plus the number of shares issuable to such individual (or group of individuals) upon the exercise of stock options or vesting of restricted shares within 60 days.

6)

Includes (i) 58,718 shares held of record by Mr. Elliott, (ii) 3,500 shares held in Mr. Elliott’s individual retirement account, (iii) 9,615 shares held of record by Equity Holdings, LLC of which Mr. Elliott is the managing member, (iv) 172,551 shares held of record by Elliott Legacy, LLC of which Mr. Elliott is the managing member (v) 161,178 shares issuable upon the exercise of options exercisable within 60 days.

7)	Includes 5,849 shares held of record by Mr. Newell.
8)	Includes (i) 13,007 shares held of record by Mr. Anderson and (ii) 3,500 shares held by the Craig L. Anderson Trust of which Mr. Anderson is the trustee.
9)

Includes (i) 29,867 shares held of record by Ms. Huber, (ii) 19,700 shares held jointly of record by Ms. Huber and her spouse, and (iii) 17,000 shares issuable upon the exercise of options within 60 days.

10)

Includes (i) 55,500 shares held of record by the Gregory H. Kossover Revocable Trust of which Mr. Kossover serves as the trustee, (ii) 44,655 shares held of record by Mr. Kossover, (iii) 61,569 shares issuable upon the exercise of options exercisable within 60 days.

11)

Includes (i) 14,888 shares held of record in Mr. Allerheiligen’s individual retirement account, (ii) 13,027 shares held of record by the Gary C. Allerheiligen Living Trust DTD 1-5-2006 of which Mr. Allerheiligen serves as trustee, and (iii) 19,253 shares issuable upon the exercise of options exercisable within 60 days.

12)

Includes (i) 13,743 shares held of record by Mr. Berglund, (ii) 10,000 shares held of record by the L. James Berglund Revocable Trust of which Mr. Berglund serves as the trustee, (iii) 8,000 shares held of record by the Deana K. Berglund Revocable Trust of which Mr. Berglund’s spouse serves as the trustee, and (iv) 14,824 shares issuable upon the exercise of options exercisable within 60 days.

13)

Includes (i) 6,045 shares held of record by Mr. Borck, (ii) 21,036 shares held or record by EDBI, Inc. of which Mr. Borck serves as President and (iii) 100,476 shares held of record by Innovative Livestock Services, Inc. of which Mr. Borck serves as Chairman of the Board.

14)	Includes (i) 1,138 held of record by Mr. Cook and (ii) 18,000 held of record by the Cook Family Trust, of which Mr. Cook is a Trustee.
15)	Includes 3,105 shares held of record by Ms. Everett.
16)

Includes (i) 10,782 shares held of record by Mr. Gaeddert, (ii) 3,000 shares held of record by Mr. Gaeddert’s simplified employee pension account, and (iii) 18,000 shares held of record by D&G Investments, LLC of which Mr. Gaeddert is the managing member, and (v) 12,103 shares issuable upon the exercise of options within 60 days.

17)	Includes 13,105 shares held of record by Mr. Hutton.
18)	Includes (i) 48,328 shares of stock held of record by Ms. Koger, and (ii) 19,145 shares issuable upon the exercise of options within 60 days.
19)

Includes (i) 4,243 shares held of record by Mr. Maland, (ii) 18,250 shares held of record in Mr. Maland’s individual retirement account, (iii) 111,089 shares held of record by the Jerry Paul Maland & Jane Lou Maland Living Revocable Trust DTD 9-21-99 of which Mr. Maland and his spouse serve as co-trustees, and (iv) 5,954 shares held of record by Mr. Maland’s spouse.

20)

Includes (i) 4,243 shares held of record by Mr. Penner, (ii) 128,895 shares jointly held of record by Mr. Penner and his spouse, and (iii) 40 shares held of record by Mr. Penner’s son. Mr. Penner has pledged 124,469 shares as security for certain obligations.

21)

Includes 330,371 shares issuable upon the exercise of options within 60 days by such group. Individuals in this group have separately pledged a total of 155,101 shares as security for certain obligations of such individuals.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the SEC. Such persons are required by the SEC’s regulations to furnish us with copies of all Section 16 forms they file.

Based solely on our review of the copies of such reports furnished to us and representations from certain reporting persons that they have complied with the applicable filing requirements, we believe that during the year ended December 31, 2021, all Section 16(a) reporting requirements applicable to its officers, directors and greater than 10% stockholders were complied with the exception of the following: Mr. Elliott, Ms. Huber, Mr. Anderson, Mr. Reber, Mr. Mayo, Mr. Harbert, Mr. Parman, and Ms. McGregor each filed a late Form 4 one day late on February 3, 2021 to report the issuance of a stock award on January 29, 2021. The late filings were due to administrative oversight by the Company’s stock administration.

ITEM THREE: APPROVAL OF EQUITY BANCSHARES, INC. 2022 OMNIBUS EQUITY INCENTIVE PLAN

GENERAL

We are asking shareholders to approve the Equity Bancshares, Inc. 2022 Equity Incentive Plan (the “2022 Plan”), which is a new plan. On March 14, 2022, upon recommendation by the Compensation Committee, the Board unanimously approved and adopted, subject to the approval of the Company’s shareholders at the Annual Meeting, the 2022 Plan to succeed the Equity Bancshares, Inc. 2013 Amended and Restated Stock Incentive Plan Equity (the “Predecessor Plan”).

The Board is recommending that our shareholders vote in favor of the 2022 Plan. The 2022 Plan will continue to afford us the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance our interests and long-term success by encouraging stock ownership among our officers and other employees, our consultants, and our non-employee directors.

If our shareholders approve the 2022 Plan, the number of shares of our Class A Common Stock, par value $0.01 per share (“Common Stock”), cumulatively reserved for issuance under the 2022 Plan is 760,000, (i) minus any shares of Common Stock subject to awards granted under the Predecessor Plan after March 14, 2022 and before the date of the Annual Meeting, (ii) plus any shares of Common Stock subject to awards granted under the Predecessor Plan that cease to be subject to such awards as a result of the forfeiture, cancellation or expiration of such awards after the date of the Annual Meeting, with such amount subject to adjustment, including under the share counting provisions of the 2022 Plan.

The Board recommends that you vote to approve the 2022 Plan. If the 2022 Plan is approved by our shareholders at the Annual Meeting, it will be effective as of the day of the Annual Meeting, and no further grants will be made on or after such date under the Predecessor Plan. Outstanding awards under the Predecessor Plan will continue in effect in accordance with its terms. If the 2022 Plan is not approved by shareholders, no awards will be made under the 2022 Plan, and the Predecessor Plan will remain in effect.

WHY WE BELIEVE YOU SHOULD VOTE FOR THIS PROPOSAL

The 2022 Plan authorizes a committee of disinterested members of the Board (the “Committee”) to provide cash awards and equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), dividend equivalents, and certain other awards, including those denominated or payable in, or otherwise based on, shares of Common Stock, for the purpose of providing our non-employee directors, officers, employees, and consultants incentives and rewards for service and/or performance. Some of the key features of the 2022 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below.

We believe our success depends in part on our ability to attract, motivate, and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the 2022 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors. The use of Common Stock as part of our compensation program is also important because equity-based awards help link compensation with long-term shareholder value creation and reward participants based on service and/or performance.

As of February 16, 2022, approximately 202,397 shares of Common Stock remained available for issuance under the Predecessor Plan. If the 2022 Plan is not approved, we may be compelled to significantly increase the cash component of our employee and director compensation, which may not necessarily align employee and director compensation interests with the investment interests of our shareholders. Replacing equity awards with cash would also increase cash compensation expense and use cash that could be better utilized.

The actual text of the 2022 Plan is attached to this proxy statement as Appendix A. The following description of the 2022 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix A.

AWARDS OUTSTANDING AND HISTORICAL GRANTS

The following provides additional information on total equity awards outstanding and total grants made in the last three fiscal years.

Overhang. The following table provides certain additional information regarding total awards outstanding at February 16, 2022:

As of February 16, 2022
Number of outstanding options	508,591
Weighted average exercise price of outstanding options	$26.44
Weighted average remaining term of outstanding options	5.21 years
Number of outstanding full-value awards under Predecessor Plan	202,397
Total number of shares of common stock outstanding	16,698,165

Burn Rate. One means of evaluating the long-term dilution from equity compensation plans is to monitor the number of equity awards granted annually, commonly referred to as ‘‘burn rate.’’ As shown in the following table, the Company’s three-year average annual burn rate has been 0.74%.

		Fiscal Year 2019	Fiscal Year 2020	Fiscal Year 2021
A	Number of stock options granted	60,419	—	4,163
B	Number of full value awards granted(1)	112,099	144,530	179,938
C	Number of time-based full value awards granted	78,511	99,376	130,435
D	Number of performance-based full value awards earned(2)	—	20,482	—
E	Number of stock options and full value awards forfeited or cancelled	25,543	16,267	15,095
F	Weighted-average number of shares of Common Stock outstanding	15,618,690	15,097,726	15,016,725
	Burn Rate(3)	0.73%	0.69%	0.80%

(1)	A “full value award” means an award of shares of restricted stock or restricted stock units, whether time-based or performance-based.
(2)

The following tabular disclosure shows all performance-based awards granted, earned and forfeited in each of our 2019, 2020, and 2021 fiscal years. Our performance awards do not include a time-vesting period following the performance period.

Performance Based Full Value Awards	# of Shares
Non-Vested at December 31, 2018	49,660
Granted	24,484
Earned	—
Forfeited	2,084
Non-Vested at December 31, 2019	72,060
Granted	27,451
Earned	20,482
Forfeited	29,178
Non-Vested at December 31, 2020	49,851
Granted	39,261
Earned	—
Forfeited	28,615
Non-Vested at December 31, 2021	60,497

(3)	Burn Rate is calculated as: [A+C+D-E] / [F].

In determining the number of shares to request for approval under the 2022 Plan, our management team worked with our Compensation Committee to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the 2022 Plan.

In evaluating this proposal, shareholders should consider all of the information in this proposal.

2022 PLAN HIGHLIGHTS

Below are certain highlights of the 2022 Plan. These features are designed to reinforce alignment between equity compensation arrangements awarded pursuant to the 2022 Plan and shareholders’ interests, consistent with sound corporate governance practices.

Limited Share Recycling Provisions

Subject to certain exceptions described in the 2022 Plan, if any award granted under the 2022 Plan, (in whole or in part) is canceled or forfeited, expires, is settled for cash, or is unearned, the shares of Common Stock subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the 2022 Plan.

The following shares of Common Stock will not be added (or added back, as applicable) to the aggregate share limit under the 2022 Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of an award (including any shares subject to such award that are not delivered because such award is exercised through a reduction of shares subject to such Award (i.e., “net exercised”)); (B) any shares that are reacquired or withheld (or not issued) by us to satisfy a tax withholding obligation in connection with an award; (C) any shares repurchased by us on the open market with the proceeds of the exercise, strike or purchase price of an award; and (D) in the event that a stock appreciation right granted under the 2022 Plan is settled in shares of Common Stock, the gross number of shares of Common Stock subject to such stock appreciation right.

No Repricing Without Shareholder Approval	Outside of certain corporate transactions or adjustment events described in the 2022 Plan or in connection with a “change in control”, the exercise price of stock options and SARs cannot be reduced, nor can “underwater” stock options or SARs be cancelled in exchange for cash or replaced with other awards or stock options or SARs with a lower exercise or base price, without shareholder approval.
Full-Value Awards Count More Heavily in Reducing the 2022 Plan Share Reserve.	The 2022 Plan uses a “fungible share” concept, under which options and stock appreciation rights reduce the share reserve on a one-for-one basis, but full-value awards, such as restricted shares and restricted stock units, reduce the reserve on a two-for-one basis.
No Dividends/Dividend Equivalents On Unvested Awards	Dividends and dividend equivalents are not paid on unvested awards.
Change in Control Definition	The 2022 Plan includes a non-liberal definition of “change in control,” which is described below.
No Discounting of Stock Options or Stock Appreciation Rights	The 2022 Plan also provides that, except with respect to certain converted, assumed or substituted awards as described in the 2022 Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of a share of Common Stock on the date of grant.
Minimum Vesting Periods

Awards under the 2022 Plan will generally vest no earlier than the first anniversary of applicable grant date, except that the following awards will not be subject to the minimum vesting requirement: (A) awards granted in connection with awards that are assumed, converted or substituted in connection with certain transactions; and (B) additional awards the Committee may grant, up to a maximum of five 5% of the aggregate number of shares authorized for issuance under the 2022 Plan (subject to adjustment under the terms of the 2022 Plan). For purposes of awards granted to non-employee directors, a vesting period is deemed to be one year if the awards are granted to non-employee directors in connection with their election or reelection to the Board at any annual meeting of stockholders and the awards vest on the first day of the month in which the next annual meeting of the Company’s stockholders is held, so long as the period between such meetings is not less than 50 weeks.

Further, the Committee, in is sole discretion, may provide for accelerated vesting (or exercise its discretion to accelerate vesting) of any award under the 2022 Plan upon certain events, including in connection with or following a participant’s death, disability, retirement, or a change control.

Awards Subject to Clawback Policy	Awards under the 2022 Plan are subject to the Company’s clawback policy.

SUMMARY OF OTHER MATERIAL TERMS OF THE 2022 PLAN

Administration. The 2022 Plan will generally be administered by the Committee (or its successor), or any other committee of the Board designated by the Board to administer the 2022 Plan. For this purpose, the Board has presently delegated authority to administer the 2022 Plan to the Compensation Committee. The Committee may from time to time delegate all or any part of its authority under the 2022 Plan to a subcommittee. Any interpretation, construction and determination by the Committee of any provision of the 2022 Plan, or of any agreement, notification or document evidencing the grant of awards under the 2022 Plan, will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the Company, such administrative duties or powers as it deems advisable. In addition, the Committee may by resolution, subject to certain restrictions set forth in the 2022 Plan, authorize one or more officers of the Company to (1) designate employees to be recipients of awards under the 2022 Plan, and (2) determine the size of such awards. However, the Committee may not delegate such responsibilities to officers for awards granted to non-employee directors or certain employees who are subject to the reporting requirements of Section 16 of the Exchange Act. The Committee is authorized to take appropriate action under the 2022 Plan subject to the express limitations contained in the 2022 Plan.

Share Reserve Reduction and Share Recycling.

Any shares subject to options or stock appreciation rights are counted against the 2022 Plan share reserve as one Share for every one share subject to the award. Any shares subject to awards granted under the 2022 Plan other than options or stock appreciation rights (i.e., full value awards, including restricted stock and restricted stock units) are counted against the 2022 Plan share reserve as 2.00 shares for every one share subject thereto.

If any award granted under the 2022 Plan expires or becomes unexercisable without having been exercised in full, is surrendered or is forfeited to or repurchased by the Company due to failure to vest, the unpurchased or forfeited or repurchased shares subject to such award become available for future grant or sale under the 2022 Plan. When shares underlying full value awards are so returned to the 2022 Plan share reserve, 2.00 shares are returned to the 2022 Plan reserve for each Share underlying such award.

With respect to the exercise of stock appreciation rights, the gross number of shares covered by the portion of the exercised award, whether or not actually issued pursuant to such exercise, cease to be available under the 2022 Plan. If shares subject to restricted stock, restricted stock units, performance shares or performance units are repurchased by or forfeited to the Company due to failure to vest, such shares become available for future grant under the 2022 Plan (and increase the 2022 Plan reserve on the two -for-one basis described above).

Shares used to pay the purchase price or satisfy tax withholding obligations of awards do not become available for future issuance under the 2022 Plan. In addition, in the event that a stock appreciation right granted under the 2022 Plan is settled in shares of stock, the gross number of shares subject to such stock appreciation right do not become available for future issuance under the 2022 Plan.

Eligibility. Any person who is selected by the Committee to receive benefits under the 2022 Plan and who is at that time an officer or other employee of the Company or any of its subsidiaries is eligible to participate in the 2022 Plan. In addition, certain persons (including consultants) who provide services to the Company or any of its subsidiaries, and non-employee directors of the Company, may also be selected by the Committee to participate in the 2022 Plan. As of February 28, 2022, the Company and its subsidiaries had approximately 727 employees and the Company had 9 non-employee directors. The basis for participation in the 2022 Plan by eligible persons is the selection of such persons by the Committee (or its authorized delegate) in its discretion.

Types of Awards Under the 2022 Plan. Pursuant to the 2022 Plan, we may grant stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Code (“Incentive Stock Options”)), SARs, restricted stock, RSUs, and certain other awards based on or related to shares of our Common Stock.

Generally, each grant of an award under the 2022 Plan will be evidenced by an award agreement approved by the Committee (an “award agreement”), which will contain such terms and provisions as the Committee may determine, consistent with the 2022 Plan. A brief description of the types of awards which may be granted under the 2022 Plan is set forth below.

Stock Options. A stock option is a right to purchase shares of Common Stock upon exercise of the stock option. Stock options granted to an employee under the 2022 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive Stock Options may only be granted to employees of the Company or certain of our related corporations. The term of a stock option may not extend more than 10 years from the date of grant.

Each grant of a stock option will specify the applicable terms of the stock option, including the number of shares of Common Stock subject to the stock option and the required period or periods of the participant’s continuous service, if any, before any stock option or portion of a stock option will vest. Stock options may provide for continued vesting or the earlier vesting of the stock options, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.

Any grant of stock options may specify performance objectives regarding the vesting of the stock options. Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable: : (i) by tendering, either actually or constructively by attestation, shares of Common Stock valued at fair market value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the stock option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (iii) by a net settlement of the stock option, using a portion of the shares obtained on exercise in payment of the exercise price of the stock option (and if applicable, any required tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property (including delivery of a promissory note) deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares of Common Stock that may be acquired upon the exercise of a stock option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share of Common Stock. If payment of the exercise price of a stock option is made in whole or in part in the form of restricted stock, a number of the shares to be received upon such exercise equal to the number of shares of restricted stock used for payment of the exercise price will be subject to the same forfeiture restrictions or deferral limitations to which the restricted stock was subject, unless otherwise determined by the Committee in its sole discretion. Stock options granted under the 2022 Plan may not provide for dividends or dividend equivalents.

Stock Appreciation Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of SARs. A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the value of shares of our Common Stock on the date of exercise.

Each grant of SARs will specify the period or periods of continuous service, if any, by the participant with the Company or any subsidiary that is necessary before the SARs or installments of such SARs will vest. SARs may provide for continued vesting or earlier vesting, including in the case of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. Any grant of SARs may specify performance objectives regarding the vesting of such SARs. A SAR may be paid in cash, shares of Common Stock or any combination of the two.

Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the exercise price of a SAR may not be less than the fair market value of a share of Common Stock on the date of grant. The term of a SAR may not extend more than 10 years from the date of grant. SARs granted under the 2022 Plan may not provide for dividends or dividend equivalents.

Restricted Stock. Restricted stock constitutes an immediate transfer of the ownership of shares of Common Stock to the participant in consideration of the performance of services, entitling such participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain performance objectives specified by the Committee are achieved. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per share of Common Stock on the date of grant.

Any grant of restricted stock may specify performance objectives regarding the vesting of the restricted stock. Any and all dividends or distributions paid on restricted stock that remain subject to a substantial risk of forfeiture shall be automatically deferred and/or reinvested in additional restricted stock, which will be subject to the same restrictions as the underlying restricted stock. Restricted stock may provide for continued vesting or the earlier vesting of such restricted stock, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control.

RSUs. RSUs awarded under the 2022 Plan constitute an agreement by the Company to deliver shares of Common Stock, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding performance objectives) during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of shares of our Common Stock on the date of grant.

RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. During the restriction period, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the shares of Common Stock underlying the RSUs and no right to vote them. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Committee, either in cash or in additional shares of Common Stock, with payment either currently or contingent upon the vesting of such RSUs. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned.

Dividend Equivalent Rights. A dividend equivalent right is an award entitling the recipient thereof to receive credits based on cash distributions that would have been paid on the shares of Common Stock specified in such dividend equivalent right (or other award to which such dividend equivalent right relates) if such shares of Common Stock had been issued to and held by the holder of such dividend equivalent right as of the record date. A dividend equivalent right may be granted hereunder to any participant; provided that no dividend equivalent right may be granted in connection with, or related to, an award of options or SARs. The terms and conditions of dividend equivalent rights shall be specified in the applicable award agreement. Dividend equivalents credited to the holder of a dividend equivalent right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue additional dividend equivalent rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment shall be at the fair market value thereof on the date of such reinvestment. Dividend equivalent rights may be settled in cash or shares of Common Stock or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend equivalent right granted as a component of another award shall provide that such dividend equivalent right shall be settled no earlier than upon vesting of such other award, and that such dividend equivalent right shall expire or be forfeited under the same conditions as such other award.

Other Awards. Subject to applicable law and applicable share limits under the 2022 Plan, the Committee may grant to any participant shares of Common Stock or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock. The terms and conditions of any such awards will be determined by the Committee.

Other Awards may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of the participant or in the event of a change in control. The Committee may provide for the payment of dividends or dividend equivalents on Other Awards in cash or in additional shares of Common Stock, which may be subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the Other Awards with respect to which such dividends or dividend equivalents are paid.

Non-Employee Director Compensation Limit. In no event will any non-employee director in any calendar year be granted compensation for such service having an aggregate maximum value (measured at the date of grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of  $400,000.

Clawback Policy. If we are required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse us the amount of any payment in settlement of an award earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement. In addition, Awards granted hereunder are subject to any clawback policy adopted by the Board from time to time.

Change in Control. The 2022 Plan includes a definition of  “change in control.” A “change in control” occurs if any the following conditions or events occur:

•

Merger or Consolidation. The consummation of any merger, consolidation or similar transaction which involves the Company or Equity Bank and in which persons who are the stockholders of the Company or Equity Bank immediately prior to the transaction own, immediately after the transaction, shares of the surviving or combined entity which possess voting rights equal to or less than fifty percent (50%) of the voting rights of all stockholders of such entity, determined on a fully-diluted basis;

•	Asset Sale or Lease. The consummation of any sale, lease, exchange, transfer or other disposition of all or substantially all of the consolidated assets of the Company or Equity Bank;

•

Stock Acquisition. Any person or persons acting as a “group” (within the meaning of Section 13(d) of the Exchange Act) acquires beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of 25% or more of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board; provided, however, that, for this purpose, the following acquisitions shall not be deemed to constitute a change in control: (A) any acquisition by the Company or any subsidiary of the Company; (B) any acquisition directly from the Company; or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company of any subsidiary of the Company; or

•

Reconstitution of Board. During any period of two consecutive years, individuals who at the date of the adoption of this Plan constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each director at the beginning of the period has been approved by directors representing at least a majority of the directors then in office.

Notwithstanding the foregoing, a change in control will not have occurred (i) as a result of the issuance of stock by the Company in connection with any public offering of its stock; or (ii) due to stock ownership by the Equity Bancshares, Inc. 2019 Employee Stock Purchase Plan, or any other employee benefit plan. In the event that an award constitutes nonqualified deferred compensation, and the settlement of, or distribution of benefits under, such award is to be triggered solely by a change in control, then with respect to such award, a “change in control” must also qualify as a change in control under Section 409A of the Code, as in effect at the time of such transaction.

Performance Objectives. The 2022 Plan provides that any of the awards set forth above may specify performance objectives regarding the vesting of the award. Performance objectives are defined as the performance objective or objectives established pursuant to the 2022 Plan for participants who have received grants of awards as determined by the Committee. The following is a non-exhaustive list of the potential performance objectives that may be used for awards under the 2022 Plan: (i) earnings, including one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) earnings (as defined in (i), above) as a percentage of revenues; (iii) pre-tax income, after-tax income or adjusted net income; (iv) earnings per share (basic or diluted); (v) operating profit; (vi) revenue, revenue growth or rate of revenue growth; (vii) return on assets (gross or net), return on investment, return on capital, or return on equity; (viii) returns on sales or revenues; (ix) operating expenses; (x) stock price appreciation; (xi) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xii) implementation or completion of critical projects or processes; (xiii) total shareholder return; (xiv) cumulative earnings per share growth; (xv) operating margin or profit margin; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, goals relating to acquisitions, divestitures, joint ventures and/or similar transactions and/or goals relating to budget comparisons; (xviii) working capital; (xix) book value; (xx) customer satisfaction; (xxi) any other measures of performance selected by the Committee; and (xxii) any combination of, or a specified increase or decrease in, any of the foregoing. Such performance objectives may be measured on a generally accepted accounting principles (GAAP) or non-GAAP basis, and be based solely by reference to the performance of the Company as a whole or any subsidiary, division, business segment or business unit of the Company, or any combination thereof or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to a peer group of other comparable companies, or as compared to the performance of a published or special index deemed applicable by the Committee, including by not limited to, the Standard & Poor’s 500 Stock Index or any other market index. Unless otherwise stated in an award agreement a performance objective need not be based on an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The performance objectives may differ from participant to participant and from award to award.

In establishing any performance objectives, the Committee may provide for objectively determinable adjustments, modifications or amendments to any of the performance objectives, as the Committee may deem appropriate (including, but not limited to, one or more of the items of gain, loss, profit or expense): (i) determined to be extraordinary or unusual in nature or infrequent in occurrence; (ii) related to the acquisition or disposition of a business; (iii) related to changes in tax or accounting principles, regulations or laws; (iv) related to discontinued operations that do not qualify as a segment of business under GAAP; or (v) attributable to the business operations of any entity acquired by the Company. Furthermore, measurement of performance goals may exclude impact of charges for restructuring, discontinued operations, extraordinary items, other unusual or non-recurring items and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles.

NEW PLAN BENEFITS

It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the 2022 Plan because the grant and actual settlement of awards under the 2022 Plan are subject to the discretion of the Committee.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the 2022 Plan based on Federal income tax laws in effect. This summary, which is presented for the information of shareholders considering how to vote on this proposal and not for 2022 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the shares of restricted stock are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Nonqualified Stock Options. In general:

•	no income will be recognized by an optionee at the time a non-qualified stock option is granted;

•

at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•

at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. If shares of Common Stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock received on the exercise.

RSUs. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted shares of Common Stock on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to the Company or its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain compensation paid to certain executive officers under Section 162(m) of the Code. To be clear, shareholders are not being asked to approve the 2022 Plan (or any of its provisions) for purposes of Section 162(m) of the Code, because the performance-based compensation exemption thereunder has been repealed.

REGISTRATION WITH THE SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of Common Stock under the 2022 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the 2022 Plan by our shareholders.

VOTE REQUIRED

The approval of the Equity Bancshares, Inc. 2022 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting. An abstention with respect to advisory approval of named executive compensation will have the effect of a vote against the proposal. A broker non-vote will not affect the outcome of this proposal.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE EQUITY BANCSHARES, INC. 2022 EQUITY INCENTIVE PLAN.

ITEM FOUR: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Crowe LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021. Crowe LLP has audited the Company’s financial statements since 2007. The audit of the Company’s annual consolidated financial statements for the year ended December 31, 2021 was completed by Crowe LLP on March 9, 2022.

The Board is submitting the selection of Crowe LLP for ratification at the Annual Meeting. The submission of this matter for ratification by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders, through their vote, to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Crowe LLP, the Audit Committee will reconsider, but will not be required to rescind, the selection of that firm as the Company’s independent registered public accounting firm. Representatives of Crowe LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The Audit Committee has the authority and responsibility to retain, evaluate and replace the Company’s independent registered public accounting firm at any time. The stockholders’ ratification of the appointment of Crowe LLP does not limit this authority of the Audit Committee.

VOTE REQUIRED

The ratification of Crowe LLP’s appointment as the Company’s independent registered public accounting firm will require the affirmative vote of the holders of a majority of the Class A Common Stock present in person or represented by proxy at the Annual Meeting. Any abstentions will have the effect of a vote against the proposals to ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm. Since the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal.

RECOMMENDATION OF THE BOARD

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF CROWE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2022.

AUDIT MATTERS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

AUDIT COMMITTEE REPORT

In accordance with its charter adopted by the Company’s Board, the Company’s Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. While the Audit Committee has the responsibilities and powers set forth in its charter, and the Company’s management and the independent registered public accounting firm are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws, rules and regulations.

In performing its oversight role, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s management and independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. The Audit Committee has received the written disclosures and the written statement from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the independent registered public accounting firm’s independence and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to herein and in its charter, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended December 31, 2021 be included in the Form 10-K, which was filed with the SEC on March 9, 2022. The Audit Committee also selected Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by the Company’s management and independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that (i) the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, (ii) the Company’s financial statements are presented in accordance with generally accepted accounting principles, or (iii) Crowe LLP is, in fact, independent.

Members of the Audit Committee:

Gary C. Allerheiligen (Chairman)

Gregory L. Gaeddert

Kevin E. Cook

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee will consider, on a case-by-case basis, and approve, if appropriate, all audit and permissible non-audit services to be provided by our independent registered public accounting firm. Pre-approval of such services is required unless a “de minimis” exception is met. To qualify for the “de minimis” exception, the aggregate amount of all such services provided to us must constitute not more than five percent of the total amount of revenues paid by us to our independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by us at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Audit Committee and approved by the Audit Committee prior to the completion of the audit or by one or more members of the Audit Committee to whom authority to grant such approval has been delegated by the Audit Committee.

FEES AND SERVICES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The table below sets forth the aggregate fees and expenses billed by Crowe LLP, the Company’s independent registered public accounting firm, for the fiscal years ended December 31, 2021 and 2020:

	For the Years Ended December 31,
	2021	2020
Audit Fees (1)	$998,657	$1,010,115
Audit Related Fees (2)	29,500	84,348
Tax Fees (3)	—	—
All Other Fees	—	—
Total	$1,028,157	$1,094,463

(1)

Includes professional services for the audit of our annual financial statements, reviews of the financial statements included in our Form 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees related to acquisition-related and other stock registration filings in the years ended December 31, 2021 and 2020, respectively.

(3)	Includes fees associated with services provided by Crowe tax personnel related to tax accounting matters. No such services were provided for the years presented.

The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining Crowe LLP’s independence and has concluded that it is consistent.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

Any stockholder desiring to present a stockholder proposal at the Company’s 2022 Annual Meeting of Stockholders and to have the proposal included in the Company’s related proxy statement pursuant to Rule 14a-8 of the Exchange Act must send the proposal to: Secretary, Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 300 Wichita, Kansas 67207, so that it is received no later than November 17, 2022. All such proposals should be in compliance with SEC rules and regulations. The Company will only include in its proxy materials those stockholder proposals that it receives before the deadline and that are proper for stockholder action.

In addition, our Articles provide that only such business which is properly brought before a meeting of the stockholders will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Board to be properly made at a meeting by a stockholder, notice must be received by the Secretary of the Company at our offices no less than one hundred twenty (120) days prior to the day corresponding to the date on which the Company released its proxy statement in connection with the previous year’s annual meeting; provided, however, that if the date of the annual meeting has been changed by more than thirty (30) days from the date of the previous year’s annual meeting, such notice must be received by the Secretary a reasonable time prior to the time at which notice of such meeting is delivered to the stockholders. Such notice to us must also provide certain information set forth in the Company’s Articles. A copy of our Articles may be obtained upon written request to the Secretary of the Company or by visiting our corporate website at investor.equitybank.com.

ANNUAL REPORT ON FORM 10-K

We will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC, to any stockholder upon written request to Investor Relations, Equity Bancshares, Inc., 7701 East Kellogg Drive, Suite 300 Wichita, Kansas 67207.

Our Annual Report on Form 10-K, including consolidated financial statements and related notes, for the fiscal year ended December 31, 2021, as filed with the SEC, accompanies but does not constitute part of this Proxy Statement.

OTHER MATTERS

The Board does not intend to bring any other matter before the Annual Meeting and does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matter does properly come before the Annual Meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

Appendix A

EQUITY BANCSHARES, INC.

2022 OMNIBUS EQUITY INCENTIVE PLAN

(Effective as of April 26, 2022, Upon Shareholder Approval)

ARTICLE 1 — GENERAL

Section 1.1    Establishment of this Plan. Equity Bancshares, Inc., a Kansas corporation, hereby establishes the equity-based incentive compensation plan known as the Equity Bancshares, Inc. 2022 Omnibus Equity Incentive Plan, set forth in this document (now, and as hereafter amended from time to time, the “Plan”). This Plan permits the grant of Awards, which may be subject to time-based vesting or performance-based vesting, as specified herein. The adoption of this Plan and the grant of Awards hereunder, and, to the extent required hereunder, the adoption of any subsequent amendments, are expressly conditioned upon this Plan’s approval by the stockholders of the Company. The Plan was adopted by the Board of Directors of the Company on March 14, 2022 and is effective on April 26, 2022 (the “Effective Date”) subject to and conditioned upon approval of the Plan by the Company’s shareholders.

Section 1.2    Predecessor Plan. As of the Effective Date, (a) no additional awards may be granted under the Equity Bancshares, Inc. Amended and Restated 2013 Stock Incentive Plan (the “Predecessor Plan”), and (b) all outstanding awards granted under the Predecessor Plan will remain subject to the terms of the Predecessor Plan (except to the extent such outstanding awards result in shares of Stock that become available for issuance pursuant to Awards granted under this Plan pursuant to Section 3.2(a)).

Section 1.3    Purposes of this Plan. The purposes of this Plan are to further the growth and financial success of the Company and its Affiliates by aligning the interests of the Participants, through the ownership of shares of Stock and through other incentives, with the interests of the Company’s stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants. This Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of officers, employees and Consultants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

Section 1.4    Administration. This Plan shall be administered by the Compensation Committee of the Board or such other committee as designated by the Board from time to time (the “Committee”), in accordance with Section 5.1.

Section 1.5    Participation. Each Employee, Consultant or non-Employee Director of the Company or any Affiliate of the Company who is granted an Award in accordance with the terms of this Plan shall be a Participant in this Plan. The grant of Awards shall be limited to Employees, Consultants and non-Employee  Directors of the Company or any Affiliate.

Section 1.6     Definitions. Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

ARTICLE 2 — AWARDS

Section 2.1    General. Any Award under this Plan may be granted singularly or in combination with another Award (or Awards). Each Award under this Plan shall be subject to the terms and conditions of this Plan and any additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to the Award and as evidenced in the Award Agreement. Subject to the provisions of Section 2.9, an Award may be granted as an alternative to or replacement of an existing Award under this Plan or any other plan of the Company or any Affiliate or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Affiliates, including without limitation the plan of any entity acquired by the Company or any Affiliate. The types of Awards that may be granted under this Plan include:

(a)    Stock Options. A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422 and hereby incorporated by reference, or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO; provided, however, that no ISOs may be granted (i) after the day immediately prior to the ten-year anniversary of the Effective Date or the date this Plan is approved by the Board, whichever is earlier; or (ii) to a non-Employee. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b)    Restricted Stock Awards. A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under this Plan.

(c)    Restricted Stock Units. A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit shall be settled in shares of Stock; provided, however, that in the sole discretion of the

Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of the Company’s Stock multiplied by the number of Restricted Stock Units being settled.

(d)    Stock Appreciation Rights. A Stock Appreciation Right means a grant under Section 2.5 which provides for the right to receive a payment from the Company in an amount equal to the excess of the Fair Market Value of one share of Stock of the Company at the Exercise Date over the specified price fixed by the Committee, which shall not be less than 100% of the Fair Market Value of the Stock on the Date of Grant.

(e)    Other Stock-Based Awards. An Other Stock-Based Award means a grant under Section 2.6 which provides for the right to receive a payment valued in whole or in part by reference to, or otherwise based on, shares of Stock of the Company.

Section 2.2    Stock Options.

(a)    Grant of Stock Options. Each Stock Option shall be evidenced by an Award Agreement that shall specify: (i) the number of Stock Options covered by the Award; (ii) the date of grant of the Stock Option; (iii) any vesting period or conditions to vesting (including the attainment of Performance Goals); and (iv) any other terms and conditions not inconsistent with this Plan, including the effect of Termination of Service, as the Committee may, in its discretion, prescribe.

(b)    Terms and Conditions. A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder); provided, further, that with respect to a Stock Option, if the expiration date of such Stock Option occurs during any Blackout Period, then the period during which such option shall be exercisable shall be extended to the date that is 30 days after the expiration of such Blackout Period (unless a shorter or longer period of time for exercise is set pursuant to Section 5.2(f)), provided that such extension does not violate Section 409A of the Code, any applicable ISO requirements or applicable laws and regulations. The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of the Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an Employee, Consultant or Director of, or service provider to, an acquired entity. The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by a net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, any required tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property (including delivery of a promissory note) deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares of Stock that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share of Stock. If payment of the Exercise Price of a Stock Option is made in whole or in part in the form of Restricted Stock, a number of the shares to be received upon such exercise equal to the number of shares of Restricted Stock used for payment of the Exercise Price will be subject to the same forfeiture restrictions or deferral limitations to which the Restricted Stock was subject, unless otherwise determined by the Committee in its sole discretion.

(c)    Prohibition of Cash Buy-Outs of Underwater Stock Options. Under no circumstances will any underwater Stock Options which were granted under this Plan be repurchased by the Company without stockholder approval.

(d)    No Dividends. No Dividend Equivalent Rights shall be earned or paid on Stock Options.

Section 2.3    Restricted Stock Awards.

(a)    Grant of Restricted Stock. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify: (i) the number of shares of Stock covered by the Restricted Stock Award; (ii) the Grant Date of the Restricted Stock Award; (iii) any vesting period or conditions to vesting (including the attainment of Performance Goals); and (iv) any other terms and conditions not inconsistent with this Plan, including the effect of termination of a Participant’s Service, as the Committee may, in its discretion, prescribe. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that, at the discretion of the Committee, shall be either (x) registered in the name of the Participant and held by or on behalf of the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award may, at the Committee’s discretion, at all times prior to the applicable vesting date bear the following legend:

THE SALE, PLEDGE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY OR BY OPERATION OF LAW, IS SUBJECT TO

CERTAIN RESTRICTIONS ON TRANSFER UNDER FEDERAL AND STATE SECURITIES LAWS AND UNDER THE EQUITY BANCSHARES, INC. 2022 OMNIBUS EQUITY INCENTIVE PLAN, AS SET FORTH IN AN AWARD AGREEMENT EXECUTED THEREUNDER. A COPY OF SUCH PLAN AND SUCH AWARD AGREEMENT MAY BE OBTAINED FROM THE CORPORATE SECRETARY OF EQUITY BANCSHARES, INC.

(b)    Terms and Conditions. Each Restricted Stock Award shall be subject to the following terms and conditions:

(i)    Voting and Dividend Rights. Unless the Committee determines otherwise in an Award Agreement, (A) a Participant shall have voting rights related to the Restricted Stock, and the voting rights shall be exercised by the Participant in his or her discretion, and (B) dividends shall be paid with respect to shares of Restricted Stock; provided, however, that no dividends may be paid with respect to any shares of Restricted Stock before the date such shares of Restricted Stock have vested.

(ii)    Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Restricted Stock shall not be tendered.

(iii)    Forfeited Shares. On the date set forth in the applicable Award Agreement, the Restricted Stock for which restrictions have not lapsed by the last day of the Period of Restriction will revert to the Company and thereafter will be available for the grant of new Awards under this Plan.

(iv)    Vesting. The Committee may, in connection with the grant of Restricted Stock Awards, condition the vesting thereof upon the continued Service of the Participant or upon attainment of Performance Goals. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient.

Section 2.4    Restricted Stock Units.

(a)    Grant of Restricted Stock Unit Awards. Each Restricted Stock Unit shall be evidenced by an Award Agreement which shall specify: (i) the number of Restricted Stock Units covered by the Award; (ii) the date of grant of the Restricted Stock Units; (iii) any Restriction Period (or vesting period) or Performance Goals that must be satisfied in order to vest in the Award; and (iv) any other terms and conditions not inconsistent with this Plan, including the effect of termination of a Participant’s Service, as the Committee may, in its discretion, prescribe. Restricted Stock Unit Awards shall be paid in shares of Stock, or in the sole discretion of the Committee determined at the time of settlement, in cash or a combination of cash and shares of Stock.

(b)    Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i)    General Terms and Conditions. A Restricted Stock Unit shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. The Committee shall impose any conditions and/or restrictions on any Restricted Stock Unit granted pursuant to this Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit and time-based restrictions under applicable laws or under the requirements of any Exchange or market upon which such shares may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of such Restricted Stock Units.

(ii)    Vesting. The Committee may, in connection with the grant of Restricted Stock Units, condition the vesting thereof upon the continued Service of the Participant or upon attainment of Performance Goals. The conditions for grant or vesting and the other provisions of Restricted Stock Units need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest as provided under the Award Agreement.

(iii)    Transfer Restrictions. Subject to the provisions of this Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Unit for which such Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period, and (B) the date the applicable Performance Goals (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv)    No Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

Section 2.5    Stock Appreciation Rights.

(a)    Grant of Stock Appreciation Rights. Subject to the terms and conditions of this Plan, the Committee, at any time and from time to time, may grant Stock Appreciation Rights to any Employee, Consultant or Non-employee Director in such amounts as the Committee, in its sole discretion, determines. The Committee, in its sole discretion, may grant Affiliated Stock Appreciation Rights, Freestanding Stock Appreciation Rights, Tandem Stock Appreciation Rights or any combination thereof.

(b)    Terms and Conditions. Each Stock Appreciation Right shall be subject to the following terms and conditions:

(i)    Number of Shares of Stock. Subject to the limitations of Section 3, the Committee will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant.

(ii)    Exercise Price and other Terms. The Committee, subject to the provisions of this Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under this Plan and may condition the vesting thereof upon the continued Service of the Participant or upon attainment of Performance Goals; provided, however, the Exercise Price of a Freestanding Stock Appreciation Right will be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date and the Exercise Price of Tandem or Affiliated Stock Appreciation Rights will be equal to the Exercise Price of the Option to which such Stock Appreciation Right relates.

(iii)    Exercise of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights may be exercised with respect to all or part of the shares of Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem Stock Appreciation Right may be exercised only with respect to the shares of Stock to which its related Option is then exercisable. With respect to a Tandem Stock Appreciation Right granted in connection with an Incentive Stock Option, the following requirements will apply: (a) the Tandem Stock Appreciation Right will expire not later than the date on which the underlying Incentive Stock Option expires; (b) the value of the payout with respect to the Tandem Stock Appreciation Right will be no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and one hundred percent (100%) of the Fair Market Value of the shares of Stock subject to the underlying Incentive Stock Option at the time the Tandem Stock Appreciation Right is exercised; and (c) the Tandem Stock Appreciation Right will be exercisable only when the Fair Market Value of the shares of Stock subject to the Incentive Stock Option to which the Tandem Stock Appreciation Right relates exceeds the Exercise Price of the Incentive Stock Option.

(iv)    Exercise of Affiliated Stock Appreciation Rights. An Affiliated Stock Appreciation Right will be deemed to be exercised upon the exercise of the Option to which the Affiliated Stock Appreciation Right relates. The deemed exercise of an Affiliated Stock Appreciation Right will not reduce the number of shares of Stock subject to the related Stock Option.

(v)    Exercise of Freestanding Stock Appreciation Rights. Freestanding Stock Appreciation Rights will be exercisable on such terms and conditions as the Committee, in its sole discretion, specifies in the applicable Award Agreement.

(vi)    Stock Appreciation Right Award Agreement. Each Stock Appreciation Right will be evidenced by an Award Agreement that specifies the exercise price, the expiration date of the Stock Appreciation Right, the number of Stock Appreciation Rights, any conditions on the exercise of the Stock Appreciation Right and such other terms and conditions as the Committee, in its sole discretion, determines. The Award Agreement will also specify whether the Stock Appreciation Right is an Affiliated Stock Appreciation Right, Freestanding Stock Appreciation Right, Tandem Stock Appreciation Right or a combination thereof.

(vii)    Expiration of Stock Appreciation Rights. Each Stock Appreciation Right granted under this Plan will expire upon the date determined by the Committee, in its sole discretion, as set forth in the applicable Award Agreement; provided, however, that no Stock Appreciation Right will be exercisable later than the tenth anniversary of its Grant Date; provided, further, that with respect to a Stock Appreciation Right, if the expiration date of such Stock Appreciation Right occurs during any Blackout Period, then the period during which such Stock Appreciation Right shall be exercisable shall be extended to the date that is 30 days after the expiration of such Blackout Period (unless a shorter or longer period of time for exercise is set pursuant to Section 5.2(f)), provided that such extension does not violate Section 409A of the Code or applicable laws and regulations. Notwithstanding the foregoing, the terms and provisions related to the adjustment of Awards will also apply to Affiliated and Tandem Stock Appreciation Rights.

(viii)    Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(A)    The positive difference between the Fair Market Value of a share of Stock on the date of exercise and the exercise price; by

(B)    The number of shares of Stock with respect to which the Stock Appreciation Right is exercised.

At the sole discretion of the Committee, the payment may be in cash, in shares of Stock which have a Fair Market Value equal to the cash payment calculated under this Section, or in a combination of cash and shares of Stock.

(ix)    Termination of Stock Appreciation Right. An Affiliated or Tandem Stock Appreciation Right will terminate at such time as the Stock Option to which such Stock Appreciation Right relates terminates. A Freestanding Stock Appreciation Right will terminate at the time provided in the applicable Award Agreement.

Section 2.6    Other Stock-Based Awards. Other Awards of shares of Stock of the Company, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Stock of the Company, may be granted hereunder to eligible persons (“Other Stock Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under this Plan or as payment in lieu of compensation. Subject to the provisions of this Plan, the Committee shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto, if any, and the value thereof, and such terms and conditions shall be set forth in the Award Agreement.

Section 2.7    Vesting of Awards.

(a)    Committee Authority. Except as otherwise expressly required by this Plan, the Committee shall specify any vesting schedule or conditions of each Award. Any Award may be subject to vesting upon completion of a specified period of Service, vesting upon attainment of Performance Goals over a specified performance period, or any combination thereof.

(b)    Minimum Vesting Schedule. At least ninety-five percent (95%) of the Awards under this Plan granted to Employees, non-Employee Directors, and Consultants shall have a minimum vesting schedule of one year, subject to acceleration of vesting, to the extent permitted by the Committee or set forth in this Plan or applicable Award Agreement in the event of: (i) a Termination of Service for death, Disability, or Retirement; (ii) a Change in Control; and (iii) with respect to cash-based Awards and substitute Awards, in connection with a corporate transaction. For purposes of Awards granted to non-Employee Directors, a vesting period shall be deemed to be one year if the Awards are granted to non-Employee Directors in connection with their election or reelection to the Board at an annual meeting of stockholders and the Awards vest on the first day of the month in which the next annual meeting of the Company’s stockholders is held, so long as the period between such meetings is not less than 50 weeks.

(c)    Time-Based Awards. If the right to become vested in an Award under this Plan (including the right to exercise a Stock Option or Stock Appreciation Right) is conditioned on the completion of a specified period of Service with the Company or its Affiliates, without achievement of Performance Goals being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee or set forth in this Plan or Award Agreement).

(d)    Performance-Based Awards. Following completion of the applicable performance period, the Committee shall determine in accordance with the terms of the Award whether the applicable Performance Goal(s) were achieved, the level of such achievement, and the amount, if any, earned by the Participant based on such performance.

(e)    Committee Adjustments. In establishing any Performance Goals, the Committee may provide for objectively determinable adjustments, modifications or amendments to any of the Performance Goals, as the Committee may deem appropriate (including, but not limited to, one or more of the items of gain, loss, profit or expense): (i) determined to be extraordinary or unusual in nature or infrequent in occurrence; (ii) related to the acquisition or disposition of a business; (iii) related to changes in tax or accounting principles, regulations or laws; (iv) related to discontinued operations that do not qualify as a segment of business under GAAP; or (v) attributable to the business operations of any entity acquired by the Company. Furthermore, measurement of Performance Goals may exclude impact of charges for restructuring, discontinued operations, extraordinary items, other unusual or non-recurring items and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles.

Section 2.8    Deferred Compensation. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend this Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to this Plan or an Award Agreement pursuant to this Section shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under this Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A. In no event shall the Company or any of its Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with Code Section 409A.

Section 2.9    Prohibition Against Repricing. Except for adjustments pursuant to Section 3.3, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option or Stock

Appreciation Right previously granted under this Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s or Stock Appreciation Rights’ in-the-money value or in exchange for Stock Options, Stock Appreciation Rights, or other Awards) or replacement grants, or other means.

Section 2.10    Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and the Participant, the following provisions shall apply to each Award granted under this Plan:

(a)    Voluntary Termination of Service and Termination Without Cause. Upon a Participant’s Termination of Service for any reason other than due to Disability, death, Retirement or termination for Cause, Stock Options and Stock Appreciation Rights shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options and Stock Appreciation Rights may be exercised until the expiration of the shorter of the following two periods: (i) the three-month period commencing on the date of Termination of Service, or (ii) the date on which the Award expires by its express terms.

(b)    Termination of Service for Cause. In the event of a Termination of Service for Cause, all Stock Options and Stock Appreciation Rights granted to a Participant that have not been exercised and all Restricted Stock Awards, Restricted Stock Units and Other Stock-Based Awards granted to a Participant that have not vested shall automatically expire and be forfeited as of the effective date of the Termination of Service.

(c)    Termination of Service for Disability or Death. Except as otherwise provided herein, upon Termination of Service for Disability or death: (i) vested Stock Options and Stock Appreciation Rights shall remain exercisable until the expiration of the Award term; and (ii) all Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units and Other Stock-Based Awards subject to vesting on a specified period of Service shall, to the extent not fully vested, become one hundred percent (100%) vested. No Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than one year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three months of Termination of Service. For the avoidance of doubt, upon Termination of Service for Disability or death, Awards that are subject to the satisfaction of specific Performance Goals shall vest at the date of death or Disability, assuming achievement of the Performance Goals at the target level.

(d)    Termination of Service for Retirement. Except as otherwise provided herein, upon Termination of Service for Retirement, vested Stock Options and Stock Appreciation Rights shall remain exercisable until the earlier of the expiration of the Award term or the date which is one (1) year after the Participant’s Termination of Service. The Committee may provide in an Award Agreement evidencing an Award of Stock Options, Stock Appreciation Rights, Restricted Stock, or Restricted Stock Units that such Award shall continue to vest for up to three (3) years following the Participant’s Retirement in accordance with the original vesting schedule and subject to the satisfaction of any applicable Performance Goals.

(e)    Expiration of Exercise Periods. Notwithstanding anything herein to the contrary or in any Award Agreement, no Stock Option shall be exercisable beyond the last day of the original term of such Stock Option, and an Incentive Stock Option that is exercisable more than (a) three months after the Participant’s Termination of Service for any reason other than Disability or death, or (b) one year after the Participant’s Termination of Service by reason of Disability or death, shall cease to qualify as an Incentive Stock Option after the expiration of such three-month or one-year period, as applicable.

(f)    Effect of Change in Control. Notwithstanding the provisions of this Section 2.10, the effect of a Change in Control on the vesting and exercisability of Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units and Other Stock-Based Awards is as set forth in Article 4.

(g)    Banking Law Restrictions. Notwithstanding the foregoing, for so long as the Company or any Affiliate may be designated as being in troubled condition by its primary Federal banking regulator, no Awards under this Plan that would be subject to 12 C.F.R. Part 359 shall be granted without the prior approval of the Company’s primary Federal banking regulator with the concurrence of the Federal Deposit Insurance Corporation.

ARTICLE 3 — SHARES SUBJECT TO PLAN

Section 3.1    Available Shares. The shares of Stock with respect to which Awards may be made under this Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2    Share Limitations.

(a)    Maximum Number. Subject to adjustments provided herein, the number of shares of Stock cumulatively reserved for issuance under this Plan as of the date of adoption of the Plan by the Board is 760,000, (i) minus any shares of Stock subject to awards granted under the Predecessor Plan after March 14, 2022 and before the Effective Date, (ii) plus any shares of Stock subject to awards granted under the Predecessor Plan that cease to be subject to such awards as a result of the forfeiture, cancellation or expiration of such awards after the Effective Date. Except as provided in Section 3.2(d)(i), the issuance of shares of Stock in connection with the exercise or settlement of, or as other payment for, Awards under the Plan shall reduce the total number of shares of Stock available for future Awards under the Plan. For purposes of the immediately preceding sentence, shares of Stock subject to Awards granted under the Plan other than Options or Stock Appreciation Rights shall be counted against the numerical limits of this Section 3.2(a) as two (2.00) shares of Stock for every one (1) share of Stock.

(b)    Limitation on Award Type. No more than 760,000 shares will be cumulatively available for the grant of Incentive Stock Options under this Plan. Shares of stock issued under this Plan may be either authorized but unissued shares, treasury shares or reacquired shares (including shares purchased in the open market), or any combination thereof, as the Committee may from time to time determine in its sole discretion

(c)    Non-Employee Director Compensation Limit. Notwithstanding anything to the contrary contained elsewhere in this Plan, in no event will any non-Employee Director in any calendar year be granted compensation for such service having an aggregate maximum value (measured at the date of grant as applicable, and calculating the value of any Awards based on the grant date fair value for financial reporting purposes) in excess of  $400,000.

(d)    Reuse of Shares

(i)    Shares Available for Subsequent Issuance. The following shares of Stock will become available again for issuance under the Plan: (A) any shares subject to an Award that are not issued because such Award or any portion thereof expires or otherwise terminates without all of the shares covered by such Award having been issued; (B) any shares subject to an Award that are not issued because such Award or any portion thereof is settled in cash; and (C) any shares issued pursuant to an Award that are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares. Shares of Stock subject to Awards granted under the Plan other than Options or Stock Appreciation Rights shall be counted as two (2.00) shares of Stock for every one (1) share of Stock returned to or deemed not issued from the Plan pursuant to this Section 3(d)(i).

(ii)    Shares Not Available for Subsequent Issuance. The following shares of Stock will not become available again for issuance under the Plan: (A) any shares that are reacquired or withheld (or not issued) by the Company to satisfy the exercise, strike or purchase price of an Award (including any shares subject to such Award that are not delivered because such Award is exercised through a reduction of shares subject to such Award (i.e., “net exercised”)); (B) any shares that are reacquired or withheld (or not issued) by the Company to satisfy a tax withholding obligation in connection with an Award; (C) any shares repurchased by the Company on the open market with the proceeds of the exercise, strike or purchase price of an Award; and (D) in the event that a Stock Appreciation Right granted under the Plan is settled in shares of Stock, the gross number of shares of Stock subject to such Stock Appreciation Right.

(e)    Assumption/Substitution of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (i) granting an Award under this Plan in substitution of such other company’s award; or (ii) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Exercise Price and the number and nature of shares of Stock issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Code Section 424(a) or Code Section 409A, as applicable). In the event the Company elects to grant a new Stock Option in substitution rather than assuming an existing option, such new Stock Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not be deducted from the number of shares of Stock authorized for grant under the Plan.

Section 3.3    Corporate Transactions. In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under this Plan and/or under any Award granted under this Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Awards in the aggregate to all Participants and individually to any one Participant; (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Awards; and (iii) the Exercise Price of Stock Options all in such manner as the Committee in its sole discretion determines to be advisable or appropriate to prevent the dilution or diminution of such Awards and subject to other Award limitations set forth herein.

Section 3.4    Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the recipient thereof to receive credits based on cash distributions that would have been paid on the shares of Stock specified in such Dividend Equivalent Right (or other Award to which such Dividend Equivalent Right relates) if such shares of Stock had been issued to and held by the holder of such Dividend Equivalent Right as of the record date. A Dividend Equivalent Right may be granted hereunder to any Participant; provided that no Dividend Equivalent Right may be granted in connection with, or related to, an Award of Options or SARs. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement therefor. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently (with or without being subject to forfeiture or a repayment obligation) or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional Dividend Equivalent Rights (with or without being subject to forfeiture or a repayment obligation). Any such reinvestment shall be at the Fair Market Value thereof on the date of such reinvestment. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or in multiple installments, all as determined in the sole discretion of the Committee. A Dividend Equivalent Right granted as a component of another Award shall provide that such Dividend Equivalent Right shall be settled no earlier than upon vesting of such other Award, and that such Dividend Equivalent Right shall expire or be forfeited under the same conditions as such other Award.

Section 3.5    Delivery of Shares. Delivery of shares of Stock or other amounts under this Plan shall be subject to the following:

(a)    Compliance with Applicable Laws. Notwithstanding any other provision of this Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under this Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

(b)    Certificates. Notwithstanding any other provision herein, to the extent that this Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4 — CHANGE IN CONTROL

Section 4.1    Consequence of a Change in Control. Subject to the provisions of Section 2.7 (relating to vesting and acceleration) and Section 3.3 (relating to the adjustment of shares), and except as otherwise provided in this Plan or as determined by the Committee and set forth in the terms of any Award Agreement or as set forth in an employment, consulting, change in control or severance agreement entered into by and between the Company and an Employee or Consultant, the following provisions shall apply in a Change of Control:

(a)    Continuation, Assumption or Replacement of Awards. In the event of a Change in Control, the surviving or successor entity (or its parent corporation) may continue, assume or replace Awards outstanding as of the date of the Change in Control and such Awards or replacements therefore shall remain outstanding and be governed by their respective terms. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section, an Award shall be considered assumed or replaced if, in connection with the Change in Control and in a manner consistent with Code Sections 409A and 424, either: (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its parent corporation) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Change in Control; or (ii) the Participant has received a comparable equity-based award in exchange for an Award that preserves the intrinsic value of the Award existing at the time of the Change in Control and provides for a vesting or exercisability schedule that is the same as, or more favorable to, the Participant.

(b)    Double-Trigger Acceleration. If and to the extent that Awards are continued, assumed or replaced under the circumstances described in Section 4.1(a) in connection with a Change in Control, and if within two years after the Change in Control a Participant experiences an involuntary Termination of Service for reasons other than Cause, then (i) outstanding Stock Options and Stock Appreciation Rights issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full as of the effective date of the Participant’s Termination of Service and shall remain exercisable in accordance with their terms, (ii) all unvested Restricted Stock Awards, Restricted Units and Other Stock-Based Awards will become immediately fully-vested and non-forfeitable as of the effective date of the Participant’s Termination of Service, and the subject shares of Stock, or equity interests that are substituted for the subject shares of Stock as a result of the Change in Control, shall be distributed to the Participant immediately following the effective date of the termination of employment; and (iii) any Performance Goals applicable to Restricted Stock Awards, Restricted Stock Units and Other Stock-Based Awards will be deemed to have been satisfied at the target level of performance specified in connection with the applicable Award.

(c)    Payment of Awards. If and to the extent that outstanding Awards under this Plan are not continued, assumed or replaced in connection with a Change in Control, then the Committee may terminate some or all of such outstanding Awards, in whole or in part, as of the effective time of the Change in Control in exchange for payments to the holders as provided in this

Section, and the Committee may accelerate the vesting of any outstanding Award, including deeming Performance Goals applicable to any Award to have been satisfied in whole or in part. The Committee will not be required to treat all Awards similarly for purposes of this Section. The Committee may terminate Restricted Stock Units, Other Stock-Based Awards or Dividend Equivalent Rights in exchange for a payment in settlement of such Restricted Stock Units, Other Stock-Based Awards or Dividend Equivalent Rights in an amount determined by the Committee in good faith to approximate the value assigned to a share of Stock in the Change in Control transaction or other reasonable value. The Committee may (i) terminate outstanding Stock Options or Stock Appreciation Rights in exchange for a payment by the Company, in cash or Stock, as determined by the Committee in good faith, in an amount equal to the excess of the amount by which the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Change in Control for the number of shares of Stock subject to the Award or portion thereof being terminated exceeds the Exercise Price of the Stock Options or Stock Appreciation Rights, or (ii) after giving Participants an opportunity to exercise their outstanding Stock Options and Stock Appreciation Rights, terminate any or all unexercised Stock Options or Stock Appreciation Rights at such time as the Committee deems appropriate. Such termination and settlement shall take place as of the effective date of the Change in Control or at such other date as the Committee may specify. The Committee shall have no obligation to take any of the foregoing actions. Additionally, the Board may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under this Plan with the same force and effect under this Plan as if done or exercised by the Committee, as permitted or required by applicable law. Any payment shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Change in Control, and may include subjecting such payments to vesting conditions comparable to those of the Award being terminated.

Section 4.2    Definition of Change in Control.

(a)    Change in Control. For purposes of this Plan, a “Change in Control” shall be deemed to have occurred if the conditions or events set forth in any one or more of the following subsections occur:

(i)    Merger or Consolidation. The consummation of any merger, consolidation or similar transaction which involves the Company or Equity Bank and in which persons who are the stockholders of the Company or Equity Bank immediately prior to the transaction own, immediately after the transaction, shares of the surviving or combined entity which possess voting rights equal to or less than fifty percent (50%) of the voting rights of all stockholders of such entity, determined on a fully-diluted basis;

(ii)    Asset Sale or Lease. The consummation of any sale, lease, exchange, transfer or other disposition of all or substantially all of the consolidated assets of the Company or Equity Bank;

(iii)    Stock Acquisition. Any person or persons acting as a “group” (within the meaning of Section 13(d) of the Exchange Act) acquires beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of 25% or more of the total voting power of all classes of capital stock of the Company entitled to vote generally in the election of the Board; provided, however, that for purposes of this Section 4(a)(iii), the following acquisitions shall not be deemed to constitute a Change in Control: (A) any acquisition by the Company or any subsidiary of the Company; (B) any acquisition directly from the Company; or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company of any subsidiary of the Company; or

(iv)    Reconstitution of Board. During any period of two consecutive years, individuals who at the date of the adoption of this Plan constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each director at the beginning of the period has been approved by directors representing at least a majority of the directors then in office.

(b)    Exceptions. Notwithstanding the foregoing, a Change in Control will not be deemed to have occurred (i) as a result of the issuance of stock by the Company in connection with any public offering of its stock; or (ii) due to stock ownership by the Equity Bancshares, Inc. 2019 Employee Stock Purchase Plan, or any other employee benefit plan. In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

ARTICLE 5 — COMMITTEE

Section 5.1    Administration. This Plan shall be administered by the members of the Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award are persons subject to the short-swing profit rules of Section 16 of the

Exchange Act. The Board (or if necessary to maintain compliance with the applicable list of standards, those members of the Board who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, has listed or seeks to list its securities) may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under this Plan with the same force and effect under this Plan as if done or exercised by the Committee.

Section 5.2    Powers of Committee. The administration of this Plan by the Committee shall be subject to the following:

(a)    Selection of Participants and Terms of Awards. The Committee will have the authority and discretion to select from among the Company’s and its Affiliates’ Employees, Consultants and Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features, Performance Goals, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6), to cancel or suspend Awards and to reduce, waive, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award (subject to the restrictions imposed by Section 2.8 hereof) or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A; provided however, except as otherwise provided herein, the Committee may only accelerate the exercisability or vesting of an Award in connection with a Participant’s death, Disability, Retirement, or in connection with a Change in Control.

(b)    Plan Interpretation. The Committee will have the authority and discretion to interpret this Plan, to establish, amend and rescind any rules and regulations relating to this Plan, and to make all other determinations that may be necessary or advisable for the administration of this Plan.

(c)    Defined Terms. The Committee will have the authority to define terms not otherwise defined herein.

(d)    Binding Interpretation. Any interpretation of this Plan by the Committee and any decision made by it under this Plan is final and binding on all persons. No such determinations will be subject to de novo review if challenged in court.

(e)    Compliance with Organizational Documents and Laws. In controlling and managing the operation and administration of this Plan, the Committee shall take action in a manner that conforms to the articles of incorporation and bylaws of the Company and applicable corporate law.

(f)    Blackout Periods. The Committee will have the authority to: (i) suspend a Participant’s right to exercise a Stock Option or a Stock Appreciation Right during a Blackout Period (or similar restricted period) or to exercise in a particular manner (i.e., such as a “cashless exercise” or “broker-assisted exercise”) to the extent that the Committee deems it necessary or in the best interests of the Company in order to comply with the securities laws and regulations issued by the SEC; and (ii) to extend the period to exercise a Stock Option or Stock Appreciation Right by a period of time equal to the Blackout Period, provided that such extension does not violate Section 409A of the Code, the Incentive Stock Option requirements or applicable laws and regulations.

Section 5.3    Delegation by Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under this Plan to one or more Directors or officers of the Company; provided, however, that the Committee may not delegate its authority and powers in any way which would jeopardize this Plan’s qualification under SEC Rule 16b-3 or adversely impact Awards under Rule 16b-3. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4    Information to be Furnished to Committee. As may be permitted by applicable law, the Company and its Affiliates shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Affiliates as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under this Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of this Plan.

Section 5.5    Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 — AMENDMENT AND TERMINATION

Section 6.1    General. The Board may, as permitted by law, at any time, amend or terminate this Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.8, Section 3.3 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under this Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may: (i) materially increase the benefits accruing to Participants under this Plan; (ii) materially increase the aggregate number of securities which may be issued under this Plan, other than pursuant to Section 3.3; or (iii) materially modify the requirements for participation in this Plan, unless the amendment under (i), (ii) or (iii) above is approved by the Company’s stockholders.

Section 6.2    Amendment to Conform to Law and Accounting Changes. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend this Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of: (i) conforming this Plan or the Award Agreement to any present or future law relating to plans of this or a similar nature (including, but not limited to, Code Section 409A); or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of this Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.8 to any Award granted under this Plan without further consideration or action.

ARTICLE 7 — GENERAL TERMS

Section 7.1    No Implied Rights.

(a)    No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in this Plan acquire any right in or title to any assets, funds or property of the Company or any Affiliate whatsoever, including any specific funds, assets, or other property which the Company or any Affiliate, in its sole discretion, may set aside in anticipation of a liability under this Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under this Plan, unsecured by any assets of the Company or any Affiliate, and nothing contained in this Plan shall constitute a guarantee that the assets of the Company or any Affiliate shall be sufficient to pay any benefits to any person.

(b)    No Contractual Right to Employment, Board Membership or Future Awards. This Plan does not constitute a contract of employment or service (including service on the Board), and selection as a Participant will not give any Participant the right to be retained in the employ of, or provide services to, the Company or any Affiliate or any right or claim to any benefit under this Plan, unless such right or claim has specifically accrued under the terms of this Plan. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to receive a future Award under this Plan.

(c)    No Rights as a Stockholder. Except as otherwise provided in this Plan or in the Award Agreement, no Award under this Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2    Transferability. Except as otherwise provided herein, no Award under this Plan can be sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise (each a “Transfer”), other than by will or by the laws of descent and distribution. In addition, no Award under this Plan will be subject to execution, attachment or similar process. Any attempted or purported Transfer of an Award in contravention of this Plan or an Award Agreement will be null and void ab initio and of no force or effect whatsoever. Except as otherwise permitted by the Committee, all rights with respect to an Award granted to a Participant will be exercisable during the Participant’s lifetime only by the Participant.

Except as otherwise so provided by the Committee, ISOs granted under this Plan are not transferable except: (i) as designated by the Participant by will or by the laws of descent and distribution; (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust; or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, that in the case of a transfer within the meaning of this subparagraph (iii), the Stock Option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under this Plan and apply terms and restrictions it deems advisable or appropriate in its sole discretion, subject to applicable laws; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant. Additionally, the Committee may impose such restrictions on any shares of Restricted Stock or shares of Stock acquired pursuant to the exercise of a Stock Option as it may deem advisable or appropriate in its sole discretion, including, but not limited to, restrictions related to applicable federal and state securities laws and the requirements of the NASDAQ Stock Market or any other national Exchange on which shares of Stock are then listed or traded.

Awards of Restricted Stock shall not be transferable prior to the time that such Awards vest in the Participant. A Restricted Stock Unit is not transferable, except in the event of death, prior to the time that the Restricted Stock Unit Award vests and is earned and the property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s beneficiary.

Section 7.3    Designation of Beneficiaries. A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any Beneficiary Designation under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4     Non-Exclusivity. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5    Award Agreement. Each Award granted under this Plan shall be evidenced by an Award Agreement signed by the Participant and the Company. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.

Section 7.6    Form and Time of Elections/Notification Under Code Section 83(b). Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under this Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of this Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.7    Evidence. Evidence required of anyone under this Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8    Tax Withholding. Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy an amount up to a Participant’s highest marginal tax rate provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor required for federal, state and local tax withholding by: (i) with respect to a Stock Option, reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of: (a) the total minimum amount of required tax withholding divided by: (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock Awards and Restricted Stock Units, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the tax withholding in an amount up to a Participant’s highest marginal rate, provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an Award under FASB ASC Topic 718 is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to tax withholding requirements at the Participant’s highest marginal tax rate.

Section 7.9    Action by Company or Affiliate. Any action required or permitted to be taken by the Company or any Affiliate shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or such Affiliate.

Section 7.10    Successors. Subject to the provisions of Section 3.3 and Article 4, all obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11    Indemnification. To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company or an Affiliate to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company or an Affiliate, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s or any Affiliate’s articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company or any Affiliate may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

Section 7.12    No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to this Plan or any Award. Except as otherwise expressly set forth in Section 2.2(b) of this Plan, the Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

Section 7.13    Governing Law. This Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Kansas without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in the State of Kansas shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of this Plan. By accepting any award under this Plan, each Participant and any other person claiming any rights under this Plan agrees to submit himself or herself and any legal action that the Participant brings under this Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14    Benefits Under Other Plans. Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under this Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or an Affiliate that is intended to be qualified under Code Section  401(a).

Section 7.15    Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16    Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in this Plan or in any Award Agreement shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by e-mail or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:

(a)    in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)    in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c)    in the case of e-mail, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.

Section 7.17    Regulatory Requirements. The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

Section 7.18    Mitigation of Excise Tax. Subject to any other agreement providing for the Company’s indemnification of the tax liability described herein, if any payment or right accruing to a Participant under this Plan (without the application of this Section), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate would constitute a “parachute payment,” as defined in Code Section 280G and regulations thereunder, such payment or right will be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under this Plan being subject to an excise tax under Code Section 4999 or being disallowed as a deduction under Code Section 280G. The determination of whether any reduction in the rights or payments under this Plan is to apply will be made by the Committee in good faith after consultation with the Participant, and such determination will be conclusive and binding on the Participant. The Participant will cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose.

Section 7.19    Clawback Policy. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement. In addition, Awards granted hereunder are subject to any clawback policy adopted by the Board from time to time.

ARTICLE 8 — DEFINED TERMS; CONSTRUCTION

Section 8.1    Defined Terms. In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)    “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(b)    “Affiliate” means any corporation or any other entity (including but not limited to partnerships, limited liability companies, joint ventures and Affiliates) controlling, controlled by or under common control with the Company.

(c)    “Affiliated Stock Appreciation Right” means a Stock Appreciation Right that is granted in connection with a related Stock Option and that automatically will be deemed to be exercised at the same time that the related Stock Option is exercised

(d)    “Award” means any Stock Option, Stock Appreciation Right, Restricted Stock or Restricted Stock Unit, Other Stock-Based Award or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under this Plan.

(e)    “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under this Plan. The document is referred to as an agreement, regardless of whether a Participant’s signature is required.

(f)    “Blackout Period” means any period when the Participant is prohibited from trading in securities of the Company pursuant to the Company’s insider trading policy or other policy of the Company or under applicable securities laws, or any period when the exercise of a Stock Option or Stock Appreciation Right would violate applicable securities laws.

(g)    “Board” means the Board of Directors of the Company.

(h)    “Cause” means, for purposes of determining whether and when a Participant has incurred a Termination of Service for Cause, any act or failure to act which: (i) results in removal or permanent prohibition of the Participant from participating in the conduct of Company’s or an Affiliate’s affairs by an order issued under section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 USC 1818(e)(4) and (g)(1); or (ii) permits the Company to terminate the written agreement or arrangement between the Participant and the Company or an Affiliate for “cause” as defined in such agreement or arrangement. In the event there is no such agreement or arrangement or the agreement or arrangement does not define the term “cause,” then “Cause” for purposes of this Plan will mean: (i) an intentional act of fraud, embezzlement, theft, or personal dishonesty; willful misconduct, or breach of fiduciary duty involving personal profit by the Participant in the course of the Participant’s employment; provided, however, that (A) no act or failure to act will be deemed to have been intentional or willful if it was due primarily to an error in judgment or negligence; and (B) an act or failure to act will only be considered intentional or willful if it is not in good faith and if it is without a reasonable belief that the action or failure to act is in the best interest of the Company or Equity Bank; (ii) intentional damage by the Participant to the business or property of the Company or Equity Bank, causing material harm to the Company or Equity Bank; (iii) material breach by the Participant of any provision of any agreement between the Participant and the Company or Equity Bank; (iv) gross negligence or insubordination by Participant in the performance of the Participant’s duties, or the

Participant’s refusal or repeated failure to carry out lawful directives of the Board of Directors of the Company or Equity Bank or of any other supervisor; and (v) removal or permanent prohibition of the Participant from participating in the conduct of the affairs of the Company or Equity Bank by an order issued under subsection 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act, 12 USC sections 1818(e)(4) and (g)(1).

(i)    “Change in Control” has the meaning ascribed to it in Section 4.2.

(j)    “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(k)    “Company” means Equity Bancshares, Inc., a Kansas corporation and any successor thereto. With respect to the definition of Performance Goals, the Committee, in its sole discretion, may determine whether “Company” means Equity Bancshares, Inc. and its Affiliates on a consolidated basis.

(l)    “Consultant” means an individual who is performing services (other than as a Director) for the Company or an Affiliate and is not an Employee. The term Consultant may include retired Directors or advisory board members.

(m)    “Director” means any individual who is a member of the Board.

(n)    “Disability” means the following: (i) if the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or an Affiliate that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have the meaning set forth in such agreement, and (ii) in the absence of such an agreement, “Disability” shall mean disability as defined in the Federal Social Security Act, which qualifies the Participant for permanent disability insurance in accordance with such Act. Disability for purposes of this Plan will not include any disability which is incurred while the Participant is on leave of absence because of military or similar service and for which a governmental pension is payable. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(o)    “Disinterested Board Member” means a member of the Board who: (i) is not a current Employee of the Company or an Affiliate; (ii) is not a former employee of the Company or an Affiliate who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company or an Affiliate; (iv) does not receive compensation from the Company or an Affiliate, either directly or indirectly, for services as a Consultant or in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (v) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required, pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.

(p)    “Dividend Equivalent Rights” means the right to receive a payment, in cash or stock, as applicable, equal to the amount of dividends paid on a share of Stock, as specified in the Award Agreement and under this Plan.

(q)    “Effective Date” has the meaning given in Section 1.1.

(r)    “Employee” means any person employed by the Company or any Affiliate. Directors who are also employed by the Company or an Affiliate shall be considered Employees under this Plan.

(s)    “Exchange” means any national securities exchange on which the Stock may, from time to time, be listed or traded.

(t)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(u)    “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of a Stock Option or the Fair Market Value on the Grant Date with respect to a Stock Appreciation Right.

(v)    “Fair Market Value” means the closing transaction price of a share of Stock as reported on the NASDAQ Stock Market on the date as of which such value is being determined or, if the Stock is not listed on the NASDAQ Stock Market, the closing transaction price of a share of Stock on the principal national stock exchange on which the Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

(w)    “Fiscal Year” means the annual accounting period of the Company.

(x)    “Freestanding Stock Appreciation Right” means a Stock Appreciation Right that is granted independently of any Stock Option.

(y)    “Grant Date” means, with respect to any Award granted under this Plan, the date on which the Award was granted by the Committee, regardless if the Award Agreement to which the Award relates is executed subsequent to such date.

(z)    “Immediate Family Member” means with respect to any Participant: (i) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) and (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) and (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) and (ii) above control more than fifty percent (50%) of the voting interests.

(aa)    “ISO” or “Incentive Stock Option” has the meaning ascribed to it in Section 2.1(a).

(bb)    “Non-Qualified Option” means the right to purchase shares of Stock that is either: (i) granted to a Participant who is not an Employee; or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

(cc)    “Other Stock-Based Awards” has the meaning set forth in Section 2.6 of this Plan.

(dd)    “Participant” means any individual who has received, and currently holds, an outstanding Award under this Plan.

(ee)    “Performance Goals” means the goals which must be attained, as determined by the Committee in its sole discretion, for a Participant to earn an Award within a specified performance period, which shall not be less than one year. The Performance Goals applicable to each Award granted under this Plan to a Participant will provide for a targeted level or levels of financial achievement with respect to one or more of the following business criteria: (i) earnings, including one or more of operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, adjusted EBITDA, economic earnings, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) earnings (as defined in (i), above) as a percentage of revenues; (iii) pre-tax income, after-tax income or adjusted net income; (iv) earnings per share (basic or diluted); (v) operating profit; (vi) revenue, revenue growth or rate of revenue growth; (vii) return on assets (gross or net), return on investment, return on capital, or return on equity; (viii) returns on sales or revenues; (ix) operating expenses; (x) stock price appreciation; (xi) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xii) implementation or completion of critical projects or processes; (xiii) total shareholder return; (xiv) cumulative earnings per share growth; (xv) operating margin or profit margin; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, goals relating to acquisitions, divestitures, joint ventures and/or similar transactions and/or goals relating to budget comparisons; (xviii) working capital; (xix) book value; (xx) customer satisfaction; (xxi) any other measures of performance selected by the Committee; and (xxii) any combination of, or a specified increase or decrease in, any of the foregoing. Such Performance Goals may be measured on a generally accepted accounting principles (GAAP) or non-GAAP basis, and be based solely by reference to the performance of the Company as a whole or any subsidiary, division, business segment or business unit of the Company, or any combination thereof or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to a peer group of other comparable companies, or as compared to the performance of a published or special index deemed applicable by the Committee, including by not limited to, the Standard & Poor’s 500 Stock Index or any other market index. Unless otherwise stated in an Award Agreement a performance goal need not be based on an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Performance Goals may differ from Participant to Participant and from Award to Award.

(ff)    “Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Sections 2.1(b) and 2.3.

(gg)    “Restricted Stock Unit” has the meaning ascribed to it in Sections 2.1(c) and 2.4.

(hh)    “Restriction Period” has the meaning set forth in Section 2.4(b)(iii).

(ii)    “Retirement” means, in the case of an Employee, the termination of employment by a Participant on or after attaining age 65 and after having completed five years of service for reasons other than Cause, death or Disability. The term “Retirement” shall not apply to non-Employee Participants.

(jj)    “SEC” means the United States Securities and Exchange Commission.

(kk)    “Securities Act” means the Securities Act of 1933, as amended from time to time.

(ll)    “Service” means service as an Employee, Consultant or non-Employee Director of the Company or an Affiliate, as the case may be, and shall include service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of sick leave, military leave or any other absence approved by the Company or an Affiliate, in the case of transferees between payroll locations or between the Company, an Affiliate or a successor.

(mm)    “Stock” means the common stock of the Company.

(nn)    “Stock Option” has the meaning ascribed to it in Sections 2.1(a) and 2.2.

(oo)    “Tandem Stock Appreciation Right” means a Stock Appreciation Right that is granted in tandem with a related Stock Option, the exercise of which will require forfeiture of the right to exercise such Stock Option and to purchase an equal number of shares of Stock under the related Stock Option; and, when a share is purchased pursuant to the exercise of such Stock Option, the Stock Appreciation Right will be forfeited to the same extent.

(pp)    “Termination of Service” means the first day occurring on or after a Grant Date on which the Participant ceases to be in the Service of the Company or any Affiliate, regardless of the reason for such cessation, subject to the following:

(i)    in the case of an Employee, means the occurrence of any act or event or any failure to act, whether pursuant to an employment agreement or otherwise, that actually or effectively causes or results in a Participant ceasing, for whatever reason, to be an Employee of the Company or an Affiliate, including, but not limited to, death, Disability, Retirement, termination by the Company or an Affiliate of the Participant’s employment with the Company or an Affiliate (whether with or without Cause) and voluntary resignation or termination by the Participant of his or her employment with the Company or an Affiliate. A Termination of Service will also occur with respect to an Employee who is employed by an Affiliate or with respect to a Consultant who is providing services for an Affiliate if the Affiliate ceases to be an Affiliate of the Company and the Participant does not immediately thereafter become an Employee or Consultant of the Company or another Affiliate. For purposes of this Plan, transfers or changes of the employment or consulting arrangement of a Participant between the Company and an Affiliate (or between Affiliates) will not be deemed a Termination of Service. “Termination of Service” in the case of a Non-employee Director means the failure to be reelected to the Board or resignation or removal from the Board.

(ii)    Except to the extent Section 409A of the Code may be applicable to an Award, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any Award under this Plan constitutes Deferred Compensation (as defined in Section 2.8), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the Company or Affiliate and the Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an Employee, a Consultant or a Director) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(iii)    With respect to a Participant who is both an Employee or a Consultant and a Director, termination of employment as an Employee or Consultant shall not constitute a Termination of Service for purposes of this Plan so long as the Participant continues to provide Service as a Director.

Section 8.2    Construction. In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)    actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)    references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)    in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)    references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)    indications of time of day mean Eastern Time;

(f)    “including” means “including, but not limited to”;

(g)    all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)    all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)    the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)    any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)    all accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet, Smartphone or Tablet - QUICK « « « EASY

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

EQUITY BANCSHARES, INC.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

Your Mobile or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 10:59 p.m., Central Time, on April 25, 2022.

INTERNET www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.
MOBILE VOTING On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares.
MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  ▲

PROXY – EQUITY BANCSHARES, INC.	Please mark your votes like this	X
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES IN PROPOSAL 1, AND “FOR” PROPOSALS 2, 3 and 4.

1. Election of Directors
Class I:	FOR	AGAINST	ABSTAIN
(1) R. Renee Koger	☐	☐	☐
(2) James S. Loving	☐	☐	☐
(3) Jerry P. Maland	☐	☐	☐
(4) Shawn D. Penner	☐	☐	☐

2. Advisory vote to approve the compensation paid to the named executive officers of the Company.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Vote to approve the Equity Bancshares, Inc. 2022 Omnibus Equity Incentive Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. Ratification of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022	FOR ☐	AGAINST ☐	ABSTAIN ☐

Mark here if you plan to attend the meeting.	☐

CONTROL NUMBER

Signature Signature, if held jointly Date , 2022

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholders Meeting to be held April 26, 2022

The Notice of 2022 Annual Meeting, 2022 Proxy Statement

and our 2021 Annual Report to Stockholders are available

at investor.equitybank.com.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EQUITY BANCSHARES, INC.

Annual Meeting of Stockholders

April 26, 2022, 4:00 p.m., Central Time

The 2022 Annual Meeting of Stockholders of Equity Bancshares, Inc. will be held on April 26, 2022 at 4:00 p.m., Central Time, at Wichita Country Club, 8501 E. 13th Street North, Wichita, Kansas 67206.

The undersigned appoints Brad S. Elliott and Eric R. Newell, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Class A common stock, par value $0.01 per share, of Equity Bancshares, Inc. held of record by the undersigned at the close of business on March 1, 2022 at the Annual Meeting of Stockholders of Equity Bancshares, Inc. to be held on April 26, 2022, or at any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 and 4 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is voted at the Annual Meeting.

(Continued and to be marked, dated and signed, on the other side)